                                         REGISTRATION STATEMENT NO. 333-________
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------
                           KEYCORP STUDENT LOAN TRUSTS
                   (Issuer of the Notes and the Certificates)
              ----------------------------------------------------
                       KEY BANK USA, NATIONAL ASSOCIATION
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

           UNITED STATES                                      34-1804148
   (State or other jurisdiction                             (IRS Employer
 of incorporation or organization)                      Identification Number)

                                    KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-6300

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                ------------------------------------------------
                             DANIEL R. STOLZER, ESQ.
                                 VICE PRESIDENT
                          AND ASSOCIATE GENERAL COUNSEL
                                     KEYCORP
                                    KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-6300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                ------------------------------------------------
                                   COPIES TO:

     ROBERT A. SELAK, ESQ.                         REED D. AUERBACH, ESQ.
   THOMPSON HINE & FLORY LLP                    STROOCK & STROOCK & LAVAN LLP
       312 WALNUT STREET                               180 MAIDEN LANE
          SUITE 1400                              NEW YORK, NEW YORK 10038
    CINCINNATI, OHIO 45202
                          -----------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                ------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

    ==============================================================================================================================
                                                                                            PROPOSED MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE     PROPOSED MAXIMUM OFFERING       AGGREGATE OFFERING      REGISTRATION
             TO BE REGISTERED            REGISTERED (1)        PRICE PER UNIT (2)              PRICE (2)              FEE(3)
    ------------------------------------------------------------------------------------------------------------------------------
    Asset Backed Notes and Asset           $1,000,000                 100%                     $1,000,000             $278.00
    Backed Certificates
    ------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also relates to market-making transactions that may be made by McDonald Investments Inc., a KeyCorp Company, an affiliate of the Registrant.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  Calculated pursuant to Rule 457(a) of the Securities Act.

THIS REGISTRATION STATEMENT IS ALSO BEING USED TO REGISTER SECURITIES THAT MAY BE SOLD IN MARKET-MAKING TRANSACTIONS BY AN AFFILIATE OF THE REGISTRANT. THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

THIS REGISTRATION STATEMENT CONTAINS (i) A FORM OF PROSPECTUS SUPPLEMENT, RELATING TO A PUBLIC OFFERING BY KEYCORP STUDENT LOAN TRUSTS (THE "TRUST") OF ASSET BACKED NOTES AND ASSET BACKED CERTIFICATES (COLLECTIVELY, THE "SECURITIES"); (ii) CERTAIN PAGES OF A SECOND FORM OF PROSPECTUS SUPPLEMENT WHICH MAY BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE SECURITIES BY AN AFFILIATE OF THE REGISTRANT AND (iii) A BASE PROSPECTUS RELATING TO THE SECURITIES. THE FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH FORM OF PROSPECTUS SUPPLEMENT ARE ALTERNATE PAGES OF THE MARKET-MAKING FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. ALL OTHER PAGES OF THE PUBLIC OFFERING FORM OF PROSPECTUS SUPPLEMENT FOR THE SECURITIES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.


Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED
[SUBJECT TO COMPLETION DATED JUNE 7, 1999]

                                $
                                 --------------

                          KEYCORP STUDENT LOAN TRUST      -
                                                     ----- ---

                       KEY BANK USA, NATIONAL ASSOCIATION
                                     Seller
                        FLOATING RATE ASSET-BACKED NOTES
                     FLOATING RATE ASSET-BACKED CERTIFICATES

                                 --------------

SECURITIES OFFERED
    o   classes of notes and certificates                      You should carefully consider
        listed in the table below                              the risk factors beginning on
                                                               page S-_ of this prospectus
ASSETS                                                         supplement and page 2 of the
    o   student loans                                          prospectus.
    o   certain student loans guaranteed by federal
        or private guarantors                                  The securities are obligations
                                                               only of the trust.  The
CREDIT ENHANCEMENT                                             securities are not guaranteed
    o   notes                                                  by any person.
         o   subordination of certificates
         o   reserve account                                   The securities are not bank
    o   certificates                                           deposits.
         o   reserve account


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.


                           ORIGINAL                      FINAL
                          PRINCIPAL    INTEREST RATE    MATURITY     PRICE TO     UNDERWRITING    PROCEEDS TO THE
                            AMOUNT      (PER ANNUM)       DATE      PUBLIC (1)      DISCOUNT        SELLER(1)(2)
                          ---------    -------------    --------    ----------    ------------    ----------------
Class A-1 Notes           $                                              %                 %                %
Class A-2 Notes           $                                              %                 %                %
Certificates              $                                              %                 %                %
Total...............      $                                         $                $                 $

(1)      Plus accrued interest, if any, from ___________.
(2)      Before deducting expenses, estimated to be $_______________.

Delivery of the securities will be made on or about ____________, 19__, against payment in immediately available funds.

                             [NAMES OF UNDERWRITERS]

              Prospectus Supplement dated _____________, _________

         YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities and (2) this prospectus supplement, which describes the specific terms of your securities.

         UNTIL ______________, _______ ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                       TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS ........................................................   S-4
RISK FACTORS ............................................................   S-9
FORMATION OF THE TRUST ..................................................   S-15
USE OF PROCEEDS .........................................................   S-17
THE SERVICERS ...........................................................   S-17
THE FINANCED STUDENT LOAN POOL ..........................................   S-20
DESCRIPTION OF THE SECURITIES ...........................................   S-50
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS ....................   S-57
INCOME TAX CONSEQUENCES .................................................   S-79
ERISA CONSIDERATIONS ....................................................   S-79
UNDERWRITING ............................................................   S-81
LEGAL MATTERS ...........................................................   S-82
INDEX OF PRINCIPAL TERMS ................................................   S-84
[ANNEX I]

                                   PROSPECTUS

RISK FACTORS ............................................................     5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .........................    12
FORMATION OF THE TRUSTS .................................................    13
USE OF PROCEEDS .........................................................    14
THE SELLER, THE ADMINISTRATOR AND THE SERVICERS .........................    14
THE STUDENT LOAN POOLS ..................................................    15
THE STUDENT LOAN FINANCING BUSINESS .....................................    17
WEIGHTED AVERAGE LIVES OF THE SECURITIES.................................    45
POOL FACTORS AND TRADING INFORMATION.....................................    48
DESCRIPTIONS OF THE NOTES ...............................................    48
DESCRIPTION OF THE CERTIFICATES .........................................    57
CERTAIN INFORMATION REGARDING THE SECURITIES ............................    58
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS ....................    65
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS ..............................    82
INCOME TAX CONSEQUENCES .................................................    89
PENNSYLVANIA STATE TAX CONSEQUENCES .....................................   102
ERISA CONSIDERATIONS ....................................................   103
PLAN OF DISTRIBUTION ....................................................   105
LEGAL MATTERS ...........................................................   107
INDEX OF PRINCIPAL TERMS ................................................   108

                                SUMMARY OF TERMS

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we recommend that you carefully read this entire prospectus supplement and the accompanying prospectus.

PRINCIPAL PARTIES

     THE TRUST
     o   KeyCorp Student Loan Trust ____-___

     THE SELLER AND ADMINISTRATOR
     o   Key Bank USA, National Association

     THE SERVICERS
     o   Pennsylvania Higher Education Assistance Agency

     o   Great Lakes Higher Education Corporation

     THE ELIGIBLE LENDER TRUSTEE
     o
         -----------------------

     THE INDENTURE TRUSTEE
     o
         -----------------------

     THE GUARANTORS
     o
         -----------------------

DATES

DISTRIBUTION DATES
The 27th day of each ______, _______, ________, and _______ or if the 27th is
not a business day, the next business day. The first distribution date is _________ 2[7]th, _____.

CUTOFF DATE

_______  __________ for the initial student loans and _______  __________ for the subsequent pool student loans.

STATISTICAL CALCULATION DATE
___________, ___________. The statistical calculation date is the date as of which certain information with respect to student loans is presented in this prospectus supplement.

CLOSING DATE
On or about __________.

DESCRIPTION OF THE SECURITIES

OFFERED SECURITIES

o    Two classes of notes and one class of certificates

o Original principal amounts and interest rates are on the cover page of this prospectus supplement

o Securities issued in book-entry form through the Depository Trust Company, Cedelbank and the Euroclear System

o    Minimum denominations of $1,000

TREASURY BILL INDEXED SECURITIES

o
     -----------------------------

LIBOR INDEXED SECURITIES

o
     -----------------------------

INTEREST PAYMENTS

    o Each interest rate is subject to an interest rate cap described in this prospectus supplement under the caption "Description of the Securities" herein.

    o  Interest calculations

        o actual/360 for the ________

        o actual/365 or 366 as applicable
         for the _________

    o Interest not paid on a distribution date due to the interest rate cap may be paid on future distribution dates as described in this prospectus supplement under the caption "Description of the Securities" herein.

PRINCIPAL PAYMENTS

Principal payments on the securities will be made on each distribution date in an amount described in this prospectus supplement under the caption "Description of the Securities" herein.

PRIORITY OF PAYMENTS

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds in the order indicated:

   1.  to the servicers, certain fees;

   2.  to the administrator, certain fees;

   3.  to the holders of the notes, interest on a pro rata basis;

   4.  to the holders of the certificates, interest;

   5. to the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;

   6. to the holders of the notes, principal as follows:

       (a)  to the Class A-1 Notes until paid in full; and then

       (b)  to the Class A-2 Notes until paid in full;

   7. following the date on which the notes have been paid in full, to the holders of the certificates, principal;

   8.  to the servicers, certain fees;

   9. to the holders of the notes, interest due in excess of the interest rate cap, if any, on a pro rata basis;

   10. to the holders of the certificates, interest due in excess of the interest rate cap, if any; and

   11. to the seller, any remaining amounts.

FINAL MATURITY DATES

The unpaid principal amount of each class of securities will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

AUCTION SALE

Any student loans remaining in the trust as of the end of the collection period immediately preceding the __________ distribution date will be offered for sale. The proceeds of any sale will be used to redeem your securities. The auction price must at least equal the unpaid principal amount of the securities, plus accrued and unpaid interest.

OPTIONAL PURCHASE

The seller may repurchase all remaining student loans when the principal balance of the pool of student loans is equal to 5% or less of the initial principal balance of the pool of student loans.

TRUST PROPERTY

THE INITIAL STUDENT LOANS

The initial student loans consist of certain law school, medical school, dental school, graduate business school and other graduate school loans as well as certain undergraduate student loans. The initial student loans have the following characteristics as of ________, _____:

   o   Aggregate principal amount:                               $______________

   o   Weighted average annual percentage rate:                           _____%

   o   Weighted average original term:                            _________ mths

   o   Weighted average remaining term:                           _________ mths

   o   Percent reinsured by the Department of Education                   _____%

   o   Percent not reinsured by the Department of Education               _____%

   o   Percent guaranteed by federal guarantors                           _____%

     o   Percent guaranteed by the Pennsylvania
         Higher Education Assistance Agency                               _____%

     o   Percent guaranteed by American Student Assistance                _____%

     o   Percent guaranteed by Nebraska Student Loan Program              _____%

     o   Percent guaranteed by Educational Credit Management Corporation  _____%

     o   Percent guaranteed by California Student Aid Commission          _____%

     o   Percent guaranteed by New York
         State Higher Education Services Corporation                      _____%

     o   Percent guaranteed by United Student Aid Funds, Inc.             _____%

   o   Percent guaranteed by private guarantors                           _____%

     o   Percent guaranteed by The Educational Resources Institute, Inc.  _____%

     o   Percent guaranteed by HEMAR Insurance Corporation                _____%

   o   Percent of graduate school loans                                   _____%

   o   Percent of undergraduate school loans                              _____%

   o   Percent not guaranteed or reinsured by Department of Education     _____%


The trust will purchase the initial student loans on the closing date.

PRE-FUNDING ACCOUNT

There will be a pre-funding account of approximately $_______________. The trust expects to use those amounts to purchase (1) prior to __________ __, _______ subsequent pool student loans and (2) prior to ________ __, ____, consolidation loans and serial loans, to pay capitalized interest on the pool of student loans and to pay advances for certain fees related to the student loans.

SUBSEQUENT POOL STUDENT LOANS

The subsequent pool student loans consist of certain law school, medical school, dental school, graduate business school and other graduate school loans as well as certain undergraduate student loans. The subsequent pool student loans have the following characteristics as of ____________, ____:

   o   Aggregate principal amount:                              $_______________

   o   Weighted average annual percentage rate:                            ____%

   o   Weighted average original term:                               ______ mths

   o   Weighted average remaining term:                              ______ mths

   o   Percent reinsured by the Department of Education                   _____%

   o   Percent not reinsured by the Department of Education               _____%

   o   Percent guaranteed by federal guarantors                           _____%

     o   Percent guaranteed by the
         Pennsylvania Higher Education Assistance Agency                  _____%

     o   Percent guaranteed by American Student Assistance                _____%

     o   Percent guaranteed by Nebraska Student Loan Program              _____%

     o   Percent guaranteed by Educational Credit Management Corporation  _____%

     o   Percent guaranteed by California Student Aid Commission          _____%

     o   Percent guaranteed by New York
         State Higher Education Services Corporation                      _____%

     o   Percent guaranteed by United Student Aid Funds, Inc.             _____%

   o   Percent guaranteed by private guarantors                           _____%

     o   Percent guaranteed by The Educational Resources Institute, Inc.  _____%

     o   Percent guaranteed by HEMAR Insurance Corporation                _____%

     o   Percent of graduate school loans                                 _____%

     o   Percent of undergraduate school loans                            _____%

     o   Percent not guaranteed or reinsured by Department of Education   _____%

OTHER STUDENT LOANS

Following ________, _______ and prior to ________, ________, the trust expects to purchase other consolidation loans and serial loans made to borrowers with student loans previously purchased by the trust. The trust expects to purchase these other student loans with certain collections on the pool of existing student loans that are not required to be distributed to you or paid to the trustee, the servicers or the administrator.

THE RESERVE ACCOUNT

There will be a reserve account to cover servicing fees, administration fees, interest on the notes and, except as described under "Description of the Transfer and Servicing Agreements -Credit Enhancement" herein, interest on the certificates. Amounts on deposit in the reserve account also will be available, if necessary, to reduce the principal balance of each class of securities to zero on its respective final maturity date.

Initially, the account will be $___________. On each distribution date, any available funds remaining after making all prior required distributions will be deposited into the reserve account.


TAX STATUS

Thompson Hine & Flory LLP, as federal tax counsel to the trust, is of the opinion that (1) the trust will not be treated as an association or a publicly traded partnership taxable as a corporation and (ii) the notes will be characterized as indebtedness for federal income tax purposes. Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.

Kirkpatrick & Lockhart LLP, as Pennsylvania tax counsel to the trust is of the opinion that the same characterizations of the notes and the trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" herein the notes are eligible for purchase by employee benefit plans.

The certificates may not be acquired by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended or by any other entity that is deemed to hold assets of such plan or arrangement.

RATINGS

At least two nationally recognized rating agencies (each a "Rating Agency" and together, the "Rating Agencies") must each rate the notes in the highest investment rating category and must rate the certificates in one of the four highest investment rating categories.

                                  RISK FACTORS

         We recommend that you consider the following risk factors together with all the information contained in this prospectus supplement (this "Prospectus Supplement") and the related prospectus (the "Prospectus") in deciding whether to purchase any of the securities.

YOU MAY HAVE DIFFICULTY
  SELLING YOUR
  SECURITIES                        The securities will not be listed on any
                                    securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities.
                                    The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.
                                    There have been times in the past where
                                    there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ARE
  INSUFFICIENT TO MAKE
  PAYMENTS ON THE SECURITIES,
  YOU MAY INCUR A LOSS              The trust is not permitted to have any
                                    significant assets or sources of funds other than the student loans, the guarantee agreements, the reserve account, the escrow account and the pre-funding account. The notes and the certificates will not be insured or guaranteed by any entity.
                                    Consequently, you must rely for repayment upon payments only from the trust's assets.
                                    If the pre-funding account and the reserve account are exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the securities and you could suffer a loss. You will have no claim to any amounts properly distributed to Key Bank USA, National
                                    Association or the servicers from time to time.

THE TRUST'S PURCHASE OF
  STUDENT LOANS AT A
  PREMIUM MAY RESULT
  IN LOSSES                         The original principal amount of the
                                    securities will be equal to approximately
                                    ________% of the sum of the outstanding
                                    principal
                                    balance of the student loans as of the
                                    cutoff date and the amount deposited in the pre-funding account, the reserve account and the collection account on the closing date.
                                    In addition, each subsequent pool student loan will be purchased by the trust for an amount equal to _____% of the principal balance thereof. In addition, _____% of the initial pool of student loans and ____% of the subsequent pool student loans have repayment terms that require borrowers to make only interest payments for the first two years after entry into repayment. We cannot assure you as to when the aggregate principal amount of the securities will be equal to or less than the sum of the principal amount of the pool of student loans and the amounts on deposit in the reserve account. If the student loans were liquidated at a time when the outstanding principal amount of the securities exceeded the sum of the principal amount of the student loans, the amount on deposit in the pre-funding account and the amounts on deposit in the reserve account, you may suffer a loss.

THE CERTIFICATES WILL
    ABSORB CASH SHORTFALLS AND
    LOSSES BEFORE THE NOTES         The rights of the holders of certificates to
                                    receive payments of interest are
                                    subordinated to the rights of the holders of notes to receive payments of interest. The holders of certificates will not receive any payments of principal until the notes are paid in full. Consequently, amounts available to cover cash shortfalls will be applied to the payment of interest on the notes before payment of interest on the certificates. In addition, if the pool of student loans is liquidated because of an event of default under the indenture or the insolvency of Key Bank USA, National
                                    Association, all amounts due on the notes will be payable before any amounts are payable on the certificates. Additionally, if the outstanding principal balance of the notes is in excess of a specified amount, described under "Description of the Transfer and Servicing Agreements - Credit
                                    Enhancement" herein, principal will be
                                    payable to the holders of the notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the certificates. If amounts otherwise allocable to the certificates are used to fund payments of interest or principal on the notes, distributions on the certificates may be delayed or reduced.

THE CHARACTERISTICS OF THE
    STUDENT LOANS MAY CHANGE        Certain characteristics of the student loans
                                    will vary from the characteristics of the initial student loans and the subsequent pool student loans due to the trust's purchase of consolidation loans and serial loans. The distribution by weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the student loans after each transfer of additional student loans to the trust and the remaining term of the deferral and forbearance periods.

                                    The seller currently makes available and may in the future make available certain incentive programs to borrowers. The effect of these incentive programs may be to reduce the yield on the initial pool of student loans. If any incentive program reduces the yield on the affected student loan and is not required by the Higher Education Act of 1965, that program will be applicable to student loans in the trust only if the trust receives payment from the seller in an amount sufficient to offset the related yield reduction.

YOUR YIELD TO MATURITY MAY BE
    REDUCED BY PREPAYMENTS,
    DELINQUENCIES
    AND DEFAULTS                    The pre-tax return on your investment is
                                    uncertain and will depend on a number of factors including the following:

                                    o THE RATE OF RETURN OF PRINCIPAL IS
                                    UNCERTAIN. The amount of distributions of principal on the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans.

                                    o YOU MAY RECEIVE A LARGE PRINCIPAL
                                    PREPAYMENT ON ______ __, ___. If the amount in the pre-funding account is not fully used to purchase the subsequent pool student loans on _________, ___, you may receive a principal prepayment. If the amount remaining is $___________ or less, the indenture trustee will distribute such amount on the Class A-1 Notes; otherwise the indenture trustee will distribute the amount on each class of securities, pro rata, based on the initial principal balance of each class of securities.

                                    o YOU MAY RECEIVE A PREPAYMENT OF PRINCIPAL
                                    AT END OF FUNDING PERIOD. If the amount in the pre-funding account is not fully used to purchase other subsequent student loans by the end of the funding period, you may receive a principal prepayment. If the amount remaining is $________ or less, the indenture trustee will distribute the amount on each class of securities, pro rata, based on the initial principal balance of the securities.

                                    o YOU MAY NOT BE ABLE TO REINVEST
                                    DISTRIBUTIONS IN COMPARABLE INVESTMENTS.
                                    Asset backed securities, like the
                                    securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

                                    o AN EARLY TERMINATION WILL SHORTEN THE LIFE
                                    OF YOUR INVESTMENT WHICH MAY REDUCE YOUR
                                    YIELD TO MATURITY. Your investment in the securities may end before you desire if (1) the indenture trustee successfully conducts an auction sale or (2) the seller exercises its option to purchase all of the assets of the trust. Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. In addition, you may not be able to reinvest the principal you receive at a rate comparable to that on your securities.

YOU MAY NOT RECEIVE CURRENT
    PAYMENTS AT THE APPLICABLE
    INTEREST RATE                   You may not be paid interest at the related
                                    note rate or certificate rate as a result of an interest rate cap. The interest rate cap may be triggered as a result of:

                                    o   The difference between the indices used
                                        to calculate interest on the student
                                        loans and the applicable index used to
                                        calculate interest on the securities.

                                    o   The principal balance of the student
                                        loans will initially be less than the
                                        aggregate principal amount of the
                                        securities. Consequently, the aggregate
                                        principal balances of the student loans
                                        on which interest will be collected will be less than the principal amount of the securities.

                                    o The interest rate cap will be reduced as a result of the trust's obligation to pay certain amounts to the Department of Education or to repay certain amounts to borrowers.

                                    Although you may receive interest not paid because of the interest rate cap on subsequent distribution dates, we cannot assure you that there will be sufficient funds available for that purpose. If the note rate or certificate rate is limited by the interest rate cap, the market value and liquidity of your securities may decline.

COMPUTER PROBLEMS IN THE
    YEAR 2000 MAY RESULT IN
    LOSSES Many computers and computer chips were not programmed to recognize more than two digits in a year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. To the extent that the systems of any servicer, the administrator, the guarantors, the eligible lender trustee or the indenture trustee have such problems in the year 2000 and later, the amount and timing of distributions to noteholders and certificateholders could be adversely affected.

                                    The Department of Education has undertaken a year 2000 compliance project to address year 2000 issues. Information regarding the Department of Education's year 2000 efforts can be obtained at the Department of Education's site on the World Wide Web at http://www.ed.gov. Officials at the Department of Education have made statements to the public acknowledging that the Department of Education has been placed on the Office of Management and Budget's "watch list" for not meeting certain milestones toward year 2000 compliance. Any failure by the Department of Education to resolve any year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of year 2000 issues may have a material adverse effect on the Federal Family Education Loan Program, the federal guarantors and you.

WITHDRAWAL OR DOWNGRADING
    OF INITIAL RATINGS WILL
    ADVERSELY AFFECT THE PRICES
    FOR THE SECURITIES              A security rating is not a recommendation to
                                    buy, sell or hold securities. Similar
                                    ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after the securities are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable securities. The ratings do not address the likelihood of the ultimate payment to you of any interest not paid as a result of the interest rate cap.

THE SECURITIES ARE NOT
    SUITABLE INVESTMENTS
    FOR ALL INVESTORS               The securities are not a suitable investment
                                    if you require a regular or predictable
                                    schedule of payments or payment on any
                                    specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                             FORMATION OF THE TRUST

THE TRUST

         KeyCorp Student Loan Trust _____- (the "Trust") is a trust formed under the laws of the State of New York pursuant to the Amended and Restated Trust Agreement dated as of ________, ____ (as amended and supplemented from time to time, the "Trust Agreement") between Key Bank USA, National Association (the "Seller") and The First National Bank of Chicago, as trustee (the "Eligible Lender Trustee") for the transactions described in this Prospectus Supplement. The assets of the Trust will include certain law school, medical school, dental school, graduate business school and other graduate school student loans and certain undergraduate student loans (collectively "Student Loans"). Such Student Loans will be acquired by the trust from the Seller on ____, 199_ (the "Closing Date") and from time to time thereafter (collectively, the "Financed Student Loans"). The Financed Student Loans will consist of Financed Student Loans that are reinsured by the United States Department of Education (the "Department") (collectively, "Financed Federal Loans") and Financed Student Loans that are not reinsured by the Department or any other government agency (collectively, "Financed Private Loans").

         The Trust will not engage in any activity other than

         o acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom

         o        issuing the Certificates and the Notes

         o        making payments thereon and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Trust will be initially capitalized with equity of $____________ excluding amounts deposited in the Reserve Account in the name of the Indenture Trustee by the Seller on the Closing Date, representing the initial principal balance of the Floating Rate Asset Backed Certificates (the "Certificates"). Certificates with an original principal balance of approximately $___________ will be sold to and retained by the Seller and the remaining Certificates will be sold to third-party investors that are expected to be unaffiliated with the Seller, the Servicers, the Guarantors, the Trust or the Department. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Sale and Servicing Agreement dated as of ______ __, ____ among the Trust, the Seller, the Administrator, the Servicers, and the Eligible Lender Trustee (the "Sale and Servicing Agreement") and to fund the deposit of $___________ (the "Pre-Funded Amount") into an account to be maintained by the Indenture Trustee (the "Pre-Funding Account"). The Seller will use a portion of the net proceeds it receives from the sale of the Initial Financed

Student Loans to make a deposit of $__________ on the Closing Date into the Reserve Account (the "Reserve Account Initial Deposit").

         Upon the consummation of such transactions, the property of the Trust will consist of

         (a) a pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

         (b) all funds collected in respect thereof on or after _______ __, ____,

         (c) all Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Financed Private Loans to the extent guaranteed or insured by third parties and assigned to the Trust by the Seller (the "Assigned Rights"), and

         (d) all moneys and investments on deposit in an account in the name of the Indenture Trustee (the "Collection Account"), the Pre-Funding Account, an account in the name of the Indenture Trustee (the "Escrow Account") and the
                  Reserve Account.

To facilitate servicing and to minimize administrative burden and expense, the Servicers will be appointed by the Eligible Lender Trustee the custodians of the promissory notes representing the Financed Student Loans that each services on behalf of the Trust.

         "Initial Financed Student Loans" means the Student Loans transferred by the Seller to the Trust as of the Closing Date having an aggregate principal balance of approximately $______________ as of ______ __, ____ (the "Statistical Cutoff Date").

ELIGIBLE LENDER TRUSTEE

         The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement pursuant to which the Eligible Lender Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust. The First National Bank of Chicago principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60607 and its New York offices are located at First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005.

         The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans that are guaranteed (each a "Guarantee Agreement" and collectively, the "Guarantee Agreements"). The Eligible Lender Trustee qualifies as an eligible lender and owner of all Student Loans that are reinsured by the Department (the "Federal Loans") and all student loans that are not reinsured by the Department (the "Private

Loans") for all purposes under the Higher Education Act of 1965 (the "Higher Education Act") and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments (as such term is defined in the Prospectus) from any of Pennsylvania Higher Education Assistance Agency ("PHEAA"), American Student Assistance ("ASA"), Nebraska Student Loan Program ("NSLP") or Educational Credit Management Corporation ("ECMC") (collectively, the "Federal Guarantors") and any Federal Assistance (as such term is defined in the Prospectus) with respect to such Financed Federal Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans" herein.

         The Eligible Lender Trustee's liability in connection with the issuance and sale of the Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes") and Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Notes") and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements" herein. The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

         In consideration for its performance of its obligations under the Sale and Servicing Agreement, the Eligible Lender Trustee will be entitled to receive an annual fee of $________.

                                 USE OF PROCEEDS

         After making the deposit of the Pre-Funded Amount to the Pre-Funding Account, the balance of the net proceeds from the sale of the Certificates and the Notes will be paid by the Trust to the Seller in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date. The Seller will use such proceeds paid to it (x) to make the Reserve Account Initial Deposit and an initial deposit into the Collection Account and (y) for general corporate purposes.

                                  THE SERVICERS

PHEAA

         PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of __________ __, ____ it had approximately _______ employees.

         As of __________ ___, _____, PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $________. As of ___________ ___, _____, PHEAA owned approximately $__________ outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $________.

         PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $_________ principal amount of Stafford Loans (as such term is defined in the Prospectus) and approximately $_________ principal amount of Parent Loans for Undergraduate Students ("PLUS Loans") and SLS Loans (as such term is defined in the Prospectus) under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $________ as of ________ ___, ____.

         PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of ________ ___, ____, PHEAA was servicing under its full service operation approximately 1.1 million student loan accounts representing approximately $_________ outstanding principal amount for more than ____ customers and under its remote servicing operation, approximately ________ student loans representing approximately $_________ outstanding principal amount for ___ customers.

         The above information relating to PHEAA has been obtained from PHEAA and the Seller has not conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to holders of Notes and Certificates (collectively, "Securityholders") upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

GREAT LAKES

         As of ________, ____, Great Lakes Higher Education Corporation ("GLHEC," and together with PHEAA, the "Servicers" and each a "Servicer") serviced _________ student and parental accounts with an outstanding balance of $_______ for ______ lenders nationwide. Less than __% of the portfolio serviced by GLHEC is made up of loans to students at for-profit trade schools. As of ________, ____, __% of the portfolio serviced by GLHEC was in repayment status,
__% was in grace status and the remaining __% was in interim status.

         The staff and management at GLHEC take the issue of year 2000 compliance very seriously. GLHEC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHEC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems. The remedies available to the issuer or other third parties shall be subject to the terms and limitations of its servicing agreement with GLHEC.

         GLHEC had adopted a structured management approach to ensuring its systems are compliant. The Chief Information Officer has been assigned overall responsibility for year 2000 compliance. GLHEC has not evaluated any computer system, product or procedure of any third party with whom GLHEC exchanges data, including but not limited to, the Department, schools or lenders. Accordingly, GLHEC is unable to provide any assurances regarding the year 2000 compliance of any third parties or their effect on GLHEC's ability to properly perform its activities.

         GLHEC will provide a copy of its most recent audited financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

SERVICES AND FEES OF SERVICERS

         Pursuant to the Sale and Servicing Agreement and except as otherwise expressly assumed by the Administrator, each of PHEAA and GLHEC has agreed as a Servicer to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. PHEAA will be Servicer with respect to approximately _____% of the outstanding principal balance of the Initial Financed Student Loans and GLHEC will be the Servicer with respect to approximately _____% of the outstanding principal balance of the Initial Financed Student Loans. As of the Statistical Cutoff Date, PHEAA will be the Servicer with respect to approximately ___% of the outstanding principal balance of the Student Loans in the pool of Student Loans currently owned by the Seller (the "Subsequent Pool") to be purchased from funds on deposit in the Subsequent Pool Pre-Funding Subaccount and GLHEC will be the Servicer with respect to approximately __% of the outstanding principal balance of the Student Loans in the Subsequent Pool. With respect to the Financed Student Loans it is servicing for the Trust, each Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Servicer has serviced Student Loans on behalf of the Seller and otherwise in compliance with all applicable standards and procedures. In addition, each Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

         In consideration for performing its obligations under the Sale and Servicing Agreement, the Servicers will receive, subject to certain limitations described herein, a monthly fee payable by the

Trust on or about the twenty-seventh day of each month (the "Monthly Servicing Payment Date") generally equal to the sum of (a) the per annum percentage specified in the schedule delivered to the Eligible Lender Trustee on the Closing Date (the "Servicing Fee Percentage") of the principal balance of the Financed Student Loans serviced by such Servicer as of the last day of the preceding calendar month and (b) in the case of PHEAA, certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. See "Description of Transfer and Servicing Agreements--Servicing Compensation" herein.


                         THE FINANCED STUDENT LOAN POOL

GENERAL

         The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Statistical Cutoff Date and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller as of the applicable Subsequent Cutoff Dates.

         The Financed Student Loans will be selected from the Seller's portfolio of Student Loans by several criteria, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following:

         1.       Each Financed Student Loan

                  (a) was originated in the United States or its territories or possessions under and in accordance with the Programs (as such term is defined in the Prospectus) (including, in the case of borrowers of Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who, with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, has graduated or otherwise left graduate school or is expected to graduate or otherwise leave graduate school by _____________, ____,

                  (b) contains terms in accordance with those required by the Programs, the applicable Guarantee Agreements and other applicable requirements, and

                  (c) with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, is not more than 180 days past due as of the Statistical Cutoff Date or, with respect to the Other Subsequent Student Loans or Other Student Loans not more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be.

         2. As of the Statistical Cutoff Date, no Initial Financed Student Loan and no Subsequent Pool Student Loan had a borrower who was noted in the related records of the Servicers as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created. Any Subsequent Pool Student Loan in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust.

         3. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of, and no Subsequent Pool Student Loan as of the date of its transfer to the Trust will consist of, a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party.

         4. No selection procedures believed by the Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

         5. The Financed Student Loans will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans.

         6. As of the Statistical Cutoff Date, none of the Initial Financed Student Loans and none of the Subsequent Pool Student Loans are non-performing Student Loans. Non-performing Student Loans are Student Loans which are in default and the Seller expects to write-off as a loss.

         Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods (as such term is defined in the Prospectus)or Forbearance Periods (as such term is defined in the Prospectus), the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

         The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of Subsequent Pool Student Loans, Other Subsequent Student Loans or Fee Advances (as such term is defined in the Prospectus), in each case originated by the Seller in accordance with the Programs and other applicable requirements. Such Subsequent Pool Student Loans, Other Subsequent Student Loans and Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

         Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of the Subsequent Pool Student Loans and other Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the remaining term to maturity of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of Deferral Periods and Forbearance Periods with respect thereto.

THE FINANCED STUDENT LOANS AND SUBSEQUENT POOL STUDENT LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. Regularly scheduled payments and prepayments of such Subsequent Pool Student Loans (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth herein. Moreover, such Subsequent Pool Student Loans may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Subsequent Pool Student Loans when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Pool Student Loans will vary materially.

                  COMPOSITION AS OF THE STATISTICAL CUTOFF DATE

KEYCORP STUDENT LOAN TRUST     INITIAL POOL     SUBSEQUENT POOL     TOTAL
--------------------------     ------------     ---------------     -----
Aggregate Outstanding
  Balance(1)
Number of Borrowers
Average Outstanding
  Balance Per Borrower
Number of Loans
Average Outstanding
  Balance Per Loan
Weighted Average
  Remaining Term
  to Maturity(2)
Weighted Average Annual
  Borrower Interest Rate(3)

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $______________ with respect to the Initial Financed Student Loans and $______, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date.

(2) Determined from the date of origination or the Statistical Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans or Subsequent Pool Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus. The weighted average spread, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans were in repayment as of the Statistical Cutoff Date with respect to the Initial Financed Student Loans. The weighted average spread, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans were in repayment as of the Statistical Cutoff Date with respect to the Subsequent Pool Student Loans.

                  DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                          INITIAL POOL                        SUBSEQUENT POOL
                               -----------------------------------  -----------------------------------
                                          AGGREGATE                             AGGREGATE    PERCENT OF
                                         OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT
                               NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL
                               OF LOANS   BALANCE(1)    BALANCE      LOANS      BALANCE (2)   BALANCE
                               --------  -----------  ------------  ---------  ------------  ----------
Stafford Subsidized Loans
Stafford Unsubsidized Loans
Federal Consolidation Loans
SLS Loans
Bar Examination Loans
Business Loans
Private Consolidation Loans
Dental Loans
Graduate Loans
Law Loans
Medical Loans
Residency Loans
ADEAL Loans
Key Alternative Loans
         Total
                                            TOTAL
                               ----------------------------------
                                           AGGREGATE
                                          OUTSTANDING  PERCENT OF
                               NUMBER OF   PRINCIPAL      POOL
                                 LOANS      BALANCE      BALANCE
                               ---------  -----------  ----------
Stafford Subsidized Loans
Stafford Unsubsidized Loans
Federal Consolidation Loans
SLS Loans
Bar Examination Loans
Business Loans
Private Consolidation Loans
Dental Loans
Graduate Loans
Law Loans
Medical Loans
Residency Loans
ADEAL Loans
Key Alternative Loans
         Total


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

    DISTRIBUTION BY BORROWER INTEREST RATE AS OF THE STATISTICAL CUTOFF DATE


                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      POOL
                     OF LOANS   BALANCE(2)    BALANCE      LOANS      BALANCE (3)   BALANCE     LOANS      BALANCE      BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ----------
Less than 7.50%(1)
7.50% to 7.99%
8.00% to 8.49%
8.50% to 8.99%
9.00% and above
     Total

(1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

 DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      POOL
                     OF LOANS   BALANCE(2)    BALANCE      LOANS      BALANCE (3)   BALANCE     LOANS      BALANCE      BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ----------
Less than $1,000
$1,000 to $1,999
$2,000 to $2,999
$3,000 to $3,999
$4,000 to $4,999
$5,000 to $5,999
$6,000 to $6,999
$7,000 to $7,999
$8,000 to $8,999
$9,000 to $9,999
$10,000 to $10,999
$11,000 to $11,999
$12,000 to $12,999
$13,000 to $13,999
$14,000 to $14,999
$15,000 to $15,999
$16,000 to $16,999
$17,000 to $17,999
$18,000 to $18,999
$19,000 to $19,999
$20,000 to $20,999
$21,000 to $21,999
$22,000 to $22,999
$23,000 to $23,999
$24,000 to $24,999

                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      POOL
                     OF LOANS   BALANCE(2)    BALANCE      LOANS      BALANCE (3)   BALANCE     LOANS      BALANCE      BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ----------
$25,000 to $25,999
$26,000 to $26,999
$27,000 to $27,999
$28,000 to $28,999
$29,000 to $29,999
$30,000 and above
     Total

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $_____, with respect to the Initial Financed Student Loans, and $______, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans and loans which are Subsequent Pool Student Loans. If both pools were combined, the number of borrowers would be $____ and the average outstanding principal balance per borrower would be $_____.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_____ as of the Statistical Cutoff Date.

              DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY
                        AS OF THE STATISTICAL CUTOFF DATE

                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      POOL
                     OF LOANS   BALANCE(2)    BALANCE      LOANS      BALANCE (3)   BALANCE     LOANS      BALANCE      BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ----------
12 and below(1)
13 to 24
25 to 48
49 to 60
61 to 72
73 to 84
85 to 96
97 to 108
109 to 120
121 to 180
181 to 240
241 and above
     Total

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan or Subsequent Pool Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

    DISTRIBUTION BY BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      POOL
                     OF LOANS   BALANCE(2)    BALANCE      LOANS      BALANCE (3)   BALANCE     LOANS      BALANCE      BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ----------
In School(1)
Grace
Deferral
Forbearance
Repayment
First year in
repayment
Second year in repayment
More than two years in repayment
   Total

(1) Refers to the status of the borrower of each Initial Financed Student Loan or Subsequent Pool Student Loan to be added, in each case, as of the Statistical Cutoff Date: such borrower may still be attending law school, medical school, dental school, graduate business school, or another type of graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

                     SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                          BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                                   STATISTICAL CUTOFF DATE(1)

                               INITIAL POOL                                       SUBSEQUENT POOL
              --------------------------------------------------  --------------------------------------------------
              IN-SCHOOL  GRACE  DEFERRAL  FORBEARANCE  REPAYMENT  IN-SCHOOL  GRACE  DEFERRAL  FORBEARANCE  REPAYMENT
              ---------  -----  --------  -----------  ---------  ---------  -----  --------  -----------  ---------
In-School
Grace
Deferral
Forbearance
Repayment
   Total

                                 TOTAL
              --------------------------------------------------
              IN-SCHOOL  GRACE  DEFERRAL  FORBEARANCE  REPAYMENT
              ---------  -----  --------  -----------  ---------
In-School
Grace
Deferral
Forbearance
Repayment
   Total

(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.

           GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING MORE THAN 4%
       OF THE AGGREGATE POOL BALANCE AS OF THE STATISTICAL CUTOFF DATE(1)

                               INITIAL POOL
                     -----------------------------------
                                AGGREGATE
                               OUTSTANDING   PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL
                     OF LOANS   BALANCE(2)    BALANCE
                     --------  -----------  ------------
New York
California
Virginia
Texas
Pennsylvania
Florida
Massachusetts
New Jersey
All Other
  States(4)
    Total
                              SUBSEQUENT POOL
                     -----------------------------------
                                 AGGREGATE    PERCENT OF
                                OUTSTANDING   SUBSEQUENT
                     NUMBER OF   PRINCIPAL       POOL
                      LOANS      BALANCE (3)   BALANCE
                     ---------  ------------  ----------
California
Massachusetts
New York
New Jersey
Virginia
                                  TOTAL
                     ----------------------------------
                                 AGGREGATE
                                OUTSTANDING  PERCENT OF
                     NUMBER OF   PRINCIPAL      POOL
                      LOANS      BALANCE      BALANCE
                     ---------  -----------  ----------
New York
California
Virginia
Massachusetts
Texas
Pennsylvania
Florida
New Jersey


(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans and the Subsequent Pool Student Loans shown on the Servicers' records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $_______ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon of $______ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(4) Includes all other states, none of which exceeds 4% of the aggregate Pool Balance.

      DISTRIBUTION BY LOAN REPAYMENT TERM AS OF THE STATISTICAL CUTOFF DATE

                                   INITIAL POOL                            SUBSEQUENT POOL
                       ------------------------------------  -------------------------------------
                                  AGGREGATE                              AGGREGATE
                                 OUTSTANDING    PERCENT OF              OUTSTANDING   PERCENT OF
        LOAN            NUMBER    PRINCIPAL      INITIAL       NUMBER    PRINCIPAL      INITIAL
  REPAYMENT TERMS      OF LOANS   BALANCE(1)   POOL BALANCE   OF LOANS   BALANCE(2)   POOL BALANCE
  ---------------      --------  -----------   ------------   --------  -----------   ------------
Level Payment
Interest Only(3)
Graduated Payment(4)
Other (5)
     Total
                                   TOTAL
                       -----------------------------------
                                 AGGREGATE
                                OUTSTANDING   PERCENT OF
        LOAN            NUMBER   PRINCIPAL      INITIAL
  REPAYMENT TERMS      OF LOANS   BALANCE     POOL BALANCE
  ---------------      -------- -----------   ------------
Level Payment
Interest Only(3)
Graduated Payment(4)
Other (5)
     Total


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments which will amortize the then outstanding principal balance of the loan over the then remaining term and then to begin making payments of both interest and principal.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(5)      Loan still not in repayment status.

         DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT
                               AS OF THE STATISTICAL CUTOFF DATE

                                   INITIAL POOL                            SUBSEQUENT POOL
                       ------------------------------------  -------------------------------------
                                  AGGREGATE                              AGGREGATE
                                 OUTSTANDING    PERCENT OF              OUTSTANDING    PERCENT OF
      DATE OF           NUMBER    PRINCIPAL      INITIAL       NUMBER    PRINCIPAL      INITIAL
  DISBURSEMENT(1)      OF LOANS   BALANCE(2)   POOL BALANCE   OF LOANS   BALANCE(3)   POOL BALANCE
  ---------------      --------  -----------   ------------   --------  -----------   ------------
Pre October 1, 1993
October 1, 1993 to
   Present
     Total
                                   TOTAL
                       ------------------------------------
                                  AGGREGATE
                                 OUTSTANDING    PERCENT OF
      DATE OF           NUMBER    PRINCIPAL      INITIAL
  DISBURSEMENT(1)      OF LOANS   BALANCE      POOL BALANCE
  ---------------      --------  -----------   ------------
Pre October 1, 1993
October 1, 1993 to
   Present
     Total


(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

                    DISTRIBUTION OF FINANCED STUDENT LOANS BY
         NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      POOL
                     OF LOANS   BALANCE(1)    BALANCE      LOANS      BALANCE (2)   BALANCE     LOANS      BALANCE      BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ----------
Days Delinquent
  0-30
 31-60
 61-90
 90-120
120-150
150-180
   Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans (as such term is defined in the Prospectus) or Consolidation Loans (as such term is defined in the Prospectus) made under the Federal Direct Student Loan Program (as such term is defined in the Prospectus ) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans.

         To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller
(x) after the Loan Purchase Termination Date or (y) from another lender at any time, Noteholders (as such term is defined in the Prospectus ) (and after the Notes have been paid in full, Certificateholders (as such term is defined in the Prospectus )) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans; provided, that if the Seller makes any such Consolidation Loan during the Funding Period or prior to the Loan Purchase Termination Date (in which event the Seller will then sell that Consolidation Loan to the Eligible Lender Trustee, to the extent that funds are available in the Escrow Account and during the Funding Period, the Pre-Funding Account or following the Funding Period but prior to the Loan Purchase Termination Date, the Collection Account from amounts which constitute Available Loan Purchase Funds, for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan disbursed on or after October 1, 1993 even if the Underlying Federal Loans (as such term is defined in the Prospectus) were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans" in the Prospectus. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans on or after the Loan Purchase Termination Date or by another lender at any time.

         In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Servicers are obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that with respect to any Financed Student Loan that has the benefit of a Guarantee Agreement, any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the Prospectus. See also "Description of the Transfer and Servicing Agreements--Additional Fundings" herein and in the Prospectus regarding the prepayment of principal to Noteholders and Certificateholders if as of ________ ____, ____ (the "Special Determination Date") the Subsequent Pool Pre-Funded Amount has not been reduced to zero and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period. See also, "--Insolvency Event" in the Prospectus regarding the sale of the Financed Student Loans if a Seller Insolvency Event (as such term is defined in the Prospectus) occurs and "--Termination" herein and in the Prospectus regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans occurs on or after the ____ 200__ Distribution Date. [In addition, in the event a TERI Trigger Event occurs, the holders of Notes and Certificates may receive accelerated payments of principal.] Any reinvestment risk from such accelerated payment of principal will be borne by the holders of Notes and Certificates receiving such prepayment.

         On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods (as defined in the Prospectus, each a "Grace Period"), Deferral Periods and, under certain circumstances, Forbearance Periods [or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust prior to the Loan Purchase Termination Date] or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates of the Notes and the Certificates.

         The rate of prepayment on the Financed Student Loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the Trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

         "Available Loan Purchase Funds" means with respect to any Collection Period and any Transfer Date after the Funding Period, the excess of Available Funds (with certain exceptions) for the Collection Period relating to the Distribution Date next succeeding such Transfer Date that are on deposit in the Collection Account on such Transfer Date (before giving effect to any application thereof) over the accrued expected expense payment for such Distribution Date as specified in the Sale and Servicing Agreement.

         The "Initial Pool Balance" will equal $_____________ plus the aggregate increase in the Pool Balance during the Funding Period (by the Special Determination Date) occurring as a result of the purchase of Subsequent Pool Student Loans.

         "Loan Purchase Termination Date" means ____________, ___________.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         Each Financed Federal Loan will be required to be guaranteed by one of the Federal Guarantors and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments (as such term is defined in the Prospectus) and, with respect to each Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan (as such term is defined in the Prospectus, each an )) or Consolidation Loan where none of the Underlying Federal Loans were Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments (as such term is defined in the Prospectus) paid by the Department. As of the Statistical Calculation Date, approximately ___% (by aggregate principal balance) of the Financed Private Loans that constitute the Initial Financed Student Loans and the Subsequent Pool Student Loans will be required to be guaranteed or insured as to principal and interest by The Educational Resources Institute, Inc. ("TERI") or HEMAR Insurance Corporation of America ("HICA" and together with TERI, the "Private Guarantors").

         The following tables provide information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                               INITIAL POOL                        SUBSEQUENT POOL                         TOTAL
                     -----------------------------------  -----------------------------------  ----------------------------------
                                AGGREGATE                             AGGREGATE    PERCENT OF              AGGREGATE
                               OUTSTANDING   PERCENT OF              OUTSTANDING   SUBSEQUENT             OUTSTANDING  PERCENT OF
                     NUMBER     PRINCIPAL   INITIAL POOL  NUMBER OF   PRINCIPAL       POOL     NUMBER OF   PRINCIPAL      TOTAL
                     OF LOANS   BALANCE(1)    BALANCE      LOANS      BALANCE (2)   BALANCE     LOANS      BALANCE     POOL BALANCE
                     --------  -----------  ------------  ---------  ------------  ----------  ---------  -----------  ------------
ASA
PHEAA
TERI
HICA
NSLP
ECMC
   Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

         Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor for amounts paid under its Guarantee Agreement. The amount of such reimbursement is subject to reduction. See "The Student Loan Financing Business--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus for a description of the federal reinsurance program and factors affecting the Federal Guarantors.

         Guarantors for the Financed Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region.

         The Eligible Lender Trustee has entered into a Guarantee Agreement with each of PHEAA, ASA, NSLP and ECMC by which each of PHEAA, ASA, NSLP and ECMC has agreed to serve as Guarantor for certain Financed Federal Loans. PHEAA is the designated Student Loan guarantor for Pennsylvania, West Virginia and Delaware, and has an established operating center in Harrisburg, Pennsylvania. For more information concerning PHEAA, see "The Servicers--PHEAA" herein. ASA is the designated Student Loan guarantor for Massachusetts and the District of Columbia and has an established operating center in Boston, Massachusetts. NSLP is the designated Student Loan guarantor for the state of Nebraska. As of the Statistical Cutoff Date, approximately ____%, ____%, ____% and ____% of the aggregate outstanding principal balance of the Initial Financed Student Loans which are Financed Federal Loans and approximately ____%, ____%, ____% and ____% of the Subsequent Pool Student Loans which are Financed Federal Loans were guaranteed by PHEAA, ASA, NSLP and ECMC, respectively.

         Pursuant to its respective Guarantee Agreement, each of PHEAA, ASA, NSLP and ECMC guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a period of 180 days (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code (as such term is defined in the Prospectus);

                  (c) the closure of, or false certification of borrower eligibility by, the school;

                  (d)  the death of the borrower thereof;

                  (e) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician; or

                  (f) the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the loan.

         When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of PHEAA, ASA, NSLP and ECMC pursuant to their respective Guarantee Agreements are obligations solely of PHEAA, ASA, NSLP and ECMC respectively, and are not supported by the full faith and credit of any state government.

         Each of the Federal Guarantors' guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following:

         o the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher Education Act and other applicable requirements,

         o the timely payment to PHEAA, ASA, NSLP or ECMC, as the case may be, of the guarantee fee payable with respect to such Financed Federal Loan,

         o the timely submission to PHEAA, ASA, NSLP or ECMC, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan, and

         o the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to PHEAA, ASA, NSLP or ECMC, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of PHEAA, ASA, NSLP or ECMC, as the case may be, to honor their Guarantee Agreements with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the applicable Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the applicable Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See

"Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants" herein.

         Set forth below is certain current and historical information with respect to each of the Federal Guarantors (excluding ___) in its capacity as a Guarantor of all education loans guaranteed by each of them. [No such information is provided with respect to ____ because the aggregate principal amount of Financed Student Loans guaranteed by ____ is less than 5% of the Initial Pool Balance.]

         Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding Federal Consolidation Loans) that have first become guaranteed by each Federal Guarantor (excluding ____) and by all federal guarantors in each of the last five federal fiscal years:*

                             STAFFORD, SLS AND PLUS LOANS GUARANTEED
                             ---------------------------------------
FEDERAL FISCAL                       (DOLLARS IN MILLIONS)
                                     --------------------
YEAR            PHEAA             ASA               NSLP        ALL GUARANTORS
----            -----           ------              ----        --------------
1994            $1,747          $1,100              $378            $23,053
1995             1,808             906               351             20,951
1996             1,794             716               316             19,728
1997             1,869             682               397                 --
1998             1,784             667               629                 --

* The information set forth in the table above for all guarantors has been obtained from the Department of Education's Federal Student Loan Programs Data Books (each, a "DOE Data Book"). Information for PHEAA, ASA and NSLP was obtained from PHEAA, ASA and NSLP, respectively.

         Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (a) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (b) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (x) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (y) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. ECMC has advised the Seller that ECMC's Agreements with the Department require that on an annual basis, ECMC calculate the amount of reserve funds and the amount of its expenses during the fiscal year in accordance with directions of the Secretary.

Unless the Secretary directs otherwise, if the amount of ECMC's reserve funds exceeds 60 percent of the expenses, ECMC shall return the excess reserves to the Secretary at the time of submitting the annual report. The following tables set forth for each of PHEAA, ASA and NSLP, their respective cumulative cash reserves and corresponding reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:*

                    PHEAA                       ASA                           NSLP
            ----------------------     ----------------------     ----------------------
FEDERAL     CUMULATIVE                 CUMULATIVE                 CUMULATIVE
FISCAL         CASH        RESERVE        CASH        RESERVE        CASH        RESERVE      NATIONAL
YEAR         RESERVES       RATIO       RESERVES       RATIO       RESERVES       RATIO        AVERAGE
----         --------       -----       --------       -----       --------       -----        -------
                                                (DOLLARS IN MILLIONS)
1994            $133.63       1.3         $38.16         0.7          $16.44       1.3           1.4
1995             166.31       1.5          43.06         0.8           18.53       1.3           1.6
1996             214.74       1.6          51.08         0.9           21.17       1.3            --
1997             189.35       1.4          39.29         0.7           24.07       1.2            --
1998             190.65       1.3          39.02         0.6           30.99       1.3            --

* The information set forth in the tables above with respect to PHEAA, ASA and NSLP has been obtained from PHEAA, ASA and NSLP, respectively, and the information with respect to the national average has been obtained from the DOE Data Books.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each of PHEAA, ASA and NSLP for the last five federal fiscal years:*

FEDERAL
 FISCAL                      RECOVERY RATE
                ---------------------------------------
  YEAR          PHEAA             ASA              NSLP
  ----          -----            ----              -----
  1994           52.9            43.3              19.8
  1995           53.3            43.4              21.3
  1996           55.0            41.3              26.6
  1997           54.8            42.7              31.5
  1998           59.2            49.0              38.0

* Information for PHEAA, ASA and NSLP was provided by each entity, respectively.

         Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because Federal Guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and October 1, 1998 and

95% for loans disbursed on and after October 1, 1998), many Federal Guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose. As of September 30, 1998, PHEAA has not specifically provided for this risk. PHEAA does have deferred guaranty fees of $39.7 million and cash reserves of $190.7 million to cover this risk. ASA has a loan loss reserve in the amount of $6.3 million and NSLP maintains a reserve of $3.96 million.

         Claims Rate. For the past five federal fiscal years, none of PHEAA's, ASA's or NSLP's claims rate has exceeded 5%, and as a result, all claims of PHEAA, ASA and NSLP have been reimbursed by the Department at the maximum reinsurance rate permitted by the Higher Education Act. See "--Federal Reinsurance" above. Nevertheless, there can be no assurance that any Federal Guarantor will continue to receive such maximum reimbursement for such claims. The following table sets forth the claims rates of each Federal Guarantor (excluding ECMC) for each of the last five federal fiscal years:*

 FEDERAL                      CLAIMS RATE
 FISCAL         ----------------------------------------
  YEAR          PHEAA             ASA              NSLP
  ----          -----            ----              -----
  1994           2.2              3.5               3.0
  1995           2.0              3.5               4.1
  1996           1.6              3.1               3.1
  1997           1.9              3.5               3.2
  1998           2.0              2.8               3.2

* Information for PHEAA, ASA and NSLP was provided by each entity, respectively.

         Guarantors for the Financed Private Loans. The Eligible Lender Trustee will enter into a Guarantee Agreement with TERI and the Seller will assign to the Eligible Lender Trustee, on behalf of the Trust its rights under surety bonds issued by HICA applicable to the Financed Student Loans insured by HICA. As a result TERI and HICA, respectively, will agree to guarantee or insure certain Financed Private Loans (each a "Financed Guaranteed Private Loan").

         Pursuant to its respective Guarantee Agreement, each of TERI and HICA guarantees or insures payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Financed Guaranteed Private Loan guaranteed or insured by it as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Guaranteed Private Loan when due, provided such failure continues for a period of 120 days (150 days for HICA);

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code, (with respect to the Financed Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds);

                  (c)  the death of the borrower thereof; or

                  (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians, (with respect to the Financed Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds).

         TERI's and HICA's guarantee/insurance obligation with respect to any Financed Guaranteed Private Loan is conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement between TERI or HICA and the Eligible Lender Trustee.
These conditions include, but are not limited to, the following:

                  o the origination and servicing of such Financed Guaranteed Private Loan being performed in accordance with the Programs and other applicable requirements,

                  o the timely payment to TERI or HICA, as the case may be, of all guarantee fees or premiums payable with respect to such Financed Guaranteed Private Loan,

                  o the timely submission to TERI or HICA, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Guaranteed Private Loan, and

                  o the transfer and endorsement of the promissory note evidencing such Financed Guaranteed Private Loan to TERI or HICA, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI or HICA, as the case may be, to honor its Guarantee Agreement with respect to such Financed Guaranteed Private Loan. In addition, in the event that any Financed Guaranteed Private Loan is determined to be unenforceable because the terms of such Financed Guaranteed Private Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, TERI's guarantee obligation is reduced to 50% and HICA's insurance obligation is reduced to 0% of principal (including capitalized interest and fees) and accrued interest with respect to such Financed Guaranteed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the applicable Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller to repurchase such Financed Guaranteed Private

Loan or of the applicable Servicer to purchase such Financed Guaranteed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants" herein.

         TERI and HICA, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI or HICA over the term of the Financed Guaranteed Private Loan. Based upon the Rating Agencies' assessment of the financial position, reserves and potential claims against TERI and HICA, respectively, the Seller has structured the Trust and the Notes and Certificates (together, the "Securities") assuming that neither TERI nor HICA will have the financial resources to satisfy all its obligations under its respective Guarantee Agreement with respect to the Financed Guaranteed Private Loan throughout the term of such loans.

         Certain organizational and summary financial information with respect to each of TERI and HICA in its capacity as a Guarantor is set forth below. The information set forth below relating to TERI and HICA is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

TERI

         TERI was incorporated in 1985 to guarantee Student Loans and is not an insurance company. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts and employs approximately people, as of ________ ___,
____.

         Guaranty Volume. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the five calendar years referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                  PRIVATE LOANS
CALENDAR YEAR                   GUARANTEED BY YEAR
-------------                  ---------------------
                               (DOLLARS IN MILLIONS)
    1994                             $292.2
    1995                              303.4
    1996                              339.7
    1997                              332.6
    1998

         Proprietary School Loans. Default rates for Student Loans made to students attending proprietary or vocational schools are significantly higher than those made to students attending other 2-year and 4-year institutions. Except for a few selected, accredited proprietary schools which grant degrees, TERI does not guarantee student loans made to students attending proprietary or vocational schools.

         Reserve Ratio. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "Total Amounts Available To Meet Guarantee Commitments" by the "total loans outstanding." TERI defines "Total Amounts Available to Meet Guarantee Commitments" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments" (which amounts include for this purpose the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI"). TERI defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth TERI's reserve ratio as of December 31 for the five calendar years referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                             AMOUNTS
                            AVAILABLE
                             TO MEET
                            GUARANTEE                  RESERVE
CALENDAR YEAR              COMMITMENTS                  RATIO
-------------              -----------               ----------
                           (DOLLARS IN               (UNAUDITED)
                           THOUSANDS)
                           (UNAUDITED)
    1994                    $ 73,624                     6.1%
    1995                      83,937                     5.7%
    1996                      96,362                     5.7%
    1997                     102,201                     5.4%
    1998                                                    %
                             -------                     ---

         Amounts Available To Meet Guarantee Commitments. As part of guarantee agreements with lending institutions, with certain such agreements being revised in 1997, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which ranges from 0.0% to 4.5% in total TERI funds available as security for the performance of TERI obligations. At December 31, 1997, the balance of loans outstanding guaranteed directly and indirectly by TERI amounted to approximately $1.9 billion and $0.25 billion, respectively. At December 31, 1997, TERI was required to have approximately $84.7 million in reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or temporarily unrestricted net assets) available as security for TERI's performance as guarantor.

         As of the end of each of the five calendar years referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                  AS OF DECEMBER 31,
                                  ----------------------------------------------------
                                    1994       1995       1996        1997      1998
                                  --------   --------   --------   --------   --------
                                                    (AS RESTATED)
                                                   (IN THOUSANDS)
                                                     (UNAUDITED)
Deferred Guarantee Fees           $  5,269   $  5,234   $  5,140   $  5,032
Loan Loss Reserve                   29,629     29,092     57,006     56,999
Unrestricted--Board Designated      33,151     46,063     31,169     33,951
Unrestricted--Undesignated           5,579      3,548      3,047      6,219
                                  --------   --------   --------   --------
Total Amounts Available To Meet
  Guarantee Commitments           $ 73,624   $ 83,937   $ 96,362   $102,201
                                  ========   ========   ========   ========

         Subject to the minimum restrictions imposed by lending institutions and the segregated reserves discussed below under "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI," TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a semi-annual actuarial study provided by an independent third party. TERI has significantly increased its total amounts available to meet guarantee commitments over the last two years in conjunction with an increase in the outstanding principal amount of loans guaranteed by TERI over such period. TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

         Recovery Rate. Unlike the Federal Guarantors' calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of September 30, 1998, with respect to loans defaulting in each of the five calendar years referred to below are as follows; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                          CUMULATIVE
PERIOD OF                             CASH RECOVERY RATE
DEFAULT                                   (UNAUDITED)
---------                                  ---------
  1994                   44% (January 1, 1994--September 30, 1998)
  1995                   38% (January 1, 1995--September 30, 1998)
  1996                   26% (January 1, 1996--September 30, 1998)
  1997                   21% (January 1, 1997--September 30, 1998)
  1998                    7% (January 1, 1998--September 30, 1998)

         The appearance of a declining trend in the foregoing recovery rates can largely be attributed to the fact that each succeeding default year listed above includes one fewer year in which to obtain recoveries for the amounts paid out on guarantee claims in the default year.

         Claims Rate. Unlike the Federal Guarantors' calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the claims rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (exclusive of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth the total loans guaranteed, total defaults paid and the cohort default rate as of September 30 for each of the six calendar years referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:


                       TOTAL          TOTAL DEFAULTS
                       LOANS          PAID FOR LOANS        COHORT
                     GUARANTEED        GUARANTEED IN        DEFAULT
 COHORT YEAR       IN COHORT YEAR       COHORT YEAR          RATE
 -----------       --------------     ---------------     ----------
                    (DOLLARS IN         (DOLLARS IN       (UNAUDITED)
                     THOUSANDS)         THOUSANDS)
                    (UNAUDITED)         (UNAUDITED)
    1994              $292,289            $13,009           4.45%
    1995               303,369             10,177           3.35%
    1996               339,675              4,362           1.28%
    1997               332,530              1,201           0.36%
    1998                                                        %
                       -------             ------           ----

         The declining trend reflected above in the claims rates experienced by TERI can largely be attributed to the fact that in each succeeding cohort year fewer loans guaranteed by TERI were in repayment. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the claims rate experience of TERI for any future year will be similar to the historical claims rate experience set forth above.

         Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under the Programs. These segregated reserves, which are not available to cover TERI guaranteed loans outside of the Programs, are equally available to all holders of TERI guaranteed Private Loans made since 1990-1991, which include both the Seller and third-party purchasers of the Seller's TERI guaranteed Private Loans under the Programs, including but not limited to the Eligible Lender Trustee on behalf of the Trust. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of such Private Loans for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the Financed Guaranteed Private Loans made under the aforementioned Programs, or that such amounts, if available, will be sufficient to satisfy all existing Guarantee Payments due with respect to Financed Guaranteed Private Loans. The Seller will assign the portion of its rights under the agreement implementing these segregated reserves that is attributable to such Financed Guaranteed Private Loans to the Trust.

         TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to its Chief Financial Officer, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116.

HICA

         The Eligible Lender Trustee will take an assignment of Surety Bonds by which HICA has insured Financed Private Loans. HICA was incorporated in 1986 to provide insurance coverage to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA is a licensed, regulated insurance company incorporated in South Dakota and headquartered in Sioux Falls, and employs approximately ___ people as of ___________ ___, _____. HICA is an indirect subsidiary of SLM Holding Corporation.

         Insurance Volume. The following table sets forth the amount of loans that have first become insured by HICA in each of the six calendar years referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                  PRIVATE LOANS
                                     INSURED
CALENDAR YEAR                        BY YEAR
-------------                   -------------------
                               (DOLLARS IN MILLIONS)
   1993                                $135
   1994                                 161
   1995                                 173
   1996                                 256
   1997                                 286
   1998                                 267

         HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Bruce Olson, Treasurer, 7633 Mount Carmel Drive, Orlando, Florida 32835.


                          DESCRIPTION OF THE SECURITIES

         Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements --Distributions" herein.

GENERAL

         The Notes will be issued pursuant to the terms of the Indenture, dated _____ ___, ____ between the Trust and the Indenture Trustee (the "Indenture"). The Certificates will be issued pursuant to the terms of the Trust Agreement. The following information supplements the summary of the material terms of the Notes, the Certificates, the Indenture and the Trust Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

         Each class of Securities will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of the Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

THE NOTES

         Distributions of Interest. Interest will accrue on the principal balance of each class of Notes at a rate per annum equal to the lesser of the Formula Rate for such Notes and the Student Loan Rate (each such interest rate being a "Note Interest Rate"). Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each, an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after the distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and of the Servicing Fee, and the Administration Fee for each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions" and "--Credit Enhancement" herein. If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Noteholders (based upon the total amount of interest then due on each class of Notes).

         "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the Statistical Cutoff Date and ending on _______
--, ----).

         "Formula Rate" means for any class of Securities, the applicable Investor Index plus the applicable Margin.

         "Investor Index" means (x) in the case of the Treasury Bill Indexed Securities, the daily weighted average of the 91-day Treasury Bill Rates within such Interest Period (determined as described under "--Determination of the 91-day Treasury Bill Rate" below) or (y) in the case of the LIBOR Indexed Securities, Three Month LIBOR (determined as described under "--Determination of LIBOR" below).

         In the case of any LIBOR Indexed Securities and the initial Interest Period, interest will accrue for the period from the Closing Date to but excluding ______ __, ____ based on Three Month LIBOR as determined on the initial LIBOR Determination Date and for the period from ______ ___, ____ to but excluding ______ __, ____ based on Three Month LIBOR as determined on the LIBOR Determination Date in _______ ____. See "--Determination of LIBOR" below.

         The "Margin" for each class of Securities is ___% for the Class A-1 Notes, ___% for the Class A-2 Notes and ___% for the Certificates.

         The "Student Loan Rate" for any class of Securities for any Interest Period will equal the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period less the Servicing Fees and the Administration Fee and payable on the related Distribution Date and any Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period and the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

         "Expected Interest Collections" means, with respect to any Collection Period, the sum of

                  o the amount of interest accrued, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid),

                  o all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Federal Loans and

                  o        Investment Earnings for such Collection Period.

         To the extent that for any Interest Period the rate for the Notes calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the amount of such excess ("Noteholders' Interest Index Carryover") (together with the unpaid portion of any such Noteholders' Interest Index Carryover from prior Distribution Dates and interest accrued thereon at the Formula Rate for the Notes) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Date, as described under "Description of the Transfer and Servicing Agreements-- Distributions" herein. Any Noteholders' Interest Index Carryover due on the Notes that may exist on any Distribution Date will be payable to holders of the Notes on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing on the Notes, and on any succeeding Distribution Dates, solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. No amounts on deposit in the Reserve Account or the Pre-Funding Account will be available to pay any Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due on the Notes remaining after distribution of all Available Funds on the applicable Final Maturity Date will never become due and payable and will be discharged on such date.

         Distributions of Principal. Principal payments will be made to the holders of the Notes on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein, provided, that, on any Distribution Date that the principal balance of the Notes exceeds the Note Collateralization Amount, an amount equal to the Noteholders' Priority Principal Distribution Amount will be distributed to Noteholders prior to any payments to Certificateholders. If the remaining amount of Available Funds is insufficient to pay the Noteholders' Priority Principal Distribution Amount, for any Distribution Date, the remaining shortfall will be distributable to the Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date for such classes of Notes), the remaining shortfall will not constitute an Event of Default (as such term is defined in the Prospectus). In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--Termination," with respect to any Distribution Date occurring on or after the ______ _____ Distribution Date, the Specified Collateral Balance will be reduced to zero and all amounts on deposit in the Collection Account (after distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and the Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount, any Noteholders' Priority Principal Distribution Amount, the Certificateholders' Interest Distribution Amount and any amounts necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance on such Distribution Date) will be distributed to the Noteholders and then to the Certificateholders as principal until the outstanding principal balance of the Notes and Certificates has been reduced to zero. See "Description of the Transfer and Servicing Agreements--Termination" herein.

         Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until the principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until the principal balance is reduced to zero. The aggregate outstanding principal amount of each class of Notes will be payable in full on the respective Final Maturity Dates for the related class of Notes. The dates on which the Final Maturity Dates occur for each class of Notes are set forth on the cover page. On the Final Maturity Date, for each class of Notes, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Notes to zero. Although the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates, the actual date on which the aggregate outstanding principal and accrued interest of any class of Notes are paid may be earlier than the Final Maturity Date for the related class of Notes, based on a variety of factors. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" herein.

         Mandatory Redemption. If, as of the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $_____, will be distributed on the first Distribution Date thereafter to redeem each class of Notes and prepay the Certificates on a pro rata basis, based on the initial principal amount of each class of Notes and the initial Certificate Balance of the Certificates. If the remaining Subsequent Pool Pre-Funded Amount is $_______ or less, it will be distributed on the first Distribution Date thereafter only to holders of the Class A-1 Notes.

         The Indenture Trustee. _______________, a ___________ banking corporation, will be the Indenture Trustee under the Indenture. The Seller maintains normal commercial banking relations with the Indenture Trustee.

THE CERTIFICATES

         Distributions of Interest. Interest will accrue on the Certificate Balance at a rate per annum equal to the lesser of the Formula Rate for the Certificates and the Student Loan Rate (such interest rate being the "Certificate Rate"). Interest on the Certificates will be distributable quarterly on each Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, increased by an amount equal to interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates for any Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein for such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions," "--Credit Enhancement--Reserve Account" and "--Additional Fundings" herein.

         To the extent that for any Interest Period the rate for the Certificates calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the amount of such excess (together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the Formula Rate for the Certificates) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. The payment of such amounts due to Certificateholders on any Distribution Date (such amount, the "Certificateholders' Interest Index Carryover") is further subordinated to the payment of Noteholders' Interest Index Carryover. To the extent funds are available therefor, the Certificateholders' Interest Index Carryover may be paid prior to the time that the Notes are paid in full. Any Certificateholders' Interest Index Carryover due on the Certificates that may exist on any Distribution Date will be payable on that Distribution Date on a pro rata basis and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. No amounts on deposit in the Reserve Account or Pre-Funding Account will be available to pay any Certificateholders' Interest Index Carryover. Any amount of Certificateholders' Interest Index Carryover due on the Certificates remaining after distribution of all Available Funds on the Final Maturity Date for the Certificates will never become due and payable and will be discharged on such date.

         Distributions of Principal. The Certificates will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Principal Distribution Amount for such Distribution Date. Distributions with respect to principal payments on the Certificates for such Distribution Date will generally be funded from the portion of Available Funds remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

         The outstanding Certificate Balance will be payable in full on the Final Maturity Date for the Certificates. The Final Maturity Date for the Certificates is set forth on the cover page. On the Final Maturity Date for the Certificates, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the Certificate Balance to zero. The actual date on which the aggregate outstanding Certificate Balance and accrued interest of the Certificates will be paid may be earlier than the Final Maturity Date for the Certificates, however, based on a variety of factors. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" herein.

         Subordination of the Certificates. The rights of the holders of the Certificates to receive payments of interest are subordinated to the rights of the holders of the Notes to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of the Certificates to receive payments of principal are subordinated to the rights of the holders of the Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account and to the extent necessary, the Reserve Account and, during the Funding Period, the Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the Notes before payment of interest on the Certificates. Moreover, the holders of the Certificates will not be entitled to any payments of principal until the Notes are paid in full. In addition, if an Event of Default occurs and is continuing under the Indenture or a Seller Insolvency Event occurs and the Financed Student Loans are liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Additionally, if on any Distribution Date the outstanding principal balance of the Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the holders of the Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes, distributions with respect to the Certificates may be delayed or reduced.

DETERMINATION OF THE TREASURY BILL RATE

         "91-day Treasury Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six business days.

         "Lock-In Period" means the number of days preceding any Distribution Date during which the Note Interest Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the accrual period related to such Distribution Date.

         Accrued interest on any class of Notes (and the Certificates) which are Treasury Bill Indexed Securities from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of the Notes (or the Certificate Balance) by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

         The following table sets forth the accrued interest factors that would have been applicable to any Notes which are Treasury Bill Indexed Securities bearing interest at the indicated rates, assuming a 365-day year:

                                            ASSUMED INTEREST
                                        ------------------------
        SETTLEMENT         DAYS          RATE ON        INTEREST
           DATE         OUTSTANDING     THE NOTES        FACTOR
        ----------      -----------     ---------       --------
1st
2nd                         1
3rd                         2
4th                         3
5th*                        4
6th                         5
7th                         6
8th                         7
9th                         8
10th                        9

* First interest rate adjustment (91-day Treasury Bills are generally auctioned weekly).

         The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes which are Treasury Bill Indexed Securities. A similar factor calculated in the same manner is applicable to the return on Certificates which are Treasury Bill Indexed Securities.

         The Administrator makes information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P.

DETERMINATION OF LIBOR

         Pursuant to the Sale and Servicing Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the interest due on the Notes and Certificates which are LIBOR Indexed Securities and the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover, in each case, for each given Interest Period on (x) the second business day prior to the commencement of each Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding ______ __, ____ and as determined on the second business day prior to _______ __, ____ for the period from ________ __, ____ to but excluding _____ __, ____ (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

         "Three-Month LIBOR" means the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Bank" means a leading bank (a) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the Administrator and
(c) having an established place of business in London.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following information supplements the summary set forth in the Prospectus of the material terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Servicers will service and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, dated _____ __, ____ among the Administrator, the Trust and the Indenture Trustee (the "Administration Agreement"), pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after _______ __, ____ and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans and the Assigned Rights and to the deposit of the Pre-Funded Amount in the Pre-Funding Account and the Reserve Account Initial Deposit to the Reserve Account. See "--Additional Fundings" below for a description of the application of funds on deposit in the Pre-Funding Account during the Funding Period.

         In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders and will have certain cure, repurchase and reimbursement obligations with respect to any breaches. See "Description of the Transfer and Servicing Agreements" in the Prospectus.

         The "Purchase Price" of any Financed Student Loan will be (i) in the case of Initial Financed Student Loans, an amount equal to _______ of the aggregate principal balance of such Initial Financed student Loan as of the Statistical Cutoff Date, (ii) in the case of Subsequent Pool Student Loans, an amount equal to _______ of the aggregate principal balance thereof as of the related Subsequent Cutoff Date and (iii) in the case of Other Subsequent Student Loans, an amount equal to ________ of the aggregate principal balance thereof as of its Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to, with respect to each Initial Financed Student Loan, the Statistical Cutoff Date, and to, with respect to each Additional Student Loan, the related Subsequent Cutoff Date, in each case expected to be capitalized upon entry into repayment.

         To assure uniform quality in servicing and to reduce administrative costs, each Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans which such Servicer is servicing by the Eligible Lender Trustee on behalf of the Trust. The Seller's and the Servicers' accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

         The Administrator will establish and maintain four separate segregated accounts as follows: the "Collection Account", the "Pre-Funding Account", the "Escrow Account" and the "Reserve Account." Each such account will be established in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

         Funds in the Collection Account, the Pre-Funding Account, the Escrow Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, the Eligible Lender Trustee, or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the two nationally recognized rating agencies rating the Securities and the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC").

ADDITIONAL FUNDINGS

         The Trust may make expenditures, (each, an "Additional Funding") from the Pre-Funding Account and the Escrow Account on Transfer Dates during the Funding Period and from the Escrow Account and Available Loan Purchase Funds on Transfer Dates during the period which begins on the day following the end of the Funding Period and ends on the Loan Purchase

Termination Date, in each case consisting of amounts paid to the Seller to acquire Additional Student Loans as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the Financed Student Loans and to pay Fee Advances as provided in the Sale and Servicing Agreement.

         On the Closing Date, the Seller will deposit $__________ (the "Initial Pre-Funded Amount") into the Pre-Funding Account from the proceeds of the sale of the Securities. For administrative convenience, a portion of the Initial Pre-Funded Amount equal to $__________ (the "Subsequent Pool Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Initial Pre-Funded Amount equal to $__________ (the "Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans. The Subsequent Pool Pre-Funded Amount will be reduced on each date Subsequent Pool Student Loans are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date.

         The Trust intends to use funds on deposit in the Subsequent Pool Pre-Funding Subaccount on or prior to the Special Determination Date to acquire the Subsequent Pool Student Loans. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Subsequent Pool Student Loans, then the amount of such deficiency may be withdrawn from the Other Additional Pre-Funding Subaccount.

         Pursuant to the Sale and Servicing Agreement, the Seller is obligated to sell, and the Eligible Lender Trustee on behalf of the Trust is obligated to purchase during the Funding Period, Other Subsequent Student Loans having an aggregate principal balance (net of the aggregate principal balance of the Financed Student Loans repaid by any Other Subsequent Student Loans that are Consolidation Loans) of not less than $__________ (less the amount thereof, if any, used by the Trust to fund shortfalls in the payment of interest on the Securities as described herein) to the extent that such Other Subsequent Student Loans are available. Funds on deposit in the Other Additional Pre-Funding Subaccount will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the Escrow Account, to purchase from the Seller, for an amount equal to ___% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Other Subsequent Student Loans made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Initial Financed Student Loans as of the Statistical Cutoff Date or Subsequent Pool Student Loans as of the related Subsequent Cutoff Date, to pay capitalized interest on any Financed Student Loan and to pay Fee Advances. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans" and "--Description of Private Loans Under the Programs--Private Consolidation Loans" in the Prospectus.

         The Seller expects that the total amount of Additional Fundings from the Pre-Funding Account will approximate 100% of the Initial Pre-Funded Amount by the last day of the Collection

Period preceding the _______ ____ Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then such amounts will be distributed to Securityholders as described in "Description of the Securities--The Notes--Mandatory Redemption" herein. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Pre-Funding Account will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the Securities on such Distribution Date.

         The Other Additional Pre-Funded Amount will also be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Servicing Fee and on each Distribution Date to cover any shortfalls in payments of the Servicing Fee, the Administration Fee, interest amounts payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor on such Distribution Date are insufficient to make such distributions and after giving effect to the application of funds on deposit in the Reserve Account to cover such shortfalls; provided, however, that the Other Additional Pre-Funded Amount will only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such reductions in the Other Additional Pre-Funded Amount) would not be less than the outstanding principal balance of the Notes. Amounts withdrawn from the Pre-Funding Account for the purposes described in this paragraph will not be replenished with future available funds.

         In addition to the conditions set forth under "The Financed Student Loan Pool--General" herein, the obligation to purchase any Additional Student Loan (including a Subsequent Pool Student Loan) by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others:

         (a) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or related agreements;

         (b) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders; and

         (c) the Seller will deliver certain opinions of counsel to the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan.

In addition, (a) no Consolidation Loan will be transferred to the Trust unless at least one underlying Student Loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the Trust.

         On the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month or on certain other dates designated by the Seller during the Funding Period and during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date (each, a "Transfer Date"), the Seller will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in the Other Subsequent Student Loans or Other Student Loans, as applicable, made or, with respect to Subsequent Pool Student Loans, owned during the period preceding the applicable Transfer Date, in each case as of the date specified in the applicable Transfer Agreement to be delivered on such Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, the applicable Servicer, the Eligible Lender Trustee and the Administrator on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student Loans being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans will be withdrawn first from the Escrow Account to the extent amounts are available therein and then (x) with respect to Subsequent Pool Student Loans and Other Subsequent Student Loans, during the Funding Period, from the Pre-Funding Account and (y) with respect to Other Student Loans, during the period following the end of the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds on deposit in the Collection Account, in each case on such date and transferred to the Seller. Amounts in the Escrow Account will not be available to purchase any Subsequent Pool Student Loan. The Trust will not purchase an aggregate amount of Other Subsequent Student Loans and Other Student Loans which exceeds 25% of the Initial Pool Balance.

         With respect to any Consolidation Loan to be made by the Seller to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying Federal Loans and Underlying Private Loans, as applicable (each as defined under "The Student Loan Financing Business" in the Prospectus, the "Underlying Federal Loans" and the "Underlying Private Loans," respectively), held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the Seller will deposit into the Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and Underlying Private Loans, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer from (a) during the Funding Period, the Pre-Funding Account and
(b) after the end of the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds on deposit in the Collection Account, in each case, of an amount equal to the Purchase Price of such Serial Loan.

         Amounts on deposit in the Escrow Account will be invested in Eligible Investments (see "--Accounts" above) and will be used on the succeeding Transfer Date, as described above, to purchase Additional Student Loans from the Seller. Any of such amounts remaining in the Escrow Account on the Transfer Date after giving effect to the conveyance of all such Additional Student Loans on such Transfer Date will be deposited into the Collection Account and distributed as Available Funds on the Distribution Date immediately following such Transfer Date.

         For purposes of the foregoing, the following terms have the respective meanings set forth below:

                  "Additional Student Loans" means collectively the Subsequent Pool Student Loans, the Other Subsequent Student Loans, the Other Student Loans and Fee Advances.

                  The "Funding Period" means the period from the Closing Date until the first to occur of:

                           (1) an Event of Default occurring under the
                  Indenture, a Servicer Default (as such term is defined in the Prospectus) occurring under the Sale and Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration Agreement;

                           (2) certain events of insolvency with respect to the
                  Seller;

                           (3) the date on which the amounts on deposit in the
                  Pre-Funding Account would be reduced to zero after giving effect to purchases of Other Subsequent Student Loans on such date; or

                           (4) the last day of the Collection Period preceding
                  the ______ ____ Distribution Date.

                  "Loan Purchase Termination Date" means __________,
         ____________.

                  "Other Student Loans" means Serial Loans and Consolidation Loans made to a borrower who is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Seller during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date, from amounts on deposit in the Escrow Account and Available Loan Purchase Funds (as defined below) to the extent permitted by the Sale and Servicing Agreement.

                  "Other Subsequent Student Loans" means Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Seller during the Funding Period with funds on deposit in the Escrow Account and funds on deposit in the Pre-Funding Account and allocated to the Other Additional Pre-Funding Subaccount.

                  "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Initial Financed Student Loan or Subsequent Pool Student Loan but do not include Stafford Loans made after July 1, 1998 without each of the rating agencies confirming the then current rating of the Securities.

                  "Subsequent Pool Student Loans" means the Student Loans included in the Subsequent Pool.

SERVICING PROCEDURES

         Pursuant to the Sale and Servicing Agreement, PHEAA and GLHEC have each agreed as Servicers to service, and perform all other related tasks with respect to, the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan, a Servicer will hold on behalf of the Trust the notes evidencing, and other documents relating to, that Financed Student Loan. With respect to the Financed Student Loans it is servicing, each Servicer is required pursuant to the Sale and Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so in the same manner as such Servicer has serviced student loans on behalf of the Seller and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of each Servicer under the Sale and Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans such Servicer is servicing, including claiming and obtaining any Guarantee Payments (subject to the Maximum TERI Payments Amount) with respect thereto but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (as to which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator" below), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, each Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish quarterly and annual statements to the Administrator with respect to such information, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the Sale and Servicing Agreement. In its capacity as Servicer, PHEAA will from time to time be required on behalf of the Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

PAYMENTS ON FINANCED STUDENT LOANS

         Except as provided below, each Servicer will deposit all payments on Financed Student Loans (from whatever source), and all proceeds of Financed Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that Key Bank USA, National Association satisfies certain requirements for quarterly remittances and the rating agencies affirm their ratings of the Notes and the Certificates at the initial level, then so long as Key Bank USA, National Association is the Administrator and provided that (x) there exists no Administrator Default (as described below) and (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, each Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by a Servicer into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

SERVICER COVENANTS

         In the Sale and Servicing Agreement, each Servicer covenants that:

                  (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans such Servicer is servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders;

                  (b) it will not permit any rescission or cancellation of a Financed Student Loan such Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee;

                  (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in such Financed Student Loans; and

                  (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Programs requirements.

         Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by each Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that such Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions.

         Under the terms of the Sale and Servicing Agreement, if the Seller or a Servicer discovers, or receives written notice, that any covenant of the Servicers set forth above has not been complied with by such Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that in the case of any Financed Federal Loan any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, such Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, such Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to such Servicer. In addition, a Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of such Servicer.

SERVICING COMPENSATION

         The Servicers will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in an amount equal to the sum of (a) the Servicing Fee Percentage of the Pool Balance as of the last day of the immediately preceding calendar month and (b) in the case of PHEAA certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to adjustment, together with other administrative fees and similar charges, as compensation for performing the functions as servicers for the Trust described above. The Servicing Fee set forth in clause
(a) above may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicers to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicers in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly

Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such Monthly Servicing Payment Date.

         Notwithstanding the foregoing, in the event that the aggregate fees payable to the Servicers as defined above for any Monthly Servicing Payment Date would exceed 0.50% per annum of the Pool Balance as of the last day of the preceding calendar month (other than any deconversion fees) (the "Capped Amount"), then the "Servicing Fee" for such Monthly Servicing Payment Date will instead be the Capped Amount for such date plus any deconversion fees referred to below. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior Monthly Servicing Payment Dates that remain unpaid (the aggregate amounts being the "Excess Servicing Fee"), will be payable to the Servicers on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. The Servicers will only be entitled to receive the Excess Servicing Fee if and to the extent that Available Funds exist to make such payments after making all prior distributions and deposits.

         The Servicing Fee and the Excess Servicing Fee will compensate the Servicers for performing the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Excess Servicing Fee also will reimburse the Servicers for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

         In the event of (x) any sale of the Financed Student Loans on behalf of the Trust to any person (other than the Seller, the Administrator, PHEAA or the Servicers) in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA or GLHEC, as the case may be, as Servicer or (y) any termination by the Trust of PHEAA or GLHEC, as the case may be, as Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Servicer Default by PHEAA or GLHEC, as the case may be, the Trust shall pay to PHEAA or GLHEC, as the case may be, as a part of the Servicing Fee (not subject to the Capped Amount) the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $115 for each in-school Stafford Loan, in-school deferred SLS Loan, Law Loan, Medical Loan, Dental Loan, Business Loan, Graduate Loan, Bar Exam Loan, and Residency Loan; and (b) $62.50 for each loan of any other status or loan type.

DISTRIBUTIONS

         Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Servicers and the Eligible Lender Trustee to cause) (x) any Guaranteed Payments made by TERI in excess of the Maximum TERI Payments Amount and (y) a portion of the amount of the Available Funds equal to the Servicing Fee, payable on such date to be deposited into the Collection Account for payment to the Seller in the case of such excess Guarantee Payments and to the Servicer in the case of the Servicing Fee. On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Servicers and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

         For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

                  (1) all collections received by the Servicers on the Financed Student Loans (including any Guarantee Payments (subject to the Maximum TERI Payments Amount) received with respect to such Financed Student Loans) but net of (x) any Federal Origination Fee (as such term is defined in the Prospectus) and Federal Consolidation Loan Rebate (as such term is defined in the Prospectus) payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, and (y) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

                  (2) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to the Financed Federal Loans;

                  (3) all proceeds of the Financed Student Loans which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Servicers' respective customary servicing procedures, net of expenses incurred by the Servicers in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

                  (4) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by a Servicer under an obligation which arose during the elapsed portion of such Collection Period;

                  (5) the aggregate amounts, if any, received from the Seller or a Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments;

                  (6) amounts deposited by the Seller into the Collection Account in connection with the making of Consolidation Loans;

                  (7) with respect to the first Distribution Date, the initial deposit into the Collection Account;

                  (8) Investment Earnings for such Distribution Date;

                  (9) amounts withdrawn from the Reserve Account in excess of the Specified Reserve Account Balance and deposited into the Collection Account;

                  (10) amounts withdrawn from the Escrow Account and deposited into the Collection Account; and

                  (11) with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Pre-Funding Account to the Collection Account;

         Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Distribution Date and (B) following the end of the Funding Period and prior to the Loan Purchase Termination Date, amounts withdrawn from the Collection Account to purchase Other Student Loans or pay Fee Advances during the period following the preceding Distribution Date and ending on or prior to such Distribution Date. If on any Distribution Date there would not be sufficient funds, after application of Available Funds amounts available from the Reserve Account and the Pre-Funding Account (x) to pay any of the items specified in clauses (1) through
(3), respectively, under "--Distributions from the Collection Account" below, for such Distribution Date and (y) if the principal balance of the Notes (after giving effect to any distributions thereon on such Distribution Date) is less than or equal to the Note Collateralization Amount, to pay the Certificateholders' Interest Distribution Amount for such Distribution Date, then Available Funds for such Distribution Date will include, in addition to the Available Funds on deposit in the Collection Account on the Determination Date relating to such Distribution Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date up to the amount necessary to pay, in the case of clause (x) above such items specified in clauses (1) through (3) respectively and in the case of clause (y) above the Certificateholders' Interest Distribution Amount and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

         Distributions from the Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to (a) the Seller any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount and (b) the Servicers the Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account.

         On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period:

                  (1) to the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount;

                  (2) to the Servicers, the Servicing Fee due on such Distribution Date and all prior unpaid Servicing Fees;

                  (3) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

                  (4) to the holders of the Notes, the Noteholders' Interest Distribution Amount;

                  (5) to the holders of the Certificates, the Certificateholders' Interest Distribution Amount;

                  (6) to the Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

                  (7) to the holders of the Notes, the Noteholders' Principal Distribution Amount;

                  (8) on each Distribution Date on and after which the Notes have been paid in full, to the holders of the Certificates, the Certificateholders' Principal Distribution Amount;

                  (9) to the Servicers, the aggregate unpaid amount, if any, of the Excess Servicing Fee;

                  (10) to the holders of the Notes on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover owing on each class of Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any;

                  (11) to the holders of the Certificates, the aggregate unpaid amount of the Certificateholders' Interest Index Carryover, if any; and

                  (12) to the Seller, any remaining amounts after application of clauses (1) through (11).

         Additionally, if on any Distribution Date the outstanding principal balance of the Notes (after giving effect to distributions on such Distribution
Date) is in excess of the Note Collateralization Amount, the principal will be payable to the Noteholders in the amount of the

Noteholders' Priority Principal Distribution Amount to the extent of funds available before any amounts are payable to the holders of the Certificates.

         Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

         For purposes hereof, the following terms have the following meanings:

         "Certificate Balance" equals $__________ as of the Closing Date and thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal subsequently distributed to the Certificateholders.

         "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

         "Certificateholders' Interest Carryover Shortfall" means with respect to any Distribution Date, the excess of (x) the sum of the Certificateholders' Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of the Certificates on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Certificates, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

         "Certificateholders' Interest Distribution Amount" means with respect to any Distribution Date, the sum of (a) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of the Certificates on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (b) the Certificateholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Index Carryover.

         "Certificateholders' Principal Distribution Amount" means on each Distribution Date on and after which the principal balance of the Notes has been paid in full, the Principal Distribution Amount for such Distribution Date (or, in the case of the Distribution Date on which the principal balance of the Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the holders of the Notes on such Distribution Date); provided that the Certificateholders' Principal Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Maturity Date for the Certificates, the principal required to be distributed to the holders of the Certificates will include the amount required to reduce the outstanding Certificate Balance to zero.

         "Maximum TERI Payments Amount" means 19% of the Initial Pool Balance.

         "Monthly Servicing Payment Date" means the 27th day of each month.

         "Net Government Receivable" means, with respect to any Distribution Date, the sum of the amount of Interest Subsidy Payments and Special Allowance Payments due from the Department less the amount owed to the Department for Federal Origination Fee and Federal Consolidation Loan Rebate as of the end of the related Collection Period.

         "Note Collateralization Amount" means, with respect to any Distribution Date, the sum of

                  (a) the Pool Balance as of the end of the related Collection Period;

                  (b) the Pre-Funded Amount, as of the end of the related Collection Period;

                  (c) the amount on deposit in the Reserve Account after giving effect to distributions on such Distribution Date; and

                  (d)      the Net Government Receivable.

         "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (x) the sum of the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of the Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Notes, to the extent permitted by law, at the weighted average of the Note Interest Rates from such preceding Distribution Date to the current Distribution Date.

         "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (a) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of each class of the Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (b) the Noteholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover.

         "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (a) on the Final Maturity Date for each class of Notes, the principal required to be distributed to the class of Notes will include the amount required to reduce the outstanding principal balance of such class of Notes to zero, and (b) on the related Distribution Date following a sale of the Financed Student Loans in the manner described under "--Termination" below, the principal required to be distributed to the holders of Class A-2 Notes will include the amount required to reduce the outstanding principal balance of such Class A-2 Notes to zero. In the event that the outstanding balance of the Notes is in excess of the Note Collateralization Amount, the Noteholders' Principal Distribution Amount for the Notes will be reduced by the amount of any Noteholders' Priority Principal Distribution Amount.

         "Noteholders' Priority Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (x) the aggregate outstanding principal balance of such Notes (after giving effect to any distributions on such Distribution Date) over (y) the Note Collateralization Amount.

         "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

                  o all payments received by the Trust related to the Financed Student Loans during such Collection Period from or on behalf of borrowers, Guarantors (except with respect to any guarantee payments made by TERI in excess of the Maximum TERI Payments Amount) and, with respect to certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"),

                  o all Purchase Amounts received by the Trust related to the Financed Student Loans for such Collection Period from the Seller or the Servicers,

                  o all Additional Fundings made from the Escrow Account and the Pre-Funding Account or the Available Loan Purchase Funds with respect to such Collection Period, and

                  o all losses realized on Financed Student Loans liquidated during such Collection Period.

         "Principal Distribution Amount" means, with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes and the Certificate Balance exceeds the Specified Collateral Balance for such Distribution Date.

         "Specified Collateral Balance" means, with respect to any Distribution Date, the sum of (a) the Pool Balance as of the last day of the related Collection Period plus (b) the Pre-Funded Amount as of the last day of the related Collection Period for such Distribution Date. In the event that the Financed Student Loans are not sold pursuant to the auction process described under "--Termination" below, with respect to any Distribution Date occurring on or after the _________ ______ Distribution Date, the Specified Collateral Balance will be zero. Following a TERI Trigger Event, the Specified Collateral Balance will equal zero.

         A "TERI Trigger Event" shall occur when (a) the Cumulative TERI Claims Ratio exceeds 20% and (b) a claim has been made under TERI's Guarantee Agreement and TERI has failed to fully satisfy such claim. Notwithstanding the foregoing, no TERI Trigger Event will be deemed to occur if each rating agency rating the Securities waives the TERI Trigger Event.

         "Cumulative TERI Claims Ratio" means, with respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate dollar amount of claims filed against TERI under its Guarantee Agreement from the Closing Date through and including the last day of the Collection Period preceding such Distribution Date and the denominator of which is equal to the dollar amount of the Financed Private Loans guaranteed by TERI as of the Closing Date.

CREDIT ENHANCEMENT

         Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to $__________ (the "Reserve Account Initial Deposit"). On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance as of the Closing Date. The amounts on deposit in the Reserve Account to the extent used will be replenished up to the Specified Reserve Account Balance on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the prior amounts set forth under "--Distributions" above, all for such Distribution Date.

         "Specified Reserve Account Balance" means, with respect to any Distribution Date will be equal to the greater of (x) ____% of the aggregate outstanding principal amount of the Notes and the Certificate Balance on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $________; provided, however, that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates.

         Funds will be withdrawn from the Reserve Account to the extent that the amount of Available Funds is insufficient to pay the Servicing Fee on any Monthly Servicing Payment Date and any of the items specified in clauses (1) through (5) under "--Distributions--Distributions from Collection Account" above on any Distribution Date; provided that amounts on deposit in the Reserve Account shall only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such withdrawals from the Reserve Account) is not less than the outstanding principal balance of the Notes. Such funds will be paid from the Reserve Account to the Servicers on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (1) through (5) on a Distribution Date. In addition, on the Final Maturity Dates for the Securities, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Securities to zero. Amounts on deposit in the

Reserve Account will not be available to cover any reimbursement for unpaid Excess Servicing Fees, Noteholders' Interest Index Carryover or
Certificateholders' Interest Index Carryover.

         If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the Collection Account for distribution as Available Funds on such Distribution Date. Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

         Subordination of the Certificates. The rights of the holders of Certificates to receive payments of interest are subordinated to the rights of the holders of Notes to receive payments of interest (and, in certain circumstances, principal) and the rights of the holders of Certificates to receive payments of principal are subordinated to the rights of the holders of Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account, the Reserve Account and the Pre-Funding Account will be applied to the payment of interest on the Notes before payment of interest on the Certificates and will be applied to the payment of principal on the Notes before payment of principal on the Certificates. In addition if (x) an Event of Default should occur and be continuing under the Indenture or (y) an Insolvency Event should occur and the Financed Student Loans were liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Also if the outstanding principal balance of the Notes is in excess of the Note Collateralization Amount, principal will be payable to holders of Notes in the amount of such excess to the extent of funds available before any amounts are payable to holders of Certificates. See "Description of the Securities--The Certificates--Subordination of the Certificates" herein.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date, the Administrator (based on the quarterly statements and other information provided to it by the Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

                  (1) the amount of the distribution allocable to principal of each class of Securities;

                  (2) the amount of the distribution allocable to interest on each class of Securities, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Formula Rate or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the Investor Index for such Interest Period is 100 basis points greater than the Investor Index of the preceding Determination Date or, with respect to Treasury Bill Indexed Securities only, the 52-week Treasury Bill Rate is 100 basis points less than the 91-day Treasury Bill Rate as of such Determination Date);

                  (3) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any Certificateholders' Interest Index Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

                  (4) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1) above;

                  (5) the aggregate outstanding principal balance of each Class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1) above;

                  (6) the amount of the Servicing Fee and any Excess Servicing Fee paid to the Servicers and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period, and the amount, if any, of the Excess Servicing Fee remaining unpaid after giving effect to any such payment;

                  (7) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                  (8) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

                  (9) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;

                  (10) for the first Distribution Date, the amount, if any, of the Subsequent Pool Pre-Funded Amount remaining in the Subsequent Pool Pre-Funding Subaccount that has not been used to acquire Subsequent Pool Student Loans and is being paid out to the Noteholders and Certificateholders;

                  (11) for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to the Noteholders; and

                  (12) the aggregate amount of TERI's Guarantee Payments deposited into the Collection Account expressed as a percentage of the Initial Pool Balance.

         "Realized Losses" means, the excess of the principal balance of the Liquidated Student Loans over the Liquidation Proceeds to the extent allocable to principal.

         "52-week Treasury Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1.

TERMINATION

         The obligations of the Servicers, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (a) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (b) the payment to the holders of Notes and the holders of Certificates of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less than the Initial Pool Balance, all remaining Financed Student Loans at a price sufficient to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes and holders of Certificates therefrom, will be conveyed and transferred to the Seller.

         Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the _______ _____ Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates (other than the Seller), PHEAA, TERI and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of

                  (1)      the Auction Purchase Amount;

                  (2) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date; and

                  (3) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover).

         If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the ______ _____ Distribution Date or any subsequent Distribution Date. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the _____ ____ Distribution Date the Specified Collateral Balance shall be reduced to zero and all Available Funds remaining after applying such amounts to pay the Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount, the Noteholders' Priority Principal Distribution Amount, if any, and the Certificateholders' Interest Distribution Amount will be paid as principal to the holders of Notes and then to the holders of Certificates until the outstanding principal balance of the Notes and the Certificates has been reduced to zero.

         "Auction Purchase Amount" with respect to the Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as for such date.

ADMINISTRATOR

         The Seller, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee and the Sale and Servicing Agreement with the Trust, the Seller, the Servicers and the Eligible Lender Trustee. For a description of the Administrator's duties, see "Description of the Transfer and Servicing Agreements Administrator" in the Prospectus.

         As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $______ per quarter (the "Administration Fee").

                             INCOME TAX CONSEQUENCES

         Thompson Hine & Flory LLP, Federal tax counsel ("Federal Tax Counsel") is of the opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and that the Notes will be characterized as debt for federal income tax purposes.

         Kirkpatrick & Lockhart LLP, Pennsylvania tax counsel ("Pennsylvania Tax Counsel") is of the opinion that the same characterizations of the Notes and the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

         The Seller and the Servicers will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership.

         If the Trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Notes and the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust).

         We recommend that investors carefully review the information under the caption "Income Tax Consequences" in the Prospectus.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Seller, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         No Certificates may be purchased for, or on behalf of, any Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan.

         The purchaser of a Certificate is deemed to have represented that it is not acquiring the Certificates directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan. The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A-1 Notes, Class A-2 Notes and Certificates set forth opposite its name:

                          PRINCIPAL      PRINCIPAL
                          AMOUNT OF       AMOUNT OF      PRINCIPAL
                          CLASS A-1       CLASS A-2      AMOUNT OF
UNDERWRITER                 NOTES           NOTES       CERTIFICATES     TOTAL
-----------               ---------      ----------     ------------     -----

------------------
McDonald Investments
     Total

         In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase (x) all the Notes offered hereby if any of the Notes are purchased and (y) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note and _____% per Certificate. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note and _____% per Certificate. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bides in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         The Seller does not intend to apply for listing of the Securities on a national securities exchange, but has been advised by ____________________ that it intends to, and by McDonald Investments that it may, make a market in the Securities. The Underwriters are not obligated, however, to make a market in the Securities and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

         The Underwriting Agreements provide that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

         The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

         ____________________ is engaged from time to time by KeyCorp, the parent corporation of the Seller, to provide investment banking services.

         After the initial distribution of the Securities by the Underwriters, this Prospectus may be used by McDonald Investments, an affiliate of the Seller and KeyCorp, or its successors, in connection with offers and sales relating to market-making transactions in the Securities. McDonald Investments may act as principal or agent in such transactions, but has no obligation to do so. McDonald Investments is a member of the New York Stock Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

         Pursuant to an Agreement and Plan of Merger dated as of June 15, 1998 between KeyCorp and McDonald & Company Investment, Inc. ("McDonald"), a full-service investment banking and securities brokerage company headquartered in Cleveland, Ohio, on October 23, 1998, McDonald was merged with and into KeyCorp. On November 9, 1998, the merger of Key Capital Markets, Inc., a wholly-owned broker-dealer subsidiary of KeyCorp, into McDonald & Company Securities, Inc. (a wholly-owned subsidiary of the former McDonald) was completed and the surviving entity was renamed McDonald Investments Inc., A KeyCorp Company. McDonald Investments may engage in market-making transactions as described above.

         The Seller has also agreed to pay the Underwriters a structuring fee equal to $_____.


                                  LEGAL MATTERS

         Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller and the Administrator by Forrest F. Stanley, Esq., General Counsel and Assistant Secretary of the Seller, as counsel for the Seller, and by Thompson Hine & Flory LLP, Cleveland, Ohio and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by _______________. Certain Pennsylvania state income tax matters will be passed upon for the Trust by _______________.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                           PAGE
                                                                           ----
52-week Treasury Bill Rate...............................................   77
91-day Treasury Bill Rate................................................   55
Additional Funding.......................................................   59
Additional Student Loans.................................................   63
Administration Agreement.................................................   57
Administration Fee.......................................................   78
ASA......................................................................   17
Assigned Rights..........................................................   16
Auction Purchase Amount..................................................   78
Available Funds..........................................................   68
Available Loan Purchase Funds............................................   37
Bankruptcy Code..........................................................   39
Benefit Plan.............................................................   79
Capped Amount............................................................   67
Cede.....................................................................   50
Certificate Balance......................................................   71
Certificate Rate.........................................................   54
Certificateholders.......................................................   35
Certificateholders' Distribution Amount..................................   71
Certificateholders' Interest Carryover Shortfall.........................   71
Certificateholders' Interest Distribution Amount.........................   71
Certificateholders' Interest Index Carryover.............................   54
Certificateholders' Principal Distribution Amount........................   71
Certificates.............................................................   15
Class A-1 Notes..........................................................   17
Class A-2 Notes..........................................................   17
Closing Date.............................................................   15
Code.....................................................................   79
Cohort Default Rate......................................................   48
Collection Account.......................................................   16
Collection Period........................................................   51
Consolidation Loan.......................................................   35
Cumulative TERI Claims Ratio.............................................   74
Deferral.................................................................   29
Deferral Period..........................................................   21
Department...............................................................   15
Depository...............................................................   50

Determination Date.......................................................   67
Distribution Dates.......................................................   4
DOE Data Book............................................................   41
DTC......................................................................   50
ECMC.....................................................................   17
Eligible Deposit Account.................................................   59
Eligible Institution.....................................................   59
Eligible Investments.....................................................   59
Eligible Lender Trustee..................................................   15
Equity Interest..........................................................   80
ERISA....................................................................   8
Escrow Account...........................................................   16
Event of Default.........................................................   53
Excess Servicing Fee.....................................................   67
Exchange Act.............................................................   81
Expected Interest Collections............................................   52
FDIC.....................................................................   59
Federal Assistance.......................................................   17
Federal Consolidation Loan...............................................   35
Federal Consolidation Loan Rebate........................................   68
Federal Direct Student Loan Program......................................   35
Federal Guarantors.......................................................   17
Federal Loans............................................................   16
Federal Origination Fee..................................................   68
Federal Tax Counsel......................................................   79
Fee Advance..............................................................   22
Final Maturity Dates.....................................................   5
Financed Federal Loans...................................................   15
Financed Guaranteed Private Loan.........................................   43
Financed Private Loans...................................................   15
Financed Student Loans...................................................   15
Forbearance..............................................................   29
Forbearance Periods......................................................   21
Formula Rate.............................................................   51
Funding Period...........................................................   63
GLHEC....................................................................   18
Grace....................................................................   29
Grace Period.............................................................   36
Guarantee Agreement......................................................   16
Guarantee Payments.......................................................   17
Guarantors...............................................................   4
HICA.....................................................................   37
Higher Education Act.....................................................   17
Indenture................................................................   50

Indenture Trustee........................................................   4
Index Maturity...........................................................   57
Initial Financed Student Loans...........................................   16
Initial Pool Balance.....................................................   37
Initial Pre-Funded Amount................................................   60
In-School................................................................   29
Interest Period..........................................................   51
Interest Subsidy Payments................................................   37
Investment Earnings......................................................   59
Investor Index...........................................................   51
LIBOR....................................................................   57
LIBOR Determination Date.................................................   56
LIBOR Indexed Securities.................................................   4
Liquidated Student Loans.................................................   68
Liquidation Proceeds.....................................................   68
Loan Purchase Termination Date...........................................   37
Lock-In Period...........................................................   55
Margin...................................................................   51
Maximum TERI Payments Amount.............................................   71
McDonald.................................................................   82
Minimum Purchase Amount..................................................   77
Monthly Servicing Payment Date...........................................   20
Net Government Receivable................................................   72
Note Collateralization Amount............................................   72
Note Interest Rate.......................................................   50
Noteholders..............................................................   35
Noteholders' Distribution Amount.........................................   72
Noteholders' Interest Carryover Shortfall................................   72
Noteholders' Interest Distribution Amount................................   72
Noteholders' Interest Index Carryover....................................   52
Noteholders' Principal Distribution Amount...............................   72
Noteholders' Priority Principal Distribution Amount......................   73
Notes....................................................................   17
NSLP.....................................................................   17
Obligors.................................................................   73
Other Additional Pre-Funded Amount.......................................   60
Other Additional Pre-Funding Subaccount..................................   60
Other Student Loans......................................................   63
Other Subsequent Student Loans...........................................   63
Participants.............................................................   50
Pennsylvania Tax Counsel.................................................   79
PHEAA....................................................................   17
Plan Assets Regulation...................................................   80
PLUS Loans...............................................................   18

Pool Balance.............................................................   73
Pre-Funded Amount........................................................   15
Pre-Funding Account......................................................   15
Principal Distribution Amount............................................   73
Private Guarantors.......................................................   37
Private Loans............................................................   17
Programs.................................................................   20
Prospectus...............................................................   9
Prospectus Supplement....................................................   9
PTCE.....................................................................   80
Purchase Price...........................................................   58
Rating Agencies..........................................................   8
Rating Agency............................................................   8
Realized Losses..........................................................   77
Reference Bank...........................................................   57
Repayment................................................................   29
Reserve Account..........................................................   7
Reserve Account Initial Deposit..........................................   16
Sale and Servicing Agreement.............................................   15
Securities...............................................................   45
Securityholders..........................................................   18
Seller...................................................................   15
Seller Insolvency Event..................................................   36
Serial Loans.............................................................   64
Servicer.................................................................   18
Servicer Default.........................................................   63
Servicers................................................................   18
Servicing Fee............................................................   67
Servicing Fee Percentage.................................................   20
SLS Loans................................................................   18
Special Allowance Payments...............................................   37
Special Determination Date...............................................   36
Specified Collateral Balance.............................................   73
Specified Reserve Account Balance........................................   74
Stafford Loans...........................................................   18
Statistical Calculation Date.............................................   4
Statistical Cutoff Date..................................................   16
Student Loan Rate........................................................   51
Student Loans............................................................   15
Subsequent Cutoff Date...................................................   62
Subsequent Pool..........................................................   19
Subsequent Pool Pre-Funded Amount........................................   60
Subsequent Pool Pre-Funding Subaccount...................................   60
Subsequent Pool Student Loans............................................   64

Telerate Page 3750.......................................................   57
TERI.....................................................................   37
TERI Trigger Event.......................................................   74
Three-Month LIBOR........................................................   57
Transfer Agreement.......................................................   62
Transfer and Servicing Agreements........................................   57
Transfer Date............................................................   62
Treasury Bill Indexed Securities.........................................   51
Trust....................................................................   15
Trust Accounts...........................................................   59
Trust Agreement..........................................................   15
Underlying Federal Loans.................................................   35
Underlying Private Loans.................................................   62
Underwriters.............................................................   81
Underwriting Agreements..................................................   81
Unsubsidized Stafford Loan...............................................   37

                                                               [ALTERNATE PAGE]

           Prospectus supplement to prospectus dated _________, _____

                                $
                                 --------------

                          KEYCORP STUDENT LOAN TRUST      -
                                                     ----- ---

                       KEY BANK USA, NATIONAL ASSOCIATION
                                     Seller
                        FLOATING RATE ASSET-BACKED NOTES
                     FLOATING RATE ASSET-BACKED CERTIFICATES

                                 --------------

SECURITIES OFFERED
    o   classes of notes and certificates                      You should carefully consider
        listed in the table below                              the risk factors beginning on
                                                               page S-_ of this prospectus
ASSETS                                                         supplement and page 2 of the
    o   student loans                                          prospectus.
    o   certain student loans guaranteed by federal
        or private guarantors                                  The securities are obligations
                                                               only of the trust.  The
CREDIT ENHANCEMENT                                             securities are not guaranteed
    o   notes                                                  by any person.
         o   subordination of certificates
         o   reserve account                                   The securities are not bank
    o   certificates                                           deposits.
         o   reserve account


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.


                           ORIGINAL                      FINAL
                          PRINCIPAL    INTEREST RATE    MATURITY     PRICE TO     UNDERWRITING    PROCEEDS TO THE
                            AMOUNT      (PER ANNUM)       DATE      PUBLIC (1)      DISCOUNT        SELLER(1)(2)
                          ---------    -------------    --------    ----------    ------------    ----------------
Class A-1 Notes           $                                              %                 %                %
Class A-2 Notes           $                                              %                 %                %
Certificates              $                                              %                 %                %
Total...............      $                                         $                $                 $

(1)      Plus accrued interest, if any, from ___________.
(2)      Before deducting expenses, estimated to be $_______________.

Delivery of the securities will be made on or about ____________, 19__, against payment in immediately available funds.

This prospectus supplement and the prospectus to which it relates are to be used by McDonald Investments, Inc., a KeyCorp. company and an affiliate of the Seller, in connection with offers and sales related to market-making transactions in the securities in which it acts as principal and/or agent. Sales will be made at prices related to the prevailing prices at the time of sale.

                             [NAMES OF UNDERWRITERS]

              Prospectus Supplement dated _____________, _________

                                                                [ALTERNATE PAGE]

                                      PLAN OF DISTRIBUTION

         This Prospectus Supplement and the Prospectus to which it relates are to be used by McDonald Investments, Inc., a KeyCorp Company and an affiliate of the Seller ("McDonald"), in connection with offers and sales related to market-making transactions in the Securities in which McDonald acts as principal. McDonald may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of McDonald are the sole obligations of McDonald and do not create any obligations on the part of any affiliate of McDonald.

         In connection with the offering, McDonald may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes and the Certificates. Specifically, McDonald may overallot the offering, creating a short position in the Notes and the Certificates for its own account. McDonald may bid for and purchase Notes and Certificates in the open market to cover such short positions. In addition, McDonald may bid for and purchase Notes and Certificates in the open market to stabilize the price of the Notes and the Certificates. These activities may stabilize or maintain the market price of the Notes and the Certificates above independent market levels. McDonald is not required to engage in these activities, and may end these activities at any time.

PROSPECTUS
[SUBJECT TO COMPLETION
 DATED JUNE 7, 1999]


                          KEYCORP STUDENT LOAN TRUSTS
                                     Issuer

                       KEY BANK USA, NATIONAL ASSOCIATION
                                     Seller

                               Asset Backed Notes
                           Asset Backed Certificates



SECURITIES OFFERED

                                                  ------------------------------------------
    o asset backed notes and asset backed           You should carefully consider the risk
      certificates                                  factors beginning on page 2.
    o rated in one of four highest rating
      categories by at least one rationally         The securities are not bank deposits
      recognized rating organization                and are not insured by the Federal
    o not listed on any trading exchange            Deposit Insurance Corporation.
    o obligations only of the related trust
                                                    This prospectus must be accompanied
ASSETS                                              by a prospectus supplement for the
    o student loans                                 particular series.
    o may include one or more forms of            ------------------------------------------
      enhancement

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPOECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The seller may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

                  The date of this Prospectus is ______, ____

                               TABLE OF CONTENTS


RISK FACTORS......................................................................................................5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................12

FORMATION OF THE TRUSTS..........................................................................................13
         THE TRUSTS..............................................................................................13
         ELIGIBLE LENDER TRUSTEE.................................................................................13

USE OF PROCEEDS..................................................................................................14

THE SELLER, THE ADMINISTRATOR AND THE SERVICERS..................................................................14

THE SELLER AND ADMINISTRATOR.....................................................................................14
         GENERAL.................................................................................................14
         SERVICES AND FEES OF ADMINISTRATOR......................................................................14

THE SERVICERS....................................................................................................15

THE STUDENT LOAN POOLS...........................................................................................15
         GENERAL ................................................................................................15
         CLAIMS AND RECOVERY RATES...............................................................................17

THE STUDENT LOAN FINANCING BUSINESS..............................................................................17
         PROGRAMS OFFERED BY THE SELLER..........................................................................17
         DESCRIPTION OF FEDERAL LOANS UNDER THE PROGRAMS.........................................................18
                  GENERAL .......................................................................................18
                  STAFFORD LOANS.................................................................................19
                  (1)  ELIGIBILITY REQUIREMENTS..................................................................20
                  (2)  LOAN LIMITS...............................................................................20
                  (3)  INTEREST..................................................................................21
                  (4)  REPAYMENT.................................................................................22
                  (5)  GRACE PERIODS, DEFERRAL PERIODS, FORBEARANCE PERIODS......................................23
                  (6)  INTEREST SUBSIDY PAYMENTS.................................................................23
                  (7)  SPECIAL ALLOWANCE PAYMENTS................................................................24
                  SLS LOANS......................................................................................25
                  FEDERAL CONSOLIDATION LOANS....................................................................26
                  UNDERGRADUATE FEDERAL LOANS....................................................................28
                  GRADUATE FEDERAL LOANS.........................................................................29
         DESCRIPTION OF PRIVATE LOANS UNDER THE PROGRAMS.........................................................30
                  GENERAL .......................................................................................30
                  PRIVATE UNDERGRADUATE LOANS....................................................................31
                  (1)  ELIGIBILITY REQUIREMENTS..................................................................31
                  (2)  LOAN LIMITS...............................................................................32

                  (3)  INTEREST..................................................................................32
                  (4)  REPAYMENT.................................................................................32
                  (5)  GRACE PERIODS DEFERRAL PERIODS, FORBEARANCE PERIODS.......................................32
                  PRIVATE GRADUATE LOANS.........................................................................32
                  PAYMENT TERMS..................................................................................34
                  PRIVATE CONSOLIDATION LOANS....................................................................36
         INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS.................................................37
                  FEDERAL GUARANTORS.............................................................................37
                  FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS........................................38
                  PRIVATE GUARANTORS.............................................................................41
         ORIGINATION PROCESS.....................................................................................41
         SERVICING AND COLLECTIONS PROCESS.......................................................................44
         INCENTIVE PROGRAMS......................................................................................45

WEIGHTED AVERAGE LIVES OF THE SECURITIES.........................................................................45

POOL FACTORS AND TRADING INFORMATION.............................................................................47

DESCRIPTION OF THE NOTES.........................................................................................48
         GENERAL ................................................................................................48
         PRINCIPAL OF AND INTEREST ON THE NOTES..................................................................49
         THE INDENTURE...........................................................................................50
                  MODIFICATION OF INDENTURE......................................................................50
                  EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT................................................51
                  CERTAIN COVENANTS..............................................................................55
                  ANNUAL COMPLIANCE STATEMENT....................................................................56
                  INDENTURE TRUSTEE'S ANNUAL REPORT..............................................................56
                  SATISFACTION AND DISCHARGE OF INDENTURE........................................................56
                  THE INDENTURE TRUSTEE..........................................................................56

DESCRIPTION OF THE CERTIFICATES..................................................................................56
         GENERAL ................................................................................................57
         PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES...................................................57

CERTAIN INFORMATION REGARDING THE SECURITIES.....................................................................58
         FIXED RATE SECURITIES...................................................................................58
         FLOATING RATE SECURITIES................................................................................58
         BOOK-ENTRY REGISTRATION.................................................................................59
         DEFINITIVE SECURITIES...................................................................................63
         LIST OF SECURITYHOLDERS.................................................................................64
         REPORTS TO SECURITYHOLDERS..............................................................................65

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.............................................................65
         GENERAL ................................................................................................65
         SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES...................................................66

         ADDITIONAL FUNDINGS.....................................................................................67
         ACCOUNTS ...............................................................................................68
         SERVICING PROCEDURES....................................................................................68
         PAYMENTS ON STUDENT LOANS...............................................................................69
         SERVICER COVENANTS......................................................................................70
         SERVICING COMPENSATION..................................................................................71
         DISTRIBUTIONS...........................................................................................72
         CREDIT AND CASH FLOW ENHANCEMENT........................................................................72
                  GENERAL .......................................................................................72
                  RESERVE ACCOUNT................................................................................73
         STATEMENTS TO INDENTURE TRUSTEE AND TRUST...............................................................73
         EVIDENCE AS TO COMPLIANCE...............................................................................75
         CERTAIN MATTERS REGARDING THE SERVICER..................................................................75
         SERVICER DEFAULT; ADMINISTRATOR DEFAULT.................................................................76
         RIGHTS UPON SERVICER DEFAULT AND ADMINISTRATOR DEFAULT..................................................77
         WAIVER OF PAST DEFAULTS.................................................................................78
         INSOLVENCY EVENT........................................................................................79
         AMENDMENT...............................................................................................79
         PAYMENT OF NOTES........................................................................................80
         SELLER LIABILITY........................................................................................80
         TERMINATION.............................................................................................80
         ADMINISTRATOR...........................................................................................82

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS.......................................................................82
         TRANSFER OF STUDENT LOANS...............................................................................82
         CERTAIN MATTERS RELATING TO RECEIVERSHIP................................................................84
         CONSUMER PROTECTION LAWS................................................................................84
           LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO
             STUDENT LOANS.......................................................................................85
           FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS
             MAY ADVERSELY AFFECT LOAN SERVICING.................................................................86
           STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN
             BANKRUPTCY..........................................................................................86
         RECENT DEVELOPMENTS.....................................................................................87
             EMERGENCY STUDENT LOAN CONSOLIDATION ACT OF 1997....................................................87
             FY 1998 BUDGET......................................................................................87
             1998 AMENDMENTS.....................................................................................87
             1998 REAUTHORIZATION BILL...........................................................................88

INCOME TAX CONSEQUENCES..........................................................................................89

  FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP
  ELECTION IS MADE...............................................................................................91
         TAX CHARACTERIZATION OF THE TRUST.......................................................................91
         TAX CONSEQUENCES TO HOLDERS OF THE NOTES................................................................91

                  TREATMENT OF THE NOTES AS INDEBTEDNESS.........................................................91
                  ORIGINAL ISSUE DISCOUNT........................................................................91
                  INTEREST INCOME ON THE NOTES...................................................................92
                  SALE OR OTHER DISPOSITION......................................................................92
                  FOREIGN HOLDERS................................................................................93
                  BACKUP WITHHOLDING.............................................................................94
         RECENT LEGISLATION......................................................................................94
         TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES.........................................................95
         CLASSIFICATION AS A PARTNERSHIP.........................................................................95
                  TREATMENT OF THE TRUST AS A PARTNERSHIP........................................................95
                  PARTNERSHIP TAXATION...........................................................................95
                  COMPUTATION OF INCOME..........................................................................97
                  DETERMINING THE BASES OF TRUST ASSETS..........................................................97
                  DISCOUNT AND PREMIUM...........................................................................98
                  DISPOSITION OF CERTIFICATES....................................................................98
                  ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES................................................98
                  SECTION 754 ELECTION...........................................................................99
                  ADMINISTRATIVE MATTERS.........................................................................99
                  TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS................................................100
                  BACKUP WITHHOLDING............................................................................101

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL RESIDUAL
  INTERESTS ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE
  SELLER........................................................................................................101
         TAX CHARACTERIZATION OF THE TRUST......................................................................101
         TAX CONSEQUENCES TO HOLDERS OF THE NOTES...............................................................101
                  TREATMENT OF THE NOTES AS INDEBTEDNESS........................................................101
                  POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES..................................................102

PENNSYLVANIA STATE TAX CONSEQUENCES.............................................................................102
         PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH
             RESPECT TO THE NOTES...............................................................................102
         PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH
             RESPECT TO THE CERTIFICATES........................................................................102

ERISA CONSIDERATIONS............................................................................................103
         THE NOTES..............................................................................................104
         THE CERTIFICATES.......................................................................................105

PLAN OF DISTRIBUTION............................................................................................105

LEGAL MATTERS...................................................................................................107

INDEX OF PRINCIPAL TERMS........................................................................................108

                                  RISK FACTORS

         We recommend that you consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement before purchasing the securities.

CREDIT ENHANCEMENT
  MAY NOT PROTECT YOU
  FROM ALL LOSSES                      Although every trust will include some
                                       form of credit enhancement, that credit
                                       enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from coverage. As a result, there is always a risk that you may not recover the full amount of your investment.

GUARANTEES OF STUDENT
  LOANS MAY NOT PREVENT
  LOSSES Most of the student loans in a trust will be guaranteed by either a federal or a private guarantor. However, those guarantees may not protect you against all losses for several reasons, including

                                       o federal guarantees are generally
                                         limited to 98% of the principal amount
                                         of the student loan

                                       o if Key Bank USA, National Association
                                         fails to follow proscribed origination
                                         procedures or if the servicers fail to
                                         follow required servicing procedures,
                                         the applicable guarantors may refuse
                                         to make guarantee payments to the
                                         applicable trust and if the loans are
                                         federally insured, the Department may
                                         refuse to make interest subsidy or
                                         special allowance payments to the
                                         trust

                                       o Private guarantors are not reinsured
                                         by or entitled to any assistance from
                                         the Department. If the loan loss
                                         reserves of a private guarantor are
                                         not sufficient, that private guarantor
                                         may not be able to honor its
                                         obligations to make guarantee payments

DEFAULTS ON STUDENT LOANS
  WITHOUT GUARANTEES MAY
  RESULT IN LOSSES                     A trust may include student loans that
                                       are not guaranteed by any third party or governmental agency. Since all student loans, whether guaranteed or not, are unsecured, if a borrower under one of these student loans defaults, the applicable trust may suffer a loss.

THE FINANCIAL CONDITION OF
  FEDERAL GUARANTORS MAY BE
  ADVERSELY AFFECTED BY SEVERAL
  FACTORS The financial condition of the federal guarantors may be adversely affected by a number of factors including:

                                       o the amount of claims made against such
                                         federal guarantor as result of
                                         borrower defaults;

                                       o the amount of claims reimbursed to
                                         such federal guarantor from the
                                         Department;

                                       o changes in legislation that may reduce
                                         expenditures from the Department that
                                         support federal guarantors or that may
                                         require federal guarantors to pay more
                                         of their reserves to the Department;

                                       o loss of reinsurance benefits due to a
                                         servicer's failure to follow required
                                         servicing procedures; and

                                       o expansion of the federal direct
                                         student loan program.

                                       If the financial status of the
                                       guarantors deteriorates, the guarantors
                                       may fail to make guarantee payments to
                                       the trustee. In such event, you may
                                       suffer delays in the payment of
                                       principal and interest on your
                                       securities.

REINSURANCE OF FEDERAL
  GUARANTORS MAY NOT
  PREVENT DELAYS OR LOSSES             If a federal guarantor fails to make
                                       guarantee payments, the applicable trust may submit claims directly to the Department. However, the Department may determine that the federal guarantor is able to meet its obligations, and the Department will not make those payments.
                                       Even if the Department determines to
                                       make those payments, there may be delays in making the necessary determination.
                                       Loss of any such guarantee payments,
                                       interest subsidy payments or special
                                       allowance payments could adversely
                                       affect the related trust's ability to
                                       pay you timely interest and principal.
                                       In such event, you may suffer a loss on
                                       your investment.

THE TRUST IS DEPENDENT UPON
  THE PERFORMANCE BY VARIOUS
  PARTIES OF THEIR OBLIGATIONS         The trust is relying, and the
                                       performance of the securities depends,
                                       on the performance of the seller and the servicers of their respective obligations. Any failure to perform could have material adverse consequences as follows:

                                       o FAILURE TO HONOR PURCHASE OBLIGATIONS
                                         MAY CAUSE LOSSES. Key Bank USA,
                                         National Association or the applicable
                                         servicer will be obligated to purchase
                                         student loans from a trust with
                                         respect to which it materially
                                         breaches representations, warranties
                                         or covenants. You can not be sure,
                                         however, that Key Bank USA, National
                                         Association or the applicable servicer
                                         will have the financial resources to
                                         purchase such student loans. The
                                         failure to so purchase a student loan
                                         would not constitute an event of
                                         default under the related indenture or
                                         permit the exercise of remedies
                                         thereunder. However, the breach of
                                         such representations, warranties or
                                         covenants may cause you to suffer a
                                         loss on your investment.

                                       o FAILURE TO COMPLY WITH THIRD-PARTY
                                         SERVICER REGULATIONS MAY ADVERSELY
                                         AFFECT LOAN SERVICING. The Department
                                         regulates each servicer of federal
                                         student loans. Under certain of these
                                         regulations, a third-party servicer
                                         (such as one of the servicers) is
                                         jointly and severally liable with its
                                         client lenders for liabilities to the
                                         Department arising from the servicer's
                                         violation of applicable requirements.
                                         In addition, if the servicer fails to
                                         meet standards of financial
                                         responsibility or administrative
                                         capability included in the
                                         regulations, or violates other
                                         requirements, the Department may fine
                                         the servicer and/or limit, suspend, or
                                         terminate the servicer's eligibility
                                         to contract to service federal student
                                         loans. If a servicer were so fined or
                                         held liable, or its eligibility were
                                         limited, suspended, or terminated, its
                                         ability to properly service the
                                         federal loans and to satisfy its
                                         obligation to purchase federal loans
                                         with respect to which it breaches its
                                         representations, warranties or
                                         covenants could be adversely affected.
                                         Moreover, if the Department terminates
                                         a servicer's
                                         eligibility, a servicing transfer will
                                         take place and there will be delays in
                                         collections and temporary disruptions
                                         in servicing. Any servicing transfer
                                         will at least temporarily adversely
                                         affect payments to you.

                                       o THE TRUST'S INTEREST IN ITS STUDENT
                                         LOANS COULD BE DEFEATED BY ACTIONS OF
                                         THE SERVICERS AS CUSTODIANS. The
                                         applicable servicer as custodian on
                                         behalf of a trust, will have custody
                                         of the promissory notes evidencing the
                                         student loans it services. Although
                                         the accounts of the seller will be
                                         marked to indicate the sale and
                                         although the seller will cause UCC
                                         financing statements to be filed with
                                         the appropriate authorities, the
                                         student loans will not be physically
                                         segregated, stamped or otherwise
                                         marked to indicate that such student
                                         loans have been sold to the eligible
                                         lender trustee. If, through
                                         inadvertence or otherwise, any of the
                                         student loans were sold to another
                                         party, or a security interest therein
                                         were granted to another party that
                                         purchased (or took such security
                                         interest in) any of such student loans
                                         in the ordinary course of its business
                                         and took possession of such student
                                         loans, then the purchaser (or secured
                                         party) would acquire an interest in
                                         the student loans superior to the
                                         interest of the eligible lender
                                         trustee, if the purchaser (or secured
                                         party) acquired such student loans
                                         without knowledge of the eligible
                                         lender trustee's interest.

                                       o INSOLVENCY OF A SERVICER OR THE
                                         ADMINISTRATOR MAY CAUSE LOSSES. In the
                                         event of a default by a servicer or an
                                         administrator resulting solely from
                                         certain events of insolvency or
                                         bankruptcy, a court, conservator,
                                         receiver or liquidator may have the
                                         power to prevent either the indenture
                                         trustee or the noteholders from
                                         appointing a successor servicer or
                                         administrator, as the case may be, and
                                         delays in collections in respect of
                                         the student loans may occur. Any delay
                                         in the collections of student loans,
                                         may delay or reduce payments to you.

CHANGES IN LEGISLATION MAY
  ADVERSELY AFFECT STUDENT
  LOANS AND FEDERAL GUARANTORS         You can not be certain that the Higher
                                       Education Act or other relevant federal
                                       or state laws, rules and regulations
                                       will not be amended or modified in the
                                       future in a manner
                                       that will adversely affect the federal
                                       student loan programs described in this
                                       prospectus, the student loans made
                                       thereunder or the financial condition of the federal guarantors.

                                       In addition, if the direct student loan
                                       program expands, the servicers may
                                       experience increased costs due to
                                       reduced economies of scale or other
                                       adverse effects on their business to the extent the volume of loans serviced by the servicers is reduced. Such cost increases could reduce the ability of the servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of certain breaches of its covenants.

CERTAIN POLICIES OF THE
  DEPARTMENT MAY REDUCE
  AMOUNTS AVAILABLE
  FOR PAYMENTS ON
  YOUR SECURITIES                      Each trust will be obligated to pay to
                                       the Department a monthly rebate at an
                                       annualized rate of generally 1.05% of
                                       the outstanding principal balance on
                                       each federal consolidation loan which is a part of the related trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee after the applicable closing date. This fee will be deducted by the Department out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In such event the amount available to be distributed to you will be reduced. Under certain circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of that trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the Department will affect the rate and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In such event, the value of your investment may be impaired.

                                       Due to a Department policy limiting the
                                       granting of new lender identification
                                       numbers, all of the trusts established
                                       by the seller to securitize federal
                                       student loans may use a
                                       common Department lender identification
                                       number. The Department regards the
                                       eligible lender trustee as the party
                                       primarily responsible to the Department
                                       for any liabilities owed to the
                                       Department or federal guarantors
                                       resulting from the eligible lender
                                       trustee's activities in the federal
                                       student loan program. If the Department
                                       or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such federal guarantor may collect that liability or offset such liability from amounts due the eligible lender trustee under the shared lender identification number.

                                       Although the trust agreements for the
                                       trusts established by the Seller which
                                       share a lender identification number
                                       will require each such trust to
                                       indemnify the other trusts for a
                                       shortfall or an offset by the Department or a federal guarantor if the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

NOTEHOLDERS' RIGHT TO CONTROL
  UPON CERTAIN DEFAULTS
  MAY  ADVERSELY AFFECT
  CERTIFICATEHOLDERS                   In the event of a default by a servicer
                                       or the administrator, the indenture
                                       trustee or the noteholders, may remove a servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders. In addition, the noteholders have the ability, with certain specified exceptions, to waive defaults by a servicer or the administrator, including defaults that could materially adversely affect the certificateholders.

CONSUMER PROTECTION LAWS
  MAY AFFECT ENFORCEABILITY OF
  STUDENT LOANS                        Numerous federal and state consumer
                                       protection laws and related regulations
                                       impose substantial requirements upon
                                       lenders and servicers involved in
                                       consumer finance. Also, some state laws
                                       impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Key Bank USA, National Association, as originator of each trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this prospectus. The Registration Statement, contains information which is not contained in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including Key Bank USA, National Association, that file electronically with the Commission.

         All documents filed by Key Bank USA, National Association, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         Key Bank USA, National Association will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Trust Administrator (Telephone: (800) 523-7248).

                            FORMATION OF THE TRUSTS

THE TRUSTS

         With respect to each series of Securities, the Seller will establish a separate trust (each a "Trust") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will consist of

         (a) a pool of undergraduate loans, law school, medical school, dental school, graduate business school, and/or other graduate school student loans (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

         (b) all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related Prospectus Supplement (the "Cutoff Date"),

         (c) any other rights under certain collateral agreements with respect to Private Loans to the extent assigned to each Trust by the Seller, and

         (d) all moneys and investments on deposit in the Collection Account, any Pre-Funding Account, any Escrow Account, any Negative Carry Account, any Reserve Account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of such Securities. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicers will be appointed the custodians of the promissory notes representing the Student Loans that each services by the related Eligible Lender Trustee.

         The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

ELIGIBLE LENDER TRUSTEE

         The Eligible Lender Trustee for each Trust will be such entity as is specified in the related Prospectus Supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related Sale and Servicing Agreement and will enter into a Guarantee Agreement or comparable arrangement with each of the Guarantors with respect to such Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Federal Loans to be owned by an eligible lender would result in the loss of any Federal Guarantee Payments from any

Federal Guarantor and any Federal Assistance with respect to such Federal Loans. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related Trust Agreement and the related Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

                                USE OF PROCEEDS

         The net proceeds from the sale of Securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the Closing Date from the Seller and to make the initial deposit into the Reserve Account, Pre-Funding Account or Negative Carry Account, if any. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.


                THE SELLER, THE ADMINISTRATOR AND THE SERVICERS

THE SELLER AND ADMINISTRATOR

         General. Key Bank USA, National Association (the "Bank"), will act as seller (the "Seller") pursuant to the related Sale and Servicing Agreement and administrator (the "Administrator") pursuant to the related Administration Agreement. The Bank, a wholly owned subsidiary of KeyCorp, is a national banking association providing consumer financial services nationwide, including credit cards, student loans, home equity loans, and indirect automobile, marine and recreational vehicle loans.

         As of December 31, 1998, the Bank had total assets of approximately $_____ billion, total liabilities of approximately $_____ billion and approximately $_____ billion in stockholder's equity. As of such date, the Seller had an aggregate principal amount of student loans outstanding of approximately $_____ billion, of which approximately $_____ billion aggregate principal amount consists of Student Loans originated under various graduate student loan programs. The principal executive offices of the Bank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

         Services and Fees of Administrator. Pursuant to the related Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest Subsidy Payments and Special Allowance Payments from the United States Department of Education (the "Department") and is required to provide notices and reports and to perform other administrative obligations required by the related Indenture, the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Administrator."

THE SERVICERS

         The servicers (the "Servicers") under each Sale and Servicing Agreement will be the entity or entities specified in the related Prospectus Supplement.

         With respect to the Student Loans it is servicing for each Trust, each Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Servicer has serviced Student Loans on behalf of the Seller and otherwise in compliance with all applicable standards and procedures. In addition, each Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         In consideration for performing its obligations under the applicable Sale and Servicing Agreement, the Servicers will receive in aggregate, subject to certain limitations described herein, (a) a monthly fee payable by the Trust as specified in the related Prospectus Supplement and (b) certain one-time fixed fees for each Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. See "Description of Transfer and Servicing Agreements--Servicing Compensation."

                             THE STUDENT LOAN POOLS

GENERAL

         The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from the Seller's portfolio of Student Loans by several criteria, including that each Student Loan

    o was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Federal Loans, a financial need analysis and, in the case of borrowers of Private Loans, a creditworthiness evaluation)

    o contains terms in accordance with those required by the Programs, the Guarantee Agreements and other applicable requirements

    o no selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student Loans, and

    o satisfies the other criteria, if any, set forth in the related Prospectus Supplement.

         The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The Eligible Lender Trustee will also enter into, on behalf of such Trust, Guarantee Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors.
See "Formation of the Trusts--Eligible Lender Trustee."

         Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of such Student Loans guaranteed by the specified Guarantors.

         In the case of each series for which the related Trust may acquire Student Loans originated by the Seller in accordance with the Programs after the related Cutoff Date ("Additional Fundings"), information with respect to the Student Loans eligible to be acquired by the related Trust will be set forth in the related Prospectus Supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during such period, and, if Additional Fundings may continue to be made after such period, the circumstances under which such Additional Fundings will be made.

         Each of the Student Loans provides or will provide for the amortization of the outstanding principal balance of such Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Student Loan.

CLAIMS AND RECOVERY RATES

         Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable Closing Date with respect to each series of Securities will be set forth in each Prospectus Supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any such information.

                      THE STUDENT LOAN FINANCING BUSINESS

PROGRAMS OFFERED BY THE SELLER

         The Student Loans to be sold by the Seller to an Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from Student Loans originated or acquired by the Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of

         (1)      undergraduate education ("Undergraduate Loans"),

         (2)      graduate education ("Graduate Loans") or

         (3) post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

         Undergraduate Loans and Graduate Loans may be originated through the Federal Family Education Program ("FFELP"). As described herein and in the related Prospectus Supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the "Federal Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by certain federal or state guarantors pursuant to a guarantee agreement to be entered into between such federal or state guarantors specified in the related Prospectus Supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for all or substantially all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, each Eligible Lender Trustee, as a holder of the Federal Loans on behalf of the related Trust, is entitled to receive from the Department certain Interest Subsidy Payments and Special Allowance Payments with respect to certain of such Federal Loans as described herein. See "--Description of Federal Loans Under the Programs" below.

         Payments of principal and interest with respect to the Private Loans may be (1) unguaranteed by any third party or governmental agency ("Private Unguaranteed Loans") or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among such private guarantors specified in the related Prospectus Supplement (each a "Private Guarantor" and collectively, the "Private Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller and the Eligible Lender Trustee, or by the Private Guarantors pursuant to surety bonds issued to the Seller and assigned to each Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal Guarantee Agreements are referred to as "Federal Guarantee Payments." Private Guarantee Payments and Federal Guarantee Payments are together referred to as "Guarantee Payments." See "--Description of Private Loans Under the Programs" below.

DESCRIPTION OF FEDERAL LOANS UNDER THE PROGRAMS

         GENERAL. The following descriptions of Federal Stafford Loan Program (the "Stafford Loan Program"), Federal Supplemental Loans for Students Program and Federal Consolidation Loan Program (the "Federal Consolidation Loan Program") (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments") and the Higher Education Amendments of 1998 (the "1998 Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs to September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002), and the 1998 Amendments further extended the principal provisions of the Federal Programs through June 30, 2003.

         There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus, the related Prospectus Supplement and the student loans made thereunder, including the Student Loans, or the Guarantors. In addition, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see the related Prospectus Supplement.

         STAFFORD LOANS. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of:

                  1. a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency (the Federal Guarantors in the case of the Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein;

                  2. federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"); and

                  3. federal special allowance payments, in varying amounts, during the term of such Stafford Loans to ensure that interest payable on such Stafford Loans approximates current market interest rates, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), (such federal reinsurance obligations, together with those obligations referred to in clauses
         (2) and (3) above, being collectively referred to herein as "Federal Assistance").

         Certain Stafford Loans do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum subsidized Stafford Loan authorized by statute.

         (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to Eligible Students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act. "Eligible Students" are students that are:

         1. enrolled in, or admitted for enrollment in, an approved or accredited undergraduate or graduate school;

         2. enrolled in, or admitted for enrollment in, an acceptable degree program;

         3. attending at least half-time;

         4. making satisfactory progress toward the completion of that program according to the standards of the school;

         5. U.S. citizens, U.S. nationals or eligible non-citizens;

         6. not borrowers under Federal Loans, including the requested loan, that exceed the applicable annual and aggregate limits; and

         7. not in default on any education loan or not required to refund an educational grant.

Each Stafford Loan:

    o    must be unsecured;

    o    must provide for deferral of the obligation of the borrower to make
         (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods; and

    o must provide for repayment over a period not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

         (2) Loan Limits. In order to qualify for assistance under the Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding.

The following chart sets forth the current and historic loan limits.

                                                                 ALL STUDENTS (1)     INDEPENDENT STUDENTS(1)
                                                                 ---------------- -----------------------------
                                                                  BASE AMOUNT      ADDITIONAL
                                                                 SUBSIDIZED AND   UNSUBSIDIZED         MAXIMUM
                                     SUBSIDIZED   SUBSIDIZED     UNSUBSIDIZED ON   ONLY ON OR         AGGREGATE
                                     ON OR AFTER  ON OR AFTER        OR AFTER        AFTER              TOTAL
                                        1/1/87      1/1/87          10/1/93(2)      7/1/94(3)         AMOUNT IN
                                     -----------  -----------    ---------------  ------------        ---------

Undergraduate (per year)
         1st year.                     $ 2,500      $ 2,625          $ 2,625         $ 4,000          $  6,625
         2nd year.                     $ 2,500      $ 2,625          $ 3,500         $ 4,000          $  7,500
         3rd year and above            $ 2,500      $ 4,000          $ 5,500         $ 5,000          $ 10,500
Graduate (per year)                    $ 5,000      $ 7,500          $ 8,500         $10,000          $ 18,500
Aggregate Limit;
         Undergraduate                 $12,500      $17,250          $23,000         $23,000          $ 46,000
         Graduate (including
            undergraduate)             $25,000      $54,750          $65,500         $73,000          $138,500

-----------------
(1)      The loan limits are inclusive of both Stafford Loans and Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Stafford Loans and unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a PLUS Loan.

         The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive course of study.

         (3) Interest. The borrower's interest rate on a Stafford Loan may be fixed or variable. Stafford Loan interest rates are summarized in the chart below.

  TRIGGER DATE(1)                 BORROWER RATE(2)          MAXIMUM RATE                  INTEREST RATE MARGIN
------------------              ------------------------   -----------------             --------------------------

Prior to 01/01/81               7%                         7%                            N/A
01/01/81-09/12/83               9%                         9%                            N/A
09/13/83-06/30/88               8%                         8%                            N/A
07/01/88-09/30/92               8% for 48 months;          8% for 48 months,             3.25%
                                thereafter, 91-Day         then 10%
                                Treasury + Interest Rate
                                Margin
10/01/92-06/30/94               91-Day Treasury +          9%                            3.10%
                                Interest Rate Margin
07/01/94-06/30/95               91-Day Treasury +          8.25%                         3.10%
                                Interest Rate Margin
07/01/95-06/30/98               91-Day Treasury +          8.25%                         2.50% (In-School, Grace or
                                Interest                                                 Deferment); 3.10% (in
                                Rate Margin                                              repayment)
On or after 07/01/98            91-Day Treasury +          8.25%                         1.70% (In-School, Grace or
                                Interest Rate Margin                                     Deferment); 2.30% (in
                                                                                         repayment)

---------------------

(1) The Trigger Date for Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Stafford Loan in made and for Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Stafford Loan.
(2) The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

         The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (a) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 3.25%, (b) for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 3.10%, and (c) for loans made on or after July 1, 1998, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 2.2% (during-school, grace or deferment) or 2.8% (in repayment) in each case capped at the applicable interest rate for such loan existing prior to the conversion. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

         Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Stafford Loan on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. uring a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments" below.

         "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent 91-day Treasury Bills auction prior to such date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

         (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the Student Assistance General Provisions and FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable Federal Guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

         (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a subsidized Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible Student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the subsidized Stafford Loans that are part of a pool of Student Loans will be eligible to receive Interest Subsidy Payments.

         (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

         The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a Federal Loan for a quarter will be equal to the excess, if any, of (1) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of (x) 91-day Treasury Bills auctioned for such quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992) or (y) for loans first disbursed on or after July 1, 1998, 91-day Treasury Bills auctioned for such quarter plus 2.2% while borrowers are in-school, grace or deferment status, or 2.8% while borrowers are in the repayment period, over (2) the stated amount of interest payable on such loan.

         The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements;" "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the Stafford Loans that are part of a pool of Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. For each Trust, the related Administrator will agree to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the applicable Eligible Lender Trustee as owner of the related Federal Loans on behalf of such Trust. The Administrator will also agree to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Loans. Except under certain conditions described herein, each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Federal Loans within two business days of receipt thereof to the related Collection Account.

         SLS LOANS. In addition to the Stafford Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Supplemental Loans for Students Program" (the "SLS Program"). The basic framework and principal provisions of the Stafford Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

         The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993) (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Stafford Loan Program, among other programs, is a condition to the making of an SLS Loan.

         As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of

          (1) the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1; and

          (2) 3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

         Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury Bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury Bill rate (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments" above.

         A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         As of July 1, 1994, the SLS Program was discontinued and SLS Loans are no longer made.

         FEDERAL CONSOLIDATION LOANS. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Underlying Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans. Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans means a borrower (i) with outstanding Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal Consolidation Loan.

         Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby. The 1998 Amendments allows lenders to make Federal Consolidation Loans to borrowers with multipleholders even if the lender does not own an Underlying Federal Loan.

         The Federal Direct Consolidation Loan Program (the "Federal Direct Consolidation Loan Program") provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The lower rate applies only to borrowers who apply before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Federal Consolidation Loan, as well as increase the likelihood that a Federal Loan in a Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan (a "Federal Direct Consolidation Loan").

         In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. However, Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans capped at 8.25%. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy Payments by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all Deferral Periods. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Stafford Loans; provided that, in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during Deferral Periods. In general, a borrower must repay each Federal Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan. Borrowers may voluntarily prepay all or a portion of any Federal Consolidation Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Period and Forbearance Period. For Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. Special Allowance Payments are made on Federal Consolidation Loans whenever the rate charged the borrower is limited by the applicable fixed percentage rate cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill Rate plus 3.1% whenever that formula exceeds the borrower's interest rate.

         The 1993 Act made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of Federal Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans (the "Federal Consolidation Loan Rebate"), (ii) requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the related Trust, the related Trust must pay to the Department the Federal Origination Fee, which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the applicable Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the applicable Trust would be obligated to pay any remaining fee from other assets of that Trust prior to making distributions to Noteholders or Certificateholders.

         The 1998 Amendments and the 1998 Reauthorization Bill made additional changes with regard to Federal Consolidation Loans. These changes include, among other things, a reduction in the 1.05% per annum Federal Consolidation Loan Rebate to .62% per annum on Student Loans for which applications are received between October 1, 1998 and January 31, 1999.

         UNDERGRADUATE FEDERAL LOANS. The Seller originates Stafford Loans and Federal Consolidation Loans for students attending eligible schools.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution

         o only admits persons who have a high school diploma or its equivalent,

         o  is legally authorized to operate within a state,

         o provides not less than a two-year program with credit acceptable toward a bachelor's degree,

         o  is a public or non-profit institution and

         o is credited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution

         o only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the 1993 Act),

         o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

         o  has been in existence for at least two years,

         o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and

         o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution

         o  offers more than 50 percent of its courses by correspondence,

         o enrolls 50 percent or more of its students in correspondence courses,

         o has a student enrollment in which more than 25 percent of the students are incarcerated or

         o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if

         o  the educational institution has filed for bankruptcy,

         o the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or

         o the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

         GRADUATE FEDERAL LOANS. The Seller originates Federal Loans under loan programs (the "Federal Graduate Programs") to provide educational financing to graduate and professional students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools and other graduate schools. The Federal Graduate Programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The Seller (or its predecessors) has been originating loans under the Federal Graduate Programs since 1990.

         The following table sets forth the approved or accredited schools and the acceptable degree programs for each graduate field of study:

FIELD OF STUDY        APPROVED/ACCREDITED SCHOOLS                                  ACCEPTABLE DEGREE PROGRAMS
--------------        ---------------------------                                  --------------------------

Law                   American Bar Association approved law schools that are       Juris Doctor of Law or other
                      members of LSAC                                              joint degree program

Medical               Liaison Committee on Medical Education or American           Medical Doctor or Doctor of
                      Osteopathic Association accredited graduate medical schools  Osteopathy

Dental                American Dental Association accredited dental schools        Graduate dental program

Business              American Assembly of Collegiate Schools of Business          Graduate business program
                      ("AACSB") accredited graduate business schools; or AACSB
                      candidate schools accredited by the New England
                      Association of Schools and Colleges, the Middle States
                      Association of Colleges and Schools, the North Central
                      Association of Colleges and Schools, the Southern
                      Association of Colleges and Schools, the Western
                      Association of Schools and Colleges, or the North West
                      Association of Schools and Colleges

Graduate              Schools accredited by the New England Association of         Graduate level certificate or
                      Schools and Colleges, the Middle States Association of       degree program
                      Colleges and Schools, The North Central Association of
                      Colleges and Schools, the Southern Association of Colleges
                      and Schools, the Western Association of Schools and
                      Colleges, or the North West Association of Schools and
                      Colleges

DESCRIPTION OF PRIVATE LOANS UNDER THE PROGRAMS

         GENERAL. In addition to the Federal Loans originated under the Higher Education Act, the Seller has developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents ("Private Undergraduate Loans") and graduate students ("Private Graduate Loans"), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. In addition, a law student may also receive a bar examination loan (a "Bar Exam Loan") to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan (a "Residency Loan") to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.

         The Private Undergraduate Loans, Private Graduate Loans, Bar Exam Loans and Residency Loans are sometimes referred to collectively as the "Private Loans." The holders of Private Loans are not entitled to receive any Federal Assistance with respect thereto.

         PRIVATE UNDERGRADUATE LOANS. The Key Alternative Loan (the "Key Alternative Loan") provides an undergraduate student supplemental funding that allows the student to share the responsibility of education financing with a cosigner. The Key Alternative Loan was introduced to students in 1995 and is serviced on behalf of the Seller by the Great Lakes Higher Education Corporation ("GLHEC"). The Key Alternative Loan is a not guaranteed by any third party or governmental agency. Loan fees are deducted from the principal amount of each loan at disbursement to help cover the costs of defaults.

         (1) Eligibility Requirements. In order to qualify for a Key Alternative Loan, the borrower must meet the following eligibility requirements:

         o At least half-time undergraduate student at a Title IV eligible four-year institution (Prior to the 1998-1999 program year, the borrower had to be a full-time student.)

         o  U.S. citizen/national or an eligible non-citizen

         o  Must meet the following credit criteria:

            (a) No account has been 90 or more days delinquent in the past two years.

            (b) No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

            (c) No record of unpaid collections, charged-off accounts or written-off accounts.

            (d) No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past seven years.

            (e) Applicant can be approved without cosigner if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history.

            (f) If applicant does not meet the criteria applicant will be declined.

            (g) If applicant meets the criteria but has unacceptable credit bureau score, a creditworthy cosigner will be required for approval.

            (h) Cosigner, if any, must pass the credit review process that considers the above criteria and must score well compared with other applicants.

            (i) The credit bureau score requirements apply to both applicant and cosigner.

         A creditworthy cosigner may be required if the borrower has insufficient credit history and/or is not a US citizen.

         If a cosigner is required, the cosigner must also be a US citizen/national or permanent resident and meet minimum credit criteria. The cosigner does not have to be the borrower's parent or guardian.

         (2) Loan Limits. The minimum annual loan amount for a Key Alternative Loan is $1,000. The annual and aggregate maximum loan limits are as follows:

PROGRAM YEAR              YEAR IN SCHOOL              ANNUAL MAXIMUM             AGGREGATE MAXIMUM
------------              --------------              --------------             -----------------

1995-1996                 First year                     $ 5,000                     $35,000
through                   Second - Fifth years           $7,500
1997-1998
1998-1999                 First year                     $ 7,500                     $47,500
                          Second - Fifth years           $10,000


         (3) Interest. Interest is payable by on each Key Alternative Loan on a monthly basis until the principal amount is repaid in full. The interest rate is calculated based on the 52-week Treasury Bill rate plus 3.10% during the interim period and 3.25% during the repayment period. (The interest rate for the 1995-1996 program year was calculated based on the 91-Day Treasury Bill Rate plus 3.50% during the interim period and 3.65% during the repayment period). The rate varies quarterly and is determined based on the most recent Treasury Bill auction prior to each January, April, July, and October. Borrowers may defer interest payments during the interim period. The deferred interest will be capitalized once on the last day of the interim period. (For loans originated during the 1995-1996 program year, deferred interest was capitalized once annually every November 30th and once on the last day of the interim period.)

         (4) Repayment. In general, borrowers must repay each Key Alternative Loan in monthly installments until the loan is paid in full. The repayment term is 10 years if the balance at repayment is less than $15,0000 or 15 years if the balance at repayment is $15,000 or more. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

         (5) Grace Periods Deferral Periods, Forbearance Periods. The repayment period on a Key Alternative Loan generally begins after the Grace Period, defined as six months after the student graduates or ceases to be enrolled at least half-time at an accredited four-year institution or five years from the date of the first Key Alternative Loan disbursement. In general, deferral periods are not permitted other than during the in school and grace periods, when the borrower is still responsible for the capitalization of the deferred interest. Borrowers may request periods of forbearance related to the following areas: unemployment, underemployment, hardship, practical and graduate school enrollment. Forbearances are generally granted in 6 month increments with a maximum of 18 months in total forbearance except for graduate school forbearance which is granted in 12 month increments for a maximum of twelve months.

         PRIVATE GRADUATE LOANS. The Seller originates Private Graduate Loans in conjunction with the Federal Loans. Like the Federal Loans, the Private Graduate Loans provide educational financing to help pay for the costs of

         o attending law, medical, dental, graduate, business, or other graduate school,

         o taking/passing one or more state bar examinations upon graduation from law school, or

         o participating in one or more medical or dental residency programs upon graduating from medical or dental school.

         Private Graduate Loans consist of loans associated with the above-mentioned fields of study (including Bar Exam and Residency Loans) and Private Consolidation Loans. Subject to the satisfaction of the conditions imposed by the applicable Program and the applicable Guarantee Agreement, if applicable, a majority of the Private Graduate Loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by the Private Guarantors. These Private Guarantors are not reinsured by the Department or any other governmental entity. In order to qualify for the guarantee from the Private Guarantors, Private Graduate Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan Program and may only be made to Eligible Students who qualify pursuant to credit underwriting standards established by the Seller and approved by the Private Guarantors. The following table summarizes the annual, aggregate and cumulative loan limits for each Private Loan:

                                                                   ANNUAL                AGGREGATE       CUMULATIVE
 PROGRAM YEAR                      TYPE OF LOAN                    MAXIMUM                MAXIMUM        MAXIMUM(2)
 ------------                      ------------                    -------                -------        ----------

1991-1992                          Law Loan                        $14,500                $43,500         $ 78,000
                                   Bar Exam Loan                   $ 5,000                $ 5,000         $ 83,000
1992-1993                          Law Loan                        $15,000                $45,000         $ 79,500
                                   Bar Exam Loan                   $ 5,000                $ 5,000         $ 84,500
1993-1994                          Law Loan                        $15,000                $45,000         $ 87,500
                                   Bar Exam Loan                   $ 5,000                $ 5,000         $ 87,500
1994-1995                          Law Loan                        $15,000                $45,000         $ 92,000
                                   Bar Exam Loan                   $ 5,000                $ 5,000         $ 92,000
1995-1996                          Law Loan              Up to the cost of attendance       N/A           $120,000
through
1997-1998
                                   Business Loan         Up to the cost of attendance(1)    N/A           $120,000
                                   Dental Loan           Up to the cost of attendance       N/A           $135,000
                                   Graduate Loan         Up to the cost of attendance       N/A           $120,000
                                   Medical Loan          Up to the cost of attendance       N/A           $165,000
                                   Bar Exam Loan                   $ 5,000                $ 5,000         $  5,000
                                   Residency Loan                  $ 8,000                $ 8,000         $  8,000
1998-1999                          Law Loan              Up to the cost of attendance       N/A           $130,000
                                   Business Loan         Up to the cost of attendance       N/A           $130,000
                                   Dental Loan           Up to the cost of attendance       N/A           $175,000;
                                                                                                          $200,000
                                                                                                         (post-doctoral)
                                   Graduate Loan         Up to the cost of attendance       N/A           $130,000
                                   Medical Loan          Up to the cost of attendance       N/A             N/A
                                   Bar Exam Loan                   $ 7,500                $ 7,500         $  7,500
                                   Residency Loan                  $ 8,000                $ 8,000         $  8,000

(1) Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.
(2)      Including graduate and undergraduate debt.

         Payment Terms. Each Private Graduate Loan earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus a margin, depending on the type of loan. The following table sets forth the applicable interest rate for each type of Private Graduate Loan:

                                                                                INTEREST MARGIN
                                                                                  OVER 91-DAY
 PROGRAM YEAR                    TYPE OF LOAN                                  TREASURY BILL RATE
 ------------                    ------------                        -----------------------------------------
                                                                     Interim (1)                 Repayment (2)
1991-1992                       Law & Bar Exam                          3.25%                        3.25%
1992-1993                       Law & Bar Exam                          3.25%                        3.40%
1993-1994                       Law & Bar Exam                          3.25%                        3.40%
1994-1995                       Law & Bar Exam                          3.25%                        3.40%
1995-1996                       Law Loan                                3.25%                        3.40%
through
1997-1998
                                Medical Loan                            2.50%                        2.75%
                                Dental Loan                             2.50%                        3.00%
                                Business Loan                           3.25%                        3.40%
                                Graduate Loan                           3.25%                        3.40%
                                Bar Exam Loan                           3.25%                        3.40%
                                Residency Loan                          2.50%                        2.75%
1998-1999(3)                    Law Loan                             2.90%-3.25%                  2.50%-3.25%
                                Medical Loan                            2.50%                     2.25%-2.85%
                                Dental Loan                          2.50%-2.75%                  2.25%-3.00%
                                Business Loan                        3.25%-3.00%                  2.50%-3.25%
                                Graduate Loan                        3.25%-3.40%                  2.50%-3.40%
                                Bar Exam Loan                        2.90%-3.25%                  2.50%-3.25%
                                Residency Loan                          2.50%                     2.25%-2.85%
                                Dental Residency Loan                2.50%-2.75%                  2.25%-3.00%

(1) "Interim" represents any period while the borrower is attending school or during a specified grace period.

(2) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

(3) For 1998-1999, two separate loan programs apply. In one program, the margin is determined based on the borrower's choice of repayment terms, which range from 10 to 25 years. The other program has one margin regardless of interim, repayment period, or repayment term.

         Interest accrues on the outstanding principal amount of each Private Graduate Loan from the date the lender makes such Private Graduate Loan and is payable monthly by each borrower commencing approximately six months after such borrower ceases to be an Eligible Student (or, with respect to each Private Graduate Loan [made since the commencement of the 1990-1991 program year, approximately nine months] after such borrower ceases to be an Eligible Student), subject to deferral or forbearance as discussed below (the "Private Loan Repayment Commencement Date"). Subject to certain conditions, borrowers of Private Graduate Loans (other than Private Consolidation Loans) may receive the benefits of certain deferral periods

(either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private Graduate Loans. Borrowers who incur Residency Loans, subject to certain conditions, may defer repayment of such loans until the required residency program is completed, not to exceed 48 months. In addition, borrowers of Private Graduate Loans (other than Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by the Private Guarantors if applicable), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Graduate Loans. Interest on each Private Graduate Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Graduate Loan on that date. Each student with outstanding Private Graduate Loans (other than Private Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Graduate Loan in full over a period [not to exceed 15 years (or, with respect to each Private Graduate Loan made since the commencement of the 1990-1991 program year, 20 years)] after the Private Loan Repayment Commencement Date with respect to such Private Graduate Loan. [Repayment of principal and interest on Business Loans commences no later than 36 months after the date of the first disbursement of the first Business Loan to a specific borrower.] Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. Private Graduate Loans presently require a minimum annual principal and interest payment of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Graduate Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         With respect to each Private Loan (other than Private Consolidation Loans) made to a student since the commencement of the 1992-1993 program year, a fee equal to a percentage of the original principal amount of such Private Graduate Loan is charged to such student on the applicable Private Loan Repayment Commencement Date.

         At the option of such student, the Seller will make an additional loan (a "Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Graduate Loan and repaid over the term thereof. See "Description of the Transfer and Servicing Agreements--Additional Fundings" for a discussion of the transfer of such Fee Advance to the related Trust.

             PROGRAM YEAR                      TYPE OF LOAN                            SUPPLEMENTAL FEE

             1990-1991                         Law Loan                                2%
             through                           Bar Loan
             1995-1996
             1996-1997                         Law Loan                                4%
                                               Medical Loan                            2%
                                               Dental Loan                             2%
                                               Business Loan                           2%
                                               Graduate Loan                           3%
                                               Bar Exam Loan                           3%
                                               Residency Loan                          2%
             1997-1998                         Law Loan                                1.5%-6.9%
                                               Medical Loan                            1.5%-6.9%
                                               Dental Loan                             1.5%-6.9%
                                               Business Loan                           1.5%-6.9%
                                               Graduate Loan                           1.5%-6.9%
                                               Bar Exam Loan
                                               Residency Loan
             1998-1999(1)                      Law Loan                                1.5%-6.9%
                                               Medical Loan                            1.5%-2%
                                               Dental Loan                             1.5%-6.9%
                                               Business Loan                           1.5%-6.9%
                                               Graduate Loan                           1.5%-6.9%
                                               Bar Exam Loan                           1.5%-6.9%
                                               Residency Loan                          1.5%-2%
                                               Dental Residency Loan                   1.5%-6.9%

(1) For 1998-1999, two separate loan programs apply. One program determines the fee based on the loan type. The other program determines the fee based on the borrower's past credit behavior, except the Medical and Residency Loans, which are 1.5%.

         "ADEAL" (Alternative Dental Education Assistance Loan) loans are similar to the Dental Loans outlined above. They are made to borrowers who are full-time dental or postdoctoral dental students attending or accepted for attendance at a member institution of the American Association of Dental Schools (AADS) and members of the American Student Dental Association (ASDA). The borrower must meet minimum credit criteria and not have outstanding education loans with an aggregate balance that exceeds $175,000. If the borrower is in post-doctorate study, the aggregate is $200,000. Interest rates vary quarterly based upon the 91-day Treasury Bill Rate plus 2.50% prior to repayment and 3.00% at repayment. Interest is capitalized once when the loans enter repayment. The maximum loan term for ADEAL loans is 20 years and repayment begins twelve months after the borrower ceases to be enrolled, twenty-four months after the borrower graduates if the borrower provides verification that he or she is enrolled in a residency program within the initial twelve month grace period, or six years after the date of the first disbursement of any ADEAL loan.

         PRIVATE CONSOLIDATION LOANS. The Seller has established a private consolidation loan program to facilitate the ability of eligible borrowers of Private Graduate Loans ("Underlying Private Graduate Loans") to consolidate such Underlying Private Graduate Loans into a single loan (a "Private Consolidation Loan"; together with Federal Consolidation Loans, sometimes referred to herein collectively as "Consolidation Loans"). The Private Consolidation Loan Program (the "Private Consolidation Loan Program") commenced in November, 1994. Subject to the satisfaction of certain conditions set forth in the programs relating to Private Graduate Loans, including limitations on the timing and payment of principal and interest with respect to Private Consolidation Loans and a requirement that the proceeds of a Private Consolidation Loan be used to repay the respective Underlying Private Graduate Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee arrangements [, if any,] as are available on the Underlying Private Graduate Loans. [Under this program, an eligible borrower of Private Consolidation Loans means a borrower (i) with outstanding Underlying Private Graduate Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Graduate Loan.] A borrower of a Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will forgo all opportunities for deferment or forbearance.

         Private Consolidation Loans originated during the 1995 through 1998 program years will bear interest at the rate applicable to the type of Underlying Graduate Loan for which the greatest principal amount of Underlying Graduate Loans to be consolidated is outstanding. Private Consolidation Loans will be repayable over a period of 25 to 30 years, depending on the original principal amount of such Private Consolidation Loan. The Private Loan Repayment Commencement Date with respect to a Private Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered repayment options similar to those available for other Private Graduate Loans. With respect to each Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Graduate Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Fee Advance").

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         FEDERAL GUARANTORS. The Higher Education Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Higher Education Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993 and from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Higher Education Act are also 100% guaranteed and reinsured. See"--Federal Insurance and Reinsurance of Federal Guarantors" below.

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         Federal Guarantors collect a one-time insurance premium ranging from
0% to 3% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Unsubsidized Stafford Loan Program (the "Unsubsidized Stafford Loan Program") prior to July 1, 1994. On such loans made prior to July 1, 1994, the Higher Education Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Stafford Loans and Unsubsidized Stafford Loans are 1% and 3%, respectively.

         Each Federal Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Federal Guarantee Agreement between such Federal Guarantor and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Federal Guarantor for the Federal Loans held by such Trust as of the applicable Closing Date and the amount of such Federal Loans it is guaranteeing for such Trust.

         FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS. A Federal Loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a certain period of time as specified by the Higher Education Act. Under certain circumstances a loan deemed ineligible for federal reinsurance may be restored to eligibility. Procedures for such restoration of eligibility are discussed below.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Higher Education Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification, subject to reduction as described below.

         If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not less than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced such loan. Under the Higher Education Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

         Pursuant to such agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a Parental Loan For Undergraduate Students (a "PLUS Loan") or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing

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eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under
Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

         The amount of such reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

CLAIMS RATE OF FEDERAL GUARANTORS                   REIMBURSEMENT BY THE DEPARTMENT OF EDUCATION (1)
---------------------------------                   ------------------------------------------------

0% to and including 5%                                       98%
Greater than 5% to and including 9%                          98% of claims to and including 5%; 88% of claims greater
                                                             than 5%
Greater than 9%                                              98% of claims to and including 5%; 88% of claims greater
                                                             than 5% to and including 9%; and 78% of claims greater than
                                                             9%

-------------------

(1) Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

         The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

         On August 10, 1993 President Clinton signed the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal

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


Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest. These various changes create a risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of a Trust's ability to pay principal and interest on the related Notes and Certificates, as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the related Student Loans. In addition, this legislation sought to greatly expand the loan volume under the direct lending program (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of Federal Loans made by the Seller. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Federal Loans. See "Risk Factors--Changes in Legislation May Adversely Affect Student Loans and Federal Guarantors." The 1998 Reauthorization Bill created additional risks that the resources available to the Federal Guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to 95% guarantor risk sharing from 2% to 5%.

         Pursuant to the 1992 Amendments and additional changes made in 1997 and 1998, each Federal Guarantor is required to maintain a current minimum reserve level of at least .25% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Federal Guarantor. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency. If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 5% or the Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor. In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure

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


uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

         PRIVATE GUARANTORS. Private Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the related Private Loans. The Seller will structure each Trust and the related Securities assuming that each Private Guarantor will not have the financial resources to satisfy all its obligations under its respective Guarantee Agreement with respect to the related Private Loans throughout the term of such loans.

ORIGINATION PROCESS

         The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

         With respect to all Student Loans, whether Federal Loans or Private Loans (other than Consolidation Loans and Key Alternative Loans discussed below), the Seller forwards each application for such Student Loans (which should include an executed promissory note) to either a marketing agent or the Seller's origination department. On behalf of the Seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the applicable Program. In addition, a credit report of each applicant for Private Graduate Loans is obtained from an authorized credit reporting service, which the Seller then uses to determine, in consultation with the Private Guarantors, if applicable, whether such applicant satisfies certain specified credit underwriting criteria. The credit-underwriting criteria for Private Guaranteed Loans are as follows:

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


         o No acount that has been 90 or more days delinquent in the past two years, no more than one account is currently more than 60 days delinquent.

         o No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

         o No record of unpaid collections, charged-off accounts or written-off accounts.

         o No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past six years.

         o Credit criteria for the 1994-1995 program year also include requirements that no account has been delinquent 90 or more days in the past five years or three years with respect to any previous borrower, and there have been no more than three inquiries and none with respect to any previous borrower to an authorized credit reporting agency in the past six months.

         o Credit criteria for the 1997-1998 program year includes additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years.

The credit-underwriting criteria for Private Unguaranteed Loans are as follows:

         1. No more than 3 accounts rated 30 days are more delinquent in the past 2 years.

         2. No more than one account is currently rated 60 days or more delinquent.

         3. No more than 2 accounts rated 60 or more days delinquent in the past 2 years.

         4.   No account more than 90 days delinquent in the past five years.

         5.   No record of bankruptcy discharge in the past 7 years.

         6. No record of foreclosure, repossession, open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public credit in the past 6 years.

         7. No record of unpaid collections, charged-off accounts or written-off accounts.

         8.   No more than 3 authorized inquiries in the past 6 months.

         9.   Applicants with no credit history will be approved.

         10. Applicants who meet the criteria 2-8, but do not meet the minimum credit score determined by the Seller must obtain a co-signer to be eligible.

         11. Applicants with credit card balances greater than $20,000 must have a credit worthy co-signer. $30,000 for MedAchiever.

         12. No single or combination of paid charged-off or paid collection accounts totaling more than $100 reported within last 2 years.

         13. If revolving credit balances are greater than $8,000, total credit card usage cannot exceed 75% (a negative decision can be overridden if applicant has minimum credit bureau score).

         14. A credit bureau score may be used to enhance applicants position for all other criteria.

         The marketing agent or origination department forwards a copy of each application that satisfies the foregoing reviews to the respective Guarantor, if applicable, which reviews the application to determine that such application satisfies all applicable conditions, including the foregoing, for the loan to be eligible to receive Guarantee Payments, subject to compliance with the terms of the respective Guarantee Agreements, including the proper servicing of the loan.

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


Upon approval of an application by either the marketing agent or the origination department and the respective Guarantor, if applicable (and approval by the Seller, in the case of all Private Graduate Loans) and receipt of evidence from such Guarantor that the applicable loan is guaranteed, the Seller causes the proceeds of such loan to be disbursed in one or more installments. For each loan that is made, the marketing agent or the origination department forwards the completed loan application and executed promissory note to the designated Servicer, which serves as custodian for such materials.

         The origination process described above is generally true for both Federal Loans and Private Graduate Loans, except that the origination of Federal Loans must comply with the provisions of the Higher Education Act, and therefore does not consider the creditworthiness of borrowers applying for Stafford Loans.

         Any borrower inquiries concerning Federal Consolidation Loans or Private Consolidation Loans received by the marketing agent or the Seller are forwarded to the appropriate Servicer, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Although the borrower is permitted to choose any lender to make a Federal Consolidation Loan, borrowers typically express no preference as to the identity of the lender. In that event, each Servicer generally will choose the lender that has the highest balance of the loans to be consolidated or, if there is no such lender, the lender that has made the most recent loan to the borrower to be consolidated. Each Servicer is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal Consolidation Loan or Private Consolidation Loan, as the case may be. Upon approval of an application for a Consolidation Loan, the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Seller, a Servicer retains the completed loan application and executed promissory note as custodian.

         Applications for Key Alternative Loans will be loaded to the origination system of GLHEC. Completed input applications will be transferred electronically to the Seller's credit department in Boston for credit review nightly. Applications will be reviewed daily Monday through Friday. Approved applications are transmitted back to GLHEC on a daily basis, where an approval letter is generated and sent to the applicant, cosigner and the school. For schools who are participating in the confirmation process, the process remains the same up to the point where the approval letters are processed. Schools who are participating in this process receive a report via fax that allows the school to approve the loan amount and disbursement dates, adjust the loan amount or the disbursement date, or cancel the loan entirely, before the applicant, cosigner and school receive the approval letter. Once the confirmation roster is received back from the school, based on the school's approval of the roster, GLHEC will produce either an approval letter or a denial letter, as applicable. Denied applicants receive an adverse action letter from the credit department the day the application is denied. If an applicant feels they have been denied based on inaccurate or incomplete information contained in a credit report, they can

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


request a review (within 60 days of initial denial). Denied applicants may have their loan reconsidered with a written request and supporting documentation. A credit representative will review denied loan applicants documentation and approve or deny the request. Each appeal is handled based on its individual merits.

         Loan disbursements are sent to the school ten days prior to the academic start dates indicated on the application, unless the term is already in progress. If the term is already in progress, the funds are sent immediately upon loan approval. Checks are sent payable to the borrower unless the school requests checks payable to the school and the borrower. Loan disbursements may also be sent via electronic funds transfer.

         Loan fees are deducted from each disbursement. For co-signed loans, the fee is 4%. For non-cosigned loans, the loan fee is 9%.

SERVICING AND COLLECTIONS PROCESS

         The Higher Education Act, the programs relating to Private Loans and the applicable Guarantee Agreements require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. Each Servicer performs such procedures on behalf of the Seller and will agree, pursuant to the related Sale and Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the Student Loans on behalf of the related Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each Servicer's loan file for the borrower. Each Servicer also will be required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the applicable Eligible Lender Trustee, as holder of legal title to the applicable Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Federal Loan.

         At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Student Loan, each Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal

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Loans made prior to the enactment date of the 1998 Reauthorization Bill), 240 days (in the case of Federal Loans made on or after October 7, 1998), or 150 days (in the case of Private Guaranteed Loans), each Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 330 days (in the case of Federal Loans made on or after October 7, 1998), or 180 days (in the case of Private Guaranteed Loans) of delinquency may result in denial of the guarantee claim with respect to such loan. Each Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of such Servicer to purchase the applicable Student Loan. See "Description of the Transfer and Servicing Agreements--Servicer Covenants."

INCENTIVE PROGRAMS

         The Seller has offered, and may continue to offer, incentive programs to certain Student Loan borrowers. Two such programs are currently made available by the Seller and may apply to Student Loans owned by a Trust. These incentive programs currently or hereafter made available by the Seller may also be made available by each Servicer to borrowers with Student Loans. Any such incentive program that effectively reduces borrower payments on Student Loans and is not required by the Higher Education Act will be applicable to the Student Loans only if and to the extent that the applicable Trust receives payment from the Seller (or the Seller deposits or causes a deposit to be made into the related Collection Account) in an amount sufficient to offset such effective yield reductions.


                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The rate of payment of principal of the Notes and the Certificates of any series and the yield on the Notes and the Certificates of any series will be affected by prepayments of the Student Loans that may occur as described below. All the Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans, Private Consolidation Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. he rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Student Loans.

         To the extent borrowers of Student Loans elect to borrow Consolidation Loans with respect to such Student Loans from the Seller

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         (1)      after the Funding Period but not beyond the end of the
                  Revolving Period, and collections on the Student Loans are not available to purchase such Consolidation Loans,

         (2)      after the end of the Revolving Period, or

         (3)      from another lender at any time,

         Noteholders of a series (and after the Notes have been paid in full, Certificateholders of such series) will collectively receive as a prepayment of principal the aggregate principal amount of such Student Loans; provided, that if the Seller makes any such Consolidation Loan during a Funding Period or prior to the end of the Revolving Period (in which event the Seller will then sell that Consolidation Loan to the applicable Eligible Lender Trustee, to the extent that funds are available in the applicable Escrow Account and during the Funding Period, the Pre-Funding Account or following the Funding Period but prior to the end of the Revolving Period, the applicable Collection Account from amounts which constitute available loan purchase funds, for the purchase thereof), the aggregate outstanding principal balance of Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan made on or after October 1, 1993, even if the Underlying Federal Loans were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans." There can be no assurance that borrowers with Student Loans will not seek to obtain Consolidation Loans with respect to such Student Loans or, if they do so, that such Consolidation Loans will not be made by the Seller after the end of a Funding Period when collections on the Student Loans are not available to purchase such Consolidation Loans, on or after the end of the Revolving Period or by another lender at any time.

         The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The lower rate applies only to borrowers who apply for Student Loans before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with federal loans, as well as increase the likelihood that a federal loan in the trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. Any such prepayments will result in a more rapid amortization of the Securities of a series then would otherwise be the case. The volume of existing loans that may be repaid in this fashion is not determinable at this time.

         In addition, the Seller will be obligated to repurchase any Student Loan pursuant to the applicable Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Servicers will be obligated to purchase any Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Student

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Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders of a series in that Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." See also "Description of the Transfer and Servicing Agreements---Additional Fundings" regarding the prepayment of principal to Noteholders and Certificateholders of a series if as of the date specified in the applicable Prospectus Supplement the amount on deposit in the related Pre-Funding Account has not been reduced to zero and the prepayment of principal to Noteholders of a series as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Seller's option to purchase the Student Loans when the aggregate Pool Balance is less than or equal to 5% of the initial Pool Balance of a series and the auction of the Student Loans occurs on or after the date specified in the related Prospectus Supplement.

         On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods prior to the end of the Revolving Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to an Eligible Lender Trustee on behalf of a Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Student Loans they are replacing may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates of a series. The rate of payment of principal of the Notes and the Certificates of a series and the yield on the Notes and the Certificates of a series may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Student Loans will extend well beyond the final scheduled Distribution Dates of the Notes and the Certificates of a series.

         The rate of prepayment on the Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Securityholders of a series. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders of a series receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

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                      POOL FACTORS AND TRADING INFORMATION

         Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal amount of such class of Notes or the remaining principal balance for such class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on such Distribution
Date), as a fraction of the initial outstanding principal amount of such class of the Notes or the initial Certificate Balance for such class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (x) the original denomination of that Securityholder's Note or Certificate and (y) the applicable Pool Factor.

         Pursuant to the related Indenture and the related Trust Agreement, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                            DESCRIPTION OF THE NOTES

GENERAL

         With respect to each Trust, one or more classes of notes (the "Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee under such Indenture (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus (this "Prospectus") is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

Unless otherwise specified in the related Prospectus Supplement (each a "Prospectus Supplement"), each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co.

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


("Cede"), unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities."

PRINCIPAL OF AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, interest as a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Seller, or such other party as may be named in the related Prospectus Supplement, of its option to purchase the related Student Loans.

         Unless otherwise specified in the related Prospectus Supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement."

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set

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forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

         In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Escrow Account, the Notes of such series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount described in the related Prospectus Supplement.

         See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement, the "Specified Reserve Account Balance").

THE INDENTURE

         Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, however, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will

         (1) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable,

         (2) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,

         (3) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture,

         (4) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller, an affiliate of either of them or any obligor on such Notes,

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


         (5) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series,

         (6) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of such Notes necessary to amend the related Indenture or certain other related agreements, or

         (7) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of such Indenture.

         The applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of such series.

         Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, an "Event of Default" under the related Indenture will include the following:

         (a) a default for five days or more in the payment of any interest on any such Note after the same becomes due and payable;

         (b) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;

         (c) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;

         (d) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and

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


                  such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; or

         (e) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust.

         However, the amount of principal required to be distributed to Noteholders of such series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

         If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related Prospectus Supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for such Distribution Date based on interest collections on the Student Loans (the amount of such difference, the "Index Shortfall Carryover"), the Interest Rate for such Distribution Date will be such alternate rate and the Index Shortfall Carryover shall be payable as described in such Prospectus Supplement. Payment of the Index Shortfall Carryover generally will be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or such alternate rate) and, accordingly, the nonpayment of the Index Shortfall Carryover on any Distribution Date will not generally constitute a default in the payment of interest on such Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of such Notes then outstanding if (x) the related Trust has paid or deposited with the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (y) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or, under the circumstances described below, waived.

         If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to such Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the

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


payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless

         (1) the holders of all such outstanding Notes consent to such sale,

         (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or

         (3) the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding provided, that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of five days or more on the payment of any interest on any Note, unless

         (a) the proceeds of the sale or liquidation of the Student Loans distributable to the Certificateholders are sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon or

         (b) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Certificateholders would not be sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon, the Certificateholders of at least a majority of the outstanding Certificate Balance consent thereto;

provided, further that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of five days or more on the payment of any interest on any Note unless

         (x) proceeds of the sale or liquidation of the Student Loans distributable from such sale are sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Index Shortfall Carryover) and
                  (2) to pay to Certificateholders, the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Index Shortfall Carryover) or

         (y) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation would not be sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Index

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


                  Shortfall Carryover) and (2) to pay to Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Index Shortfall Carryover).

If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the holders of Notes on a pro rata basis, based on the amount then owing on each class of Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

         Unless otherwise specified in the related Prospectus Supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless

         (a) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

         (b) the holders of not less than 25% in principal amount of such outstanding Notes have requested in writing that such Indenture Trustee institute such proceeding in its own name as Indenture Trustee,

         (c) such holder or holders have offered such Indenture Trustee reasonable indemnity,

         (d) such Indenture Trustee has for 60 days failed to institute such proceeding, and

         (e) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

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


         In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, none of the related Indenture Trustee, the Seller, the Administrator, the Servicers or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

         (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

         (b) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture,

         (c) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

         (d) such Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies (as such term is defined in the related Prospectus Supplement, each a "Rating Agency" and collectively, the "Rating Agencies") as a result of such merger or consolidation, and

         (e) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to such Trust or to any Certificateholder or Noteholder of the related series.

         Each Trust will not, among other things,

o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,

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


o claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,

o except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

o permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby, or

o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

         No Trust may engage in any activity other than financing, purchasing, owning, selling and managing Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as such Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to

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


continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of certificates ("Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related Prospectus Supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the Seller or an affiliate of the Seller specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller or an affiliate of the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller or an affiliate of the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders (other than the Seller or an affiliate of the Seller) refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders (other than the Seller or an affiliate of the Seller) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Unless otherwise specified in the related Prospectus Supplement, Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller and its affiliates, the Certificates owned by the Seller and its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request,

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


demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

         The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of such Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

         See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

         Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates."

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FLOATING RATE SECURITIES

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

         The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

         As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Cedelbank ("Cedel") or The Euroclear System ("Euroclear") in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their

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interests through DTC. Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Noteholders and Certificateholders (collectively, "Securityholders") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller or an affiliate of the Seller with respect to any series of Securities, it is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be DTC's nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear

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Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to the Notes offered hereby.

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Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear

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


Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         NONE OF THE TRUST, THE SELLER, THE SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

         Except with respect to the Certificates of a given series that may be purchased by the Seller or an affiliate of the Seller, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if

         (a) the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor,

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         (b)      the Administrator, at its option, elects to terminate the
                  book-entry system through DTC, or

         (c) after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date which will be the business day preceding each Distribution Date, unless otherwise specified in the related Prospectus Supplement (the "Record Date") specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

         Three or more holders of Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired

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communication or proxy, on behalf and at the expense of the requesting
Noteholders, to all Noteholders of such series.

         Three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". Such statements will be filed with the Commission during the period required by Rule 15d-1 under the Exchange Act and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Student Loans will be prepared by Key Bank USA, National Association and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following is a summary of the material terms of each Sale and Servicing Agreement (each a "Sale and Servicing Agreement"), pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller and the Servicers will service the same; each Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued

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(collectively, the "Transfer and Servicing Agreements"). Forms of each of the
Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the related Eligible Lender Trustee on behalf of such Trust, without recourse, except as provided in the Sale and Servicing Agreement, its entire interest in the Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

         In each Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that

         o each Student Loan, on the date on which it is transferred to such Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

         o the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

         o each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act) and applicable restrictions imposed by the Programs or any Guarantee Agreement.

         Following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in such Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Student Loan from the related Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period (as such term is defined in the related Prospectus Supplement, the "Collection Period") at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In

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addition, the Seller will reimburse the related Trust with respect to a Federal
Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy
Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller. The repurchase and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of the related Trust, the Certificateholders or the Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, each Servicer will be appointed custodian of the promissory notes representing the Student Loans which such Servicer is servicing and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicers' records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and UCC financing statements reflecting such sale and assignment will be filed.

ADDITIONAL FUNDINGS

         In the case of a Trust having a Pre-Funding Account or a Escrow Account, such Trust will use funds on deposit in such account from time to time during the related Funding Period or Revolving Period, respectively, (x) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans and (y) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related Prospectus Supplement ("Additional Fundings"). Such additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related Prospectus Supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Escrow Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Escrow Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit therein will be distributed to the related Securityholders in the amounts described in the related Prospectus Supplement.

         If and to the extent specified in the related Prospectus Supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

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ACCOUNTS

         With respect to each Trust, the Administrator will establish and maintain one or more accounts entitled the "Collection Account", the "Pre-Funding Account", the "Escrow Account", the "Negative Carry Account" and the "Reserve Account" (collectively, the "Trust Accounts"), in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

         For any series of Securities funds in the Trust Accounts will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Securities. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a long-term unsecured debt rating acceptable and/or a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

SERVICING PROCEDURES

         Pursuant to each Sale and Servicing Agreement, each Servicer will agree to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. So long as no claim is being made against a Guarantor for any Student Loan, a Servicer will hold on behalf of the Trust the notes evidencing, and other documents relating to, that Student Loan. With respect to the Student Loan it is servicing, each Servicer is

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required pursuant to the related Sale and Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), to do so in the same manner as such Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of each Servicer with respect to each Trust under the related Sale and Servicing Agreement will include, but not be limited to, the following: collecting and depositing into the Collection Account (or in the event that daily deposits are not required, paying to the Administrator) all payments with respect to the Student Loans such Servicer is servicing, including claiming and obtaining any Guarantee Payments with respect thereto but excluding such tasks with respect to any Interest Subsidy Payments and Special Allowance Payments with respect to the Student Loans (as to which the Administrator and the Eligible Lender Trustee will perform, see "--Administrator" below, responding to inquiries from borrowers under the Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, each Servicer will keep ongoing records with respect to such Student Loans and collections thereon and will furnish quarterly and annual statements with respect to such information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Sale and Servicing Agreement.

PAYMENTS ON STUDENT LOANS

         With respect to each Trust, except as provided below, each Servicer will deposit all payments on Student Loans (from whatever source), and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that Key Bank USA, National Association satisfies certain requirements for quarterly remittances and the Rating Agencies affirm their ratings of the Notes and the Certificates of each series at the initial level, then so long as Key Bank USA, National Association is the Administrator and provided that (x) there exists no Administrator Default and
(y) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, each Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (as such term is defined in the related Prospectus Supplement, the "Monthly Servicing Payment Date") (to the extent of the Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the

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


remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of each Student Loans repurchased by the Seller and purchased by a Servicer into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

SERVICER COVENANTS

         With respect to each Trust, each Servicer will covenant in the related Sale and Servicing Agreement that:

         (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;

         (b) it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;

         (c) it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and

         (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Program requirements.

         Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by each Servicer to borrowers with Student Loans. Any such incentive program that effectively reduces borrower payments on Student Loans and is not required by the Higher Education Act will be applicable to the Student Loans only if and to the extent that such Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions.

         Under the terms of the related Sale and Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, if the Seller or a Servicer discovers, or receives written notice, that any covenant of the Servicers set forth above has not been complied with by such Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any

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


Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, such Servicer will purchase such Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, such Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Student Loan and the related Trust's interest in any such purchased Student Loan will be automatically assigned to such Servicer. In addition, a Servicer will reimburse the related Trust with respect to any Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of such Servicer.

SERVICING COMPENSATION

         With respect to any Trust, the Servicers will be entitled to receive, the servicing fee monthly in an amount in the aggregate equal to the sum of (a) a specified amount per annum of the Pool Balance as of the last day of the preceding calendar month as set forth in the related Prospectus Supplement and
(b) certain one-time fixed fees for each Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to adjustment, together with other administrative fees and similar charges specified in the related Prospectus Supplement as compensation for performing the functions as servicers for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid as specified in the applicable Prospectus Supplement.

         The Servicing Fee will compensate the Servicers for performing the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Servicers for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Student Loans.

         In the event of (x) any sale of the Student Loans on behalf of the Trust to any person (other than the Seller, the Administrator, or the Servicers) in which the purchaser elects to deconvert the Student Loans and not retain the applicable Servicer or (y) any termination by the Trust of the applicable Servicer of the Student Loans, except for any termination for cause or as a result of any Servicer Default by the applicable Servicer, the Trust shall pay to the applicable Servicer, as a part of the Servicing Fee the following deconversion fee, per loan, based on the status of the loan at the time of deconversion as set forth in the related Prospectus Supplement.

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

DISTRIBUTIONS

         With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of such series, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

         General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if



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a form of credit enhancement covers more than one series of Securities,
Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities a Reserve Account, as specified in the related Prospectus Supplement, which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance by the deposit therein of the amount of collections on the related Student Loans remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance will be distributed.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date with respect to each series of Securities, the Administrator (based on the quarterly statements and other information provided to it by the Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information (and any other information so specified in the related Prospectus Supplement) with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates of such series, to the extent applicable:

               1. the amount of the distribution allocable to principal of each class of Securities;


               2. the amount of the distribution allocable to interest on each class of Securities, together with the interest rates applicable with respect thereto;

               3. the amount of the distribution, if any, allocable to any Index Shortfall Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

               4. the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1.) above;

               5. the aggregate outstanding principal balance of each class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1.) above;

               6. the amount of the Servicing Fee paid to the Servicers and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period;

               7. the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

               8. the amount of the aggregate realized losses, if any, for such Collection Period and the balance of Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

               9. the Certificateholders' Index Carryover Shortfall, the Noteholders' Index Carryover Shortfall, the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

               10. the aggregate Purchase Amounts for Student Loans, if any, that were purchased in such Collection Period;

               11. the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date;

               12. for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount (as such term is defined in the related Prospectus Supplement, the "Pre-Funded Amount") on such Distribution Date, after giving effect to changes therein during the related Collection Period or for each Distribution date during the Revolving Period (if any), the amount on deposit in the Escrow Account; and

                  13. the aggregate amount of Guarantee Payments deposited into the Collection Account expressed as a percentage of the Initial Pool Balance.



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Each amount set forth pursuant to subclauses (1), (2) (5) and (8) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial Certificate Balance of such Certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

         Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicers during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards under the related Sale and Servicing Agreement relating to the servicing of the Student Loans.

         Each Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with all applicable standards under the related Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Student Loans.

         Each Sale and Servicing Agreement will also provide for delivery to the Trust and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of each Servicer or the Administrator, as the case may be, stating that, to his knowledge, such Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Servicers and the Administrator will agree to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         Each Sale and Servicing Agreement will provide that the Servicers may not resign from their obligations and duties as Servicer thereunder, except upon determination that a Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Sale and Servicing Agreement.




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         Each Sale and Servicing Agreement will further provide that neither the
Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related Prospectus Supplement, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing
Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement, any entity into which a Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of such Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor of such Servicer under such Sale and Servicing Agreement.

SERVICER DEFAULT; ADMINISTRATOR DEFAULT

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of

         (1) any failure by a Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Student Loans, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by such Servicer or after discovery by such Servicer;

         (2) any failure by a Servicer duly to observe or perform in any material respect any other covenant or agreement in the related Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to such Servicer by the Indenture Trustee, the Eligible Lender Trustee, the other Servicer or the Administrator or (y) to such Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates;




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         (3)      certain events of insolvency, readjustment of debt,
                  marshalling of assets and liabilities, or similar proceedings with respect to a Servicer and certain actions by a Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

         (4) failure by a Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

         Except as otherwise provided in the related Prospectus Supplement, "Administrator Default" under each Sale and Servicing Agreement or each Administration Agreement will consist of

         (1) (A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any monthly servicing payment date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator;

         (2) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in each Administration Agreement or each Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (y) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and

         (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

         As long as a Servicer Default under a Sale and Servicing Agreement or an Administrator Default under a Sale and Servicing Agreement or an Administration Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes may terminate all the rights and obligations of the applicable



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Servicer under such Sale and Servicing Agreement, or the Administrator under such Sale and Servicing Agreement such Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the related Indenture Trustee, or such Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable Servicer under such Sale and Servicing Agreement, or the Administrator under such Sale and Servicing Agreement and such Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for a Servicer or the Administrator, and no Servicer Default or Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Servicers under such Sale and Servicing Agreement or the Administrator under such Sale and Servicing Agreement and such Administration Agreement, as the case may be, unless such compensation arrangements will result in a downgrading of such Notes and Certificates by any Rating Agency. In the event a Servicer Default or an Administrator Default occurs and is continuing, such Indenture Trustee or the holders of Notes, as described above, may remove the applicable Servicer or the Administrator, as the case may be, without the consent of the related Eligible Lender Trustee or any of the holders of Certificates. Moreover, only the Indenture Trustee or the holders of Notes, and not the Eligible Lender Trustee or the holders of Certificates, have the ability to remove a Servicer or the Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs and is continuing.

WAIVER OF PAST DEFAULTS

         With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of the related series) may, on behalf of all Noteholders and Certificateholders, waive any default by a Servicer in the performance of its obligations under the related Sale and Servicing Agreement, or any default by the Administrator of its obligations under the related Sale and Servicing Agreement and the related Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicers and the Administrator which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

         Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or



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

"Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

INSOLVENCY EVENT

         If any of certain events of insolvency or receivership, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or certain actions by the Seller indicating its insolvency or inability to pay its obligations (each, a "Seller Insolvency Event") occurs, the Student Loans will be liquidated and the related Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller) to the effect that such group disapproves of the liquidation of the Student Loans and termination of the related Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of the related Trust. Upon termination of the related Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the related Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of the Guarantors and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Student Loans and, if any such entity is the highest bidder, the Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) are not sufficient to pay the Notes in full, the amount of principal returned to the holders of Notes will be delayed and the holders of Notes will incur a loss. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the holders of Certificates will be delayed and the holders of Certificates will incur a loss.

         Each Trust Agreement will provide that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all holders of Certificates and the delivery to the Eligible Lender Trustee by each holder of Certificates of a certificate certifying that such holder reasonably believes that the related Trust is insolvent.

AMENDMENT

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or



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Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Eligible Lender Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. Each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicers, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the holders of Notes or the holders of Certificates; provided, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the holders of Notes or the holders of Certificates or (y) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

         Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a holder of notes or a holder of Certificates in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

         With respect to each Trust, the obligations of the Seller, the Servicers, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (x) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any such remaining Student Loans and (y) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.




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         If so specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related Prospectus Supplement, all right, title and interest in the Student Loans and other funds of such Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or such other party.

         If so provided in the related Prospectus Supplement, any Student Loans remaining in the related Trust as of the end of the Collection Period immediately preceding the Distribution Date which occurs immediately after the 10th anniversary of the Closing Date (the "Auction Date") will be offered for sale by the related Indenture Trustee. Affiliates of the Seller, the related Servicers and unrelated third parties may offer bids to purchase such Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of

          o the Auction Purchase Amount (as such term is defined in the related Prospectus Supplement, the "Auction Purchase Amount"),

          o the fair market value of such Student Loans as of the end of the Collection Period immediately preceding such Distribution Date and

          o the aggregate unpaid principal amount of the related Notes and principal balance of the related Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Index Shortfall Carryover).

If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Student Loans on either the



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Auction Date or any subsequent Distribution Date. The related Prospectus
Supplement will specify what will happen in the event the Student Loans are not sold in accordance with the foregoing.

ADMINISTRATOR

         The Administrator will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee and an Sale and Servicing Agreement with the related Trust, the Seller, the Servicers and the Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein,

         (a) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or any Distribution Date, as applicable,

         (b) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each monthly servicing payment date and each Distribution Date,

         (c) to prepare and file with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Federal Loans,

         (d) to prepare (based on the quarterly and annual reports received from the Servicers) and provide monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and

         (e) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

         The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of such Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financial




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Statement Loans and the collection with respect thereto. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

         If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in such Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the related Eligible Lender Trustee in such Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Eligible Lender Trustee in such Student Loans. Under the related Sale and Servicing Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest therein) other than to the related Eligible Lender Trustee on behalf of a Trust, except as provided below.

         Pursuant to each Sale and Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to such Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Student Loans in the ordinary course of its business and took possession of such Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties."

         With respect to each Trust, in the event of a Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent



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either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default and Administrator Default."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Student Loans. To the extent that the transfer of the Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

         In the event of a Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to a Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default and Administrator Default."

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their




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provisions. These requirements are generally inapplicable to Federal Loans, but in certain circumstances, a Trust may be liable for certain violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

         The Higher Education Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Sale and Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Loans could result in adverse consequences. Any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Federal Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Federal Loans.

         Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds (as such term is defined in the related Prospectus Supplement, the "Available Funds") on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, unless otherwise specified in the related Prospectus Supplement, the related Trust has the right, pursuant to the related Sale and Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to such Student Loan has a material adverse effect on the interest of the



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Trust therein and such breach is not cured within any applicable cure period.
See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." The failure of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Sale and Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING

         On November 29, 1994, the Secretary of the Department of Education (the "Secretary") published final regulations amending FFELP. These regulations, among other things, establish requirements governing contracts between holders of federal loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP and establish sanctions for third-party servicers.

         Under these regulations, a third-party servicer (such as one of the Servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that a Servicer will not be fined or held liable by the Department liabilities arising out of its FFELP activities for the Trust or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants under the Sale and Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, each Sale and Servicing Agreement will provide for the removal of the applicable Servicer and the appointment of a Successor Servicer.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

         Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the United States Bankruptcy Code, as amended, as codified in 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code") unless (a) such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy, or (b) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents. However, Private Loans guaranteed by certain Private Guarantors are generally dischargeable by a borrower in bankruptcy.




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RECENT DEVELOPMENTS

         Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include:

         (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;

         (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

         (3) providing that the portion of a Federal Consolidated Loan that is comprised of subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

         (4) establishing prohibitions against various forms of discrimination in the making of Federal Consolidation Loans.

Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

         FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFELP. These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

         1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance Payments on Stafford Loans




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and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment).

         1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

         o All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFELP statute.

         o Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

         o Additional recall of reserve funds by the Secretary was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

         o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

         o The percentage of collections on defaulted Student Loans a federal guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

         o Federal reinsurance provided to federal guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

         o The delinquency period required for a loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

         o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

         o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the




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                  borrower's interest rate, Special Allowance Payments are made to make up the difference.

         o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

         o The Federal Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

         o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

         o The Secretary is authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

         o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's Underlying Federal Loans to issue a Federal Consolidation Loan to a borrower whose Underlying Federal Loans are held by multiple holders.

         o Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the Federal Direct Student Loan Program.

         o The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

         o Discharge of FFELP and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been due for more than seven (7) years prior to the bankruptcy filing.

                             INCOME TAX CONSEQUENCES

         Set forth below is a general summary of material federal and Pennsylvania state income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Thompson Hine & Flory LLP ("Federal Tax Counsel") has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal




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conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders and Certificateholders. Kirkpatrick & Lockhart LLP ("Pennsylvania Tax Counsel") has reviewed this summary with respect to Pennsylvania income and franchise tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the Pennsylvania income and franchise tax considerations that are likely to be material to Noteholders and Certificateholders. The summary is intended as an explanatory discussion of the possible effects of certain federal and Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal and Pennsylvania income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         With respect to federal tax matters, the following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below and an opinion of Pennsylvania Tax Counsel regarding certain Pennsylvania State income tax matters discussed below, which opinions will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by such Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.




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           FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP
                                ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" ("Qualified Stated Interest") under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement. The OID Regulations do not address their application to debt instruments such as the Notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related Prospectus Supplement. Furthermore, although premium amortization and accrued market discount on debt instruments such as the Notes, which are subject to prepayment based on the payments on other debt instruments, are to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in




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accordance with such Noteholder's method of tax accounting. Under the OID
Regulations, a holder of a Note that was issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that such Noteholder acquires during the year of the election and thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium under a constant yield method with respect to a Note is irrevocable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (i.e., payments cam be compelled or the debt instrument provides terms and conditions that make the likelihood of late payment or nonpayment remote) at least annually at a single fixed rate (or certain variable rates). The Seller intends to treat the interest paid on the Notes as Qualified Stated Interest.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis. Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID




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and gain previously included by such Noteholder in income with respect to the
Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as such term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that

         (a) the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

         (b) the foreign person is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust, the Seller or the Seller is a "related person" within the meaning of the Code, and

         (c) the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.

If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (x) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (y) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although




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exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. As set forth in Notice 98-16, 1998-15 I.R.B. 1, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NOTEHOLDERS WHO ARE FOREIGN PERSONS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 31% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

RECENT LEGISLATION

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation enables trusts such as the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the Prospectus Supplement will so indicate.





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TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates and that any such Certificates are sold to persons other than the Seller. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

CLASSIFICATION AS A PARTNERSHIP

         Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller and the Servicer is not clear because there is no authority on transactions comparable to that contemplated herein.

         Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. PROSPECTIVE OWNERS OF CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE MATERIAL INCOME TAX CONSEQUENCES DISCUSSED BELOW, AS WELL AS ANY OTHER MATERIAL INCOME TAX CONSEQUENCES THAT MAY RESULT FROM APPLYING THE PROVISIONS OF SUBCHAPTER K TO THE OWNERSHIP AND TRANSFER OF A CERTIFICATE.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.




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         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable Prospectus Supplement, an "Interest Period") equal to the sum of

         (a) the interest that accrues on the Certificates in accordance with their terms for such Interest Period, including interest accruing at the Pass-Through Rate for such Interest Period and interest on amounts previously due on the Certificates but not yet distributed;

         (b) any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and

         (c) all other amounts of income payable to the Certificateholders for such Interest Period.

All remaining taxable income of the Trust will be allocated to the Seller. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under
Section 68 of the Code if an individual taxpayers adjusted gross income exceeds certain limits.




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         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Computation of Income. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described above with respect to the market discount rules) will be made by, the Trust rather than the Certificateholders. The Trust intends, to the extent possible, to (x) have the taxable income of the Trust computed under the accrual method of accounting and
(y) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         Determining the Bases of Trust Assets. The will become a partnership on the first date when Certificates are held by more than one person. On that date, each of the Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of such assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of such assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for such variations.

         Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, such partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If such a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in such reconstituted partnership. Such interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in such Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.




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         Discount and Premium. To the extent that OID, if any, on the Student
Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium against interest income on the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing




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Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must




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be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as "tax matters partner" in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE INTO ACCOUNT THE NEW WITHHOLDING REGULATIONS. PROSPECTIVE CERTIFICATEHOLDERS WHO ARE FOREIGN PERSONS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a



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Certificateholder who is a foreign person may be considered "guaranteed payments" (to the extent such payments are determined without regard to the income of the Trust). If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent on the Trust's gross income, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments. AS A RESULT, EACH POTENTIAL FOREIGN CERTIFICATEHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO WHETHER THE TAX CONSEQUENCES OF HOLDING A CERTIFICATE MAKE IT AN UNSUITABLE INVESTMENT.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED
                   BY THE SELLER OR AN AFFILIATE OF THE SELLER

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Residual Interests of which are retained by the Seller or an affiliate thereof will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. As discussed above, the Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation In such case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by Student Loans. Such an entity-level tax could result in reduced distribution to Noteholders and Noteholders could be liable for a share of such tax.

         Furthermore, even if the Trust were not taxable as a corporate, the treatment of Notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such Notes. For example, income from certain classes of Notes to certain tax-exempt entities (including pension funds) might be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.

PENNSYLVANIA STATE TAX CONSEQUENCES

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion to the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes. However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

         THE FEDERAL AND PENNSYLVANIA TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL, PENNSYLVANIA OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

THE NOTES

         Unless otherwise specified in the related Prospectus Supplement, the Notes of each series may be purchased by a Plan. The Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest unless such transactions are subject to one or more statutory or administrative exemptions, such as:

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         o PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         o PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether such investment is permitted under the governing Plan instruments.

THE CERTIFICATES

         Unless otherwise specified in the Prospectus Supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related Prospectus Supplement.

                                      * * *

         A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

         In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (x) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (y) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

         If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related Prospectus Supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

         An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the Seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Seller nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Administrator by Forrest
F. Stanley, Esq., General Counsel and Assistant Secretary of the Seller, as counsel for the Seller, and by Thompson Hine & Flory LLP, Cleveland, Ohio. Certain federal income tax and other matters will be passed upon for the Trust by ____________________. Certain Pennsylvania state income tax matters will be passed upon for each Trust by _______________________.

                            INDEX OF PRINCIPAL TERMS

                                                                                                               Page



10 percent shareholder...........................................................................................93
1992 Amendments..................................................................................................18
1993 Act.........................................................................................................39
1998 Amendments..................................................................................................18
1998 Reauthorization Bill........................................................................................88
91-day Treasury Bill Rate........................................................................................22
AACSB............................................................................................................30
Additional Fundings..............................................................................................16
ADEAL............................................................................................................36
Administration Agreement.........................................................................................82
Administration Fee...............................................................................................82
Administrator....................................................................................................14
Administrator Default............................................................................................77
Applicable Trustee...............................................................................................60
Auction Date.....................................................................................................81
Auction Purchase Amount..........................................................................................81
Available Funds..................................................................................................85
Bank.............................................................................................................14
Bankruptcy Code..................................................................................................86
Bar Exam Loan....................................................................................................30
Base Rate........................................................................................................59
Benefit Plan....................................................................................................105
bunching.........................................................................................................97
Calculation Agent................................................................................................59
Cede.............................................................................................................49
Cedel............................................................................................................59
Cedel Participants...............................................................................................61
Certificate Balance..............................................................................................48
Certificate Pool Factor..........................................................................................48
Certificateholder................................................................................................60
Certificates.....................................................................................................57
Closing Date.....................................................................................................66
Code.............................................................................................................90
Collection Account...............................................................................................68
Collection Period................................................................................................66
Commission.......................................................................................................12
Consolidation Loans..............................................................................................37
controlled foreign corporation...................................................................................93
Cooperative......................................................................................................62
Cutoff Date......................................................................................................13

Deferral Period..................................................................................................23
Definitive Certificates..........................................................................................63
Definitive Notes.................................................................................................63
Definitive Securities............................................................................................63
Department.......................................................................................................14
Depositories.....................................................................................................60
Depository.......................................................................................................48
Distribution Date................................................................................................49
DTC..............................................................................................................59
effectively connected earnings and profits.......................................................................94
Eligible Deposit Account.........................................................................................68
Eligible Institution.............................................................................................68
Eligible Investments.............................................................................................68
Eligible Lender Trustee..........................................................................................13
Eligible Students................................................................................................19
ERISA...........................................................................................................103
Escrow Account...................................................................................................68
Euroclear........................................................................................................59
Euroclear Operator...............................................................................................62
Euroclear Participants...........................................................................................62
Event of Default.................................................................................................51
Exchange Act.....................................................................................................12
FASIT............................................................................................................94
FASIT Provisions.................................................................................................94
FDIA.............................................................................................................84
FDIC.............................................................................................................68
Federal Assistance...............................................................................................19
Federal Consolidation Loan.......................................................................................26
Federal Consolidation Loan Program...............................................................................18
Federal Consolidation Loan Rebate................................................................................27
Federal Direct Consolidation Loan................................................................................27
Federal Direct Consolidation Loan Program........................................................................26
Federal Direct Student Loan Program..............................................................................40
Federal Graduate Programs........................................................................................29
Federal Guarantee Agreements.....................................................................................17
Federal Guarantee Payments.......................................................................................18
Federal Guarantors...............................................................................................17
Federal Loans....................................................................................................17
Federal Origination Fee..........................................................................................28
Federal Programs.................................................................................................18
Federal Tax Counsel..............................................................................................89
Fee Advance......................................................................................................35
FFELP............................................................................................................22
FIRREA...........................................................................................................84

Fixed Rate Securities............................................................................................58
Floating Rate Securities.........................................................................................58
Forbearance Period...............................................................................................23
foreign person...................................................................................................93
Funding Period...................................................................................................16
GLHEC............................................................................................................31
Grace Period.....................................................................................................23
Graduate Loans...................................................................................................17
Guarantee Agreements.............................................................................................18
Guarantee Payments...............................................................................................18
guaranteed payments.............................................................................................101
Guarantors.......................................................................................................18
Higher Education Act.............................................................................................17
Indenture........................................................................................................48
Indenture Trustee................................................................................................48
Index Shortfall Carryover........................................................................................52
Indirect Participants............................................................................................60
in-house asset manager..........................................................................................104
Initial Pool Balance.............................................................................................81
Interest Period..................................................................................................96
Interest Rate....................................................................................................49
Interest Reset Period............................................................................................59
Interest Subsidy Payments........................................................................................19
Investment Earnings..............................................................................................68
IRS..............................................................................................................90
Key Alternative Loan.............................................................................................31
LIBOR............................................................................................................59
Minimum Purchase Amount..........................................................................................81
Monthly Servicing Payment Date...................................................................................69
Negative Carry Account...........................................................................................68
New Withholding Regulations......................................................................................94
Note Pool Factor.................................................................................................48
Noteholder.......................................................................................................60
Notes............................................................................................................48
OID..............................................................................................................91
OID Regulations..................................................................................................91
Participants.....................................................................................................49
Parties in Interest.............................................................................................103
Pass-Through Rate................................................................................................58
Pennsylvania Tax Counsel.........................................................................................90
Plans...........................................................................................................103
PLUS Loan........................................................................................................38
Pool Balance.....................................................................................................48
Pool Factor......................................................................................................48

portfolio interest...............................................................................................93
Post-Graduate Loans..............................................................................................17
Pre-Funded Amount................................................................................................74
Pre-Funding Account..............................................................................................68
Private Consolidation Fee Advance................................................................................37
Private Consolidation Loan.......................................................................................37
Private Graduate Loans...........................................................................................30
Private Guarantee Agreements.....................................................................................18
Private Guarantee Payments.......................................................................................18
Private Guaranteed Loans.........................................................................................18
Private Guarantors...............................................................................................18
Private Loan Repayment Commencement Date.........................................................................34
Private Loans....................................................................................................31
Private Undergraduate Loans......................................................................................30
Private Unguaranteed Loans.......................................................................................17
Programs.........................................................................................................17
Prospectus.......................................................................................................48
Prospectus Supplement............................................................................................48
PTCE............................................................................................................104
Purchase Amount..................................................................................................66
qualified professional asset manager............................................................................104
Qualified Stated Interest........................................................................................91
Rating Agency....................................................................................................55
Record Date......................................................................................................64
Registration Statement...........................................................................................12
Related Documents................................................................................................55
related person...................................................................................................93
Reserve Account..................................................................................................68
Residency Loan...................................................................................................30
Revolving Period.................................................................................................16
Rules............................................................................................................61
Sale and Servicing Agreement.....................................................................................65
Secretary........................................................................................................86
Securities.......................................................................................................57
Securities Act....................................................................................................3
Securityholders..................................................................................................60
Seller...........................................................................................................14
Seller Insolvency Event..........................................................................................79
Servicer Default.................................................................................................76
Servicers........................................................................................................15
Servicing Fee....................................................................................................71
Short-Term Note..................................................................................................92
SLS Loans........................................................................................................25
SLS Program......................................................................................................24

Special Allowance Payments.......................................................................................19
Spread...........................................................................................................59
Spread Multiplier................................................................................................59
Stafford Loan Program............................................................................................18
Stafford Loans...................................................................................................18
Student Loans....................................................................................................13
tax matters partner.............................................................................................100
Terms and Conditions.............................................................................................62
Transfer and Servicing Agreements................................................................................66
Trust............................................................................................................13
Trust Accounts...................................................................................................68
Trust Agreement..................................................................................................13
UCC..............................................................................................................83
Undergraduate Loans..............................................................................................17
Underlying Federal Loan..........................................................................................26
Underlying Private Graduate Loans................................................................................36
Underwriting Agreements.........................................................................................105
unrelated business taxable income...............................................................................102
Unsubsidized Stafford Loan Program...............................................................................38
Unsubsidized Stafford Loans......................................................................................19

--------------------------------------------------------



                   TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT

                                                 Page
                                                 ----

Summary of Terms..................................S-4
Risk Factors......................................S-9
Formation of the Trust...........................S-15
Use of Proceeds..................................S-17
The Servicers....................................S-17
The Financed Student Loan Pool...................S-20
Description of the Securities....................S-50
Description of the Transfer and
  Servicing Agreements...........................S-57
Certain Federal Income Tax Consequences..........S-79
ERISA Considerations.............................S-79
Underwriting.....................................S-81
Legal Matters....................................S-82
Index of Principal Terms.........................S-84
Annex I

                      Prospectus
Table of Contents...................................1
Risk Factors........................................5
Incorporation of Certain Documents
  by Reference.....................................12
Formation of the Trusts............................13
Use of Proceeds....................................14
The Seller, the Administrator and the Servicers....14
The Student Loan Pools.............................15
The Student Loan Financing Business................17
Weighted Average Life of the Securities............45
Pool Factors and Trading Information...............48
Description of the Notes...........................48
Description of the Certificates....................57
Certain Information Regarding the Securities.......58
Description of the Transfer and Servicing
  Agreements.......................................65
Certain Legal Aspects of the Student Loans.........82
Income Tax Consequences............................89
Pennsylvania State Tax Consequences...............102
ERISA Considerations..............................103
Plan of Distribution..............................105
Legal Matters.....................................107
Index of Principal Terms..........................108

 .........UNTIL ________, ALL DEALERS THAT EFFECT
TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT
PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS.  THIS IS IN ADDITION TOO THE
DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------





                                  $
                                   -----------



                       KEYCORP STUDENT LOAN TRUST     -
                                                 ----- ---



                                  $
                                   -----------
                             FLOATING RATE CLASS A-1
                               ASSET BACKED NOTES




                                  $
                                   -----------
                             FLOATING RATE CLASS A-2
                               ASSET BACKED NOTES




                                  $
                                   -----------
                                  FLOATING RATE
                            ASSET BACKED CERTIFICATES




                       KEY BANK USA, NATIONAL ASSOCIATION
                                     SELLER





                                   PROSPECTUS




                                 [UNDERWRITERS]





--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Notes and the Certificates being registered herein are estimated as follows:

    SEC registration fee.............................................              *
    Legal fees and expenses..........................................              *
    Accounting fees and expenses.....................................              *
    Rating agency fees...............................................              *
    Eligible Lender Trustee fees and expenses........................              *
    Indenture Trustee fees and expenses..............................              *
    Printing and engraving...........................................              *
    Servicer conversion fees.........................................              *
    Miscellaneous....................................................              *
                                                                              -----------
               Total.................................................       $      *
                                                                              ===========

-----------------
*        TO BE FILED BY AMENDMENT

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Paragraph (a) of Article Tenth of the Articles of Association of the Registrant (this "Association") provides as follows:

                  (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly authorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this Article Tenth shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws of this Association, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (b) Notwithstanding division (a) of this [Article Tenth], no director, officer, or employee of this Association shall be indemnified against expenses, including attorneys' fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

         Reference is made to Section 1701.13(E) of the General Corporation Law of the State of Ohio relating to indemnification of directors, officers and employees of an Ohio corporation. For the full text of Article Tenth of the Registrant's Articles of Association, reference is hereby made to Exhibit 3(a) hereto.

         The Registrant also maintains insurance on behalf of each director and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.


ITEM 16.  EXHIBITS.

1.1.       Form of Underwriting Agreement for Notes*

1.2.       Form of Underwriting Agreement for Certificates*

3.1.       Articles of Association of Key Bank USA, National Association*

3.2.       Bylaws of Key Bank USA, National Association*

4.1. Form of Indenture between the Trust and the Indenture Trustee (including as exhibits thereto a form of Asset Backed Note) *

4.2. Form of Amended and Restated Trust Agreement between Key Bank USA, National Association and the Eligible Lender Trustee (including as an exhibit thereto a form of Asset Backed Certificate)*

5.1.       Opinion of Forrest F. Stanley, Esq. with respect to legality*

8.1. Opinion of _____________________ with respect to federal tax matters (included as part of Exhibit 5.1)*

8.2. Opinion of Kirkpatrick & Lockhart with respect to Pennsylvania tax matters*

10.1. Form of Sale and Servicing Agreement among the Seller, the Servicers, the Trust, the Eligible Lender Trustee and the Administrator*

10.2. Form of Supplemental Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, the Servicers, the Trust and the Eligible Lender Trustee*

10.3. Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee*

23.1       Consent of _________________ (included as part of Exhibit 5.1)*

23.2.      Consent of Forrest F. Stanley, Esq. (included as part of Exhibit
           8.1)*

23.3.      Consent of Kirkpatrick & Lockhart (included as part of Exhibit 8.2)*

24.1. Powers of Attorney of directors and officers of Key Bank USA, National Association**

24.2 Certified Board of Directors Resolutions of Key Bank USA, National Association**

25.1. Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee*

---------------

*        TO BE FILED BY AMENDMENT.
**       FILED HEREWITH.

         ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that:

                  (1) To provide to the Underwriters at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and

         Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (5) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (7) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 4, 1999.

                                   KEY BANK USA, NATIONAL ASSOCIATION

                                   By: /s/ Forrest F. Stanley
                                      ------------------------------------------
                                     Forrest F. Stanley, Assistant Secretary
                                     and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 4, 1999, by the following persons in the capacities indicated.

Signature                               Title
---------                               -----

*                                       Principal Executive Officer and Director
-----------------------
James A. Fishell

*                                       Principal Financial Officer and Director
-----------------------
Michael W. Dvorak

*                                       Principal Accounting Officer
-----------------------
Joseph A. Pampush

*                                       Director
-----------------------
Patrick J. Swanick

*                                       Director
-----------------------
Kevin M. Blakely

/s/ Forrest F. Stanley                  Director
-----------------------
Forrest F. Stanley

*By: /s/ Forrest F. Stanley
     -----------------------
     Forrest F. Stanley
     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
   No.            Description of Exhibit
-------           ----------------------

1.1.              Form of Underwriting Agreement for Notes*

1.2.              Form of Underwriting Agreement for Certificates*

3.1.              Articles of Association of Key Bank USA, National Association*

3.2.              Bylaws of Key Bank USA, National Association*

4.1.              Form of Indenture between KeyCorp Student Loan Trust ____-__
                  (the "Trust") and ______________ (the "Indenture Trustee")
                  (including as exhibits thereto a form of Asset Backed Note)*

4.2.              Form of Amended and Restated Trust Agreement between Key Bank
                  USA, National Association and ___________________ (the
                  "Eligible Lender Trustee") (including as an exhibit thereto a form of Asset Backed Certificate)*

5.1.              Opinion of Forrest F. Stanley, Esq. with respect to legality*

8.1. Opinion of ________________ with respect to federal tax matters (included as part of Exhibit 5.1)*

8.2. Opinion of Kirkpatrick & Lockhart with respect to Pennsylvania tax matters*

10.1.             Form of Sale and Servicing Agreement among Key Bank USA,
                  National Association (in its capacity as the Seller and the Administrator), the Servicers, the Trust and the Eligible
                  Lender Trustee*

10.2.             Form of Supplemental Sale and Servicing Agreement among Key
                  Bank USA, National Association, as Seller and Administrator, the Servicers, the Trust and the Eligible Lender Trustee*

10.3.             Form of Administration Agreement among the Administrator, the
                  Servicers, the Trust and the Indenture Trustee*

23.1              Consent of ___________________ (included as Exhibit 5.1)*

23.2.             Consent of Forrest F. Stanley, Esq. (included as Exhibit 8.2)*

23.3.             Consent of Kirkpatrick & Lockhart (included as Exhibit 8.2)*

24.1. Powers of Attorney of directors and officers of Key Bank USA, National Association**

24.2              Certified Board of Directors Resolutions of Key Bank USA,
                  National Association**

25.1. Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee*

------------------

*        To be filed by Amendment.
**       Filed herewith

                                         REGISTRATION STATEMENT NO. 333-________
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              ----------------------------------------------------

                                   EXHIBITS TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                           KEYCORP STUDENT LOAN TRUSTS
                   (Issuer of the Notes and the Certificates)
              ----------------------------------------------------

                       KEY BANK USA, NATIONAL ASSOCIATION
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

           UNITED STATES                                      34-1804148
   (State or other jurisdiction                             (IRS Employer
 of incorporation or organization)                      Identification Number)

                                    KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-6300

(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                ------------------------------------------------

                             DANIEL R. STOLZER, ESQ.
                                 VICE PRESIDENT
                          AND ASSOCIATE GENERAL COUNSEL
                                     KEYCORP
                                    KEY TOWER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-6300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                ------------------------------------------------

                                   COPIES TO:

   ROBERT A. SELAK, ESQ.                             REED D. AUERBACH, ESQ.
 THOMPSON HINE & FLORY LLP                        STROOCK & STROOCK & LAVAN LLP
     312 WALNUT STREET                                   180 MAIDEN LANE
        SUITE 1400                                  NEW YORK, NEW YORK 10038
  CINCINNATI, OHIO 45202

                          -----------------------------

                                  EXHIBIT INDEX

Exhibit
  No.             Description of Exhibit
-------           ----------------------
1.1.              Form of Underwriting Agreement for Notes*

1.2.              Form of Underwriting Agreement for Certificates*

3.1.              Articles of Association of Key Bank USA, National Association*

3.2.              Bylaws of Key Bank USA, National Association*

4.1.              Form of Indenture between KeyCorp Student Loan Trust ____-__
                  (the "Trust") and ______________ (the "Indenture Trustee")
                  (including as exhibits thereto a form of Asset Backed Note)*

4.2.              Form of Amended and Restated Trust Agreement between Key Bank
                  USA, National Association and ___________________ (the
                  "Eligible Lender Trustee") (including as an exhibit thereto a form of Asset Backed Certificate)*

5.1.              Opinion of Forrest F. Stanley, Esq. with respect to legality*

8.1. Opinion of ________________ with respect to federal tax matters (included as part of Exhibit 5.1)*

8.2. Opinion of Kirkpatrick & Lockhart with respect to Pennsylvania tax matters*

10.1.             Form of Sale and Servicing Agreement among Key Bank USA,
                  National Association (in its capacity as the Seller and the Administrator), the Servicers, the Trust and the Eligible
                  Lender Trustee*

10.2.             Form of Supplemental Sale and Servicing Agreement among Key
                  Bank USA, National Association, as Seller and Administrator, the Servicers, the Trust and the Eligible Lender Trustee*

10.3.             Form of Administration Agreement among the Administrator, the
                  Servicers, the Trust and the Indenture Trustee*

23.1              Consent of ___________________ (included as Exhibit 5.1)*

23.2.             Consent of Forrest F. Stanley, Esq. (included as Exhibit 8.2)*

23.3.             Consent of Kirkpatrick & Lockhart (included as Exhibit 8.2)*

24.1. Powers of Attorney of directors and officers of Key Bank USA, National Association**

24.2              Certified Board of Directors Resolutions of Key Bank USA,
                  National Association**

25.1. Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee*


------------------
*        To be filed by Amendment.

**       Filed herewith.